UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

INVERNESS HOLDINGS LLC

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

FREDERICK DISANTO

SAMEH FAHMY

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
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Ancora Alternatives LLC (“Ancora Alternatives”), together with the other participants named herein, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (the “Company”).

Item 1: On April 15, 2024, Ancora Alternatives posted the following materials to its campaign website at www.movenscforward.com (the “Website”). From time to time, Ancora Alternatives or the other participants in the proxy solicitation may publish the material, or portions thereof, on the Website in connection with the solicitation of the shareholders of the Company.

Item 2: On April 15, 2024, Ancora Alternatives sent the following communication to shareholders of the Company.

Item 3: On April 15, 2024, Ancora Alternatives published the following press release, which was simultaneously posted to the Website.

Ancora Releases Presentation Containing its Slate’s Plan for Implementing and Running a PSR-Powered Scheduled Network at Norfolk Southern

Presentation Includes Extensive Detail on Slate’s 100-Day Transition Process and Three-Phase Strategy for Reducing OR and Increasing Shareholder Value

Visit www.MoveNSCForward.com to Download the Presentation

CLEVELAND--(BUSINESS WIRE)--Ohio-based Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), which owns a large equity stake in Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern” or the “Company”), today issued a presentation on the urgent need for leadership, safety and strategy changes at Norfolk Southern. The presentation also showcases the comprehensive plan prepared by Ancora’s nominees and proposed management team to transform Norfolk Southern and meaningfully improve shareholder value.

The presentation can be viewed at the following link: Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network.

As a reminder, Ancora is seeking to elect seven highly qualified and independent director candidates to the Company’s Board of Directors at the 2024 Annual Meeting of Shareholders scheduled for May 9, 2024. For information on how to vote for Ancora’s slate of nominees on the BLUE Proxy Card, visit www.MoveNSCForward.com.

***

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. For more information about Ancora, please visit https://ancora.net.

Advisors

Cadwalader, Wickersham & Taft LLP is serving as legal advisor, with Longacre Square Partners LLC serving as communications and strategy advisor and D.F. King & Co., Inc. serving as proxy solicitor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern”), has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Ancora Alternatives LLC (“Ancora Alternatives”), and as applicable the other participants in the proxy solicitation, have based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Ancora Alternatives and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora Alternatives or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora Alternatives that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora Alternatives nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Ancora Alternatives does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives and the other Participants have filed a definitive proxy statement and accompanying BLUE proxy card (the “Definitive Proxy Statement”) with the SEC on March 26, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT ANCORA ALTERNATIVE’S WEBSITE AT WWW.MOVENSCFORWARD.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL-FREE: +1 (866) 227-7300).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Contacts

Longacre Square Partners
Charlotte Kiaie / Joe Germani, 646-386-0091
MoveNSCForward@longacresquare.com

D.F. King & Co., Inc.
Edward McCarthy
212-229-2634
MoveNSCForward@dfking.com

###

Item 4: On April 15, 2024, Ancora Alternatives published the following slide deck presentation, attached hereto as Exhibit 1, which was simultaneously posted to the Website. From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to such materials reproduced herein, recent articles or other materials.

Exhibit 1:

April 2024 Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network

Disclaimer The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 2 Ancora Alternatives LLC (“Ancora Alternatives”) and its affiliates (collectively, “Ancora”) exclaim that the information contained herein is provided for informational purposes only and does not constitute an offering or the solicitation of an offer to purchase an interest in any investment . This presentation is for discussion and general informational purposes only . The views expressed herein are those of Ancora and are based on or derived from publicly available information . Certain financial information and data used herein have been obtained or derived from filings made with the Securities and Exchange Commission (“SEC”) by Norfolk Southern Corporation (“Norfolk Southern”, or the “Corporation”) and other public sources . Ancora has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties . Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein . No warranty is made as to the accuracy of data or information obtained or derived from filings made with the SEC by Norfolk Southern or from any third party source . The materials in this presentation have not been prepared or endorsed by the Corporation and may not be attributed to the Corporation in any way . The information expressed herein is unaudited, reflects the judgment of Ancora only through the date of this document, and is subject to change at any time . Facts have been obtained from sources considered reliable but are not guaranteed . Ancora recognizes that there may be confidential or otherwise non - public information with respect to the Corporation that could alter its opinions were such information known . This document does not purport to contain all of the information that may be relevant to an evaluation of the Corporation, the Corporation’s securities, or the matters described herein . Ancora disclaims any obligation to correct, update or revise these documents or to otherwise provide any additional materials to any recipient of these documents . The solicitation discussed herein relates to the solicitation of proxies by Ancora and the other participants from the shareholders of the Corporation at its 2024 annual meeting of shareholders. This document may contain forward - looking statements and projections that are based on Ancora’s current beliefs and assumptions and on information currently available that Ancora believes to be reasonable . All statements that are not historical facts are forward - looking statements, including any statements that relate to future market conditions, results, operations, strategies or other future conditions or developments and any statements regarding objectives, opportunities, positioning or prospects . Specific forward - looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology . Similarly, statements that describe our objectives, plans or goals are forward - looking . Forward - looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward - looking statements . There can be no assurance that any idea or assumption herein is, or will be proven, correct . If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements . Norfolk Southern has also identified additional risks relating to its business in its public filings with the SEC . Ancora Alternatives and, as applicable, the other participants in the proxy solicitation, have based these forward - looking statements on current expectations, assumptions, estimates, beliefs, and projections . While Ancora Alternatives and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward - looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control . There can be no assurance that any idea or assumption herein is, or will be proven, correct . If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements . Accordingly, forward - looking statements should not be regarded as a representation by Ancora Alternatives that the future plans, estimates or expectations contemplated will ever be achieved . You should not rely upon forward - looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward - looking statements . Except to the extent required by applicable law, neither Ancora Alternatives nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events . Accordingly, forward - looking statements should not be regarded as a representation by Ancora that the future plans, estimates or expectations contemplated will ever be achieved . You should not rely upon forward - looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward - looking statements . Except to the extent required by applicable law, neither Ancora nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events . No federal or state agency or regulatory or self - regulatory authority has approved the contents of this presentation or the offering of interests in the funds, and any representation to the contrary is unlawful. CERTAIN INFORMATION CONCERNING THE PARTICIPANTS The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”) ; and Betsy Atkins, James Barber, Jr . , William Clyburn, Jr . , Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”) . Ancora Alternatives and the other Participants have filed a definitive proxy statement and accompanying BLUE proxy card (the “Definitive Proxy Statement”) with the SEC on March 26 , 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern . IMPORTANT INFORMATION AND WHERE TO FIND IT ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY CONTAIN IMPORTANT INFORMATION . SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW . SEC . GOV AND AT ANCORA ALTERNATIVE’S WEBSITE AT WWW . MOVENSCFORWARD . COM . THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS . SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D . F . KING & CO . , INC . , 48 WALL STREET, 22 ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL - FREE : + 1 (866) 227 - 7300 ) . Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Table of Contents The Case for Meaningful Leadership, Safety & Strategy Changes at Norfolk Southern Page 27 Our Solution: New Board and Management With a New, Safety - First Strategic Vision Page 95 Our Plan to Move Norfolk Southern Forward Page 132 Executive Summary Page 4 Financial Underperformance Page 28 Poor Governance Page 65 Safety Lapses Page 52 Ineffective Strategy & Lagging Operations Page 35 The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 3

Executive Summary

Ohio - based Ancora Holdings Group (“Ancora”) is a diversified investment and wealth management platform overseeing more than $ 8 . 8 billion in assets for a diversified group of institutional investors, endowments, foundations and qualified individual clients . Ancora has a track record of using private and, when necessary, public engagement with portfolio companies to catalyze corporate governance improvements and long - term value creation . x Accelerated board refresh with two independent designees in 2022. x Secured formation of Capital Allocation and Operations Committee in 2022. x Renewed settlement agreement in August 2023. x Supporting leadership transition and formal search process for new CEO. x Accelerated board refresh with three independent directors in 2022. x Secured formation of Capital Allocation Committee in 2022. x Engagement led to business optimization strategy, strategic alternatives for HH&S segment and new CEO who has delivered value. x Renewed settlement agreement in October 2023. x Secured the appointment of an independent designee in early 2023. x Publicly advocated for merits of revised IAA - Ritchie Bros transaction in early 2023. x Helped successfully close transaction in March 2023. Recent Value - Enhancing Collaborations The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 5 About Ancora

Previous Shareholder - Led Action at Other Class I Railroads Provides Blueprint for Significant Value Creation at Norfolk Southern • Pershing Square ran a proxy contest to reconstitute a significant portion of the board and install new management , leading to the appointment of Hunter Harrison as CEO in June 2012 . Mr . Harrison and his colleagues implemented Precision Scheduled Railroading (“PSR”) , beginning with a full network and service plan redesign . • Operating ratio (“OR”) improved 14 . 5 percentage points (or 1 , 450 bps) from 81 . 3 % in FY 2011 to 66 . 8 % in FY 2014 . • Total shareholder return (“TSR”) was 210.0% between Oct. 28, 2011 (the last trading day before media reports of Pershing Square’s activist campaign) and Dec. 31, 2014 – outperforming the Class I Median by 135.0 percentage points over that period. • In early 2017 , Mantle Ridge pressured CSX to appoint Hunter Harrison as CEO and add three independent director candidates to the board . • A majority of the incumbent management team was replaced with operational executives, including our proposed COO Jamie Boychuk, who implemented PSR , beginning with a full network and service plan redesign . • OR improved 12 . 2 percentage points (or 1 , 200 bps) from 70 . 6 % in FY 2016 to 58 . 4 % in FY 2019 . • TSR was 104 . 6 % between Jan . 18 , 2017 (the last trading day before media reports of Mantle Ridge’s activist campaign) and Dec . 31 , 2019 – outperforming the Class I Median by 21 . 1 percentage points over that period . Bloomberg. Class I Median includes CSX, UNP, CP and CNI. CSX Indexed TSR Following Shareholder Intervention 235 215 195 175 155 135 115 95 Jan '17 Dec '19 CSX Class I Median S&P 500 CP Indexed TSR Following Shareholder Intervention 330 280 230 180 130 80 Oct '11 Dec '14 CP Class I Median S&P 500 The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 6

UPS filings. *UPS’s reportable segments are larger in dollar terms than Norfolk Southern’s. Ancora owns a meaningful equity stake in Norfolk Southern, a Class I railroad with exceptional employees and world - class customers that nonetheless is issue - plagued and worst - performing among peers. There is an urgent need for changes in leadership and strategy based on Norfolk Southern’s persistent underperformance, operational and safety issues, and "resilience railroading" model that has proven to be structurally incompatible with PSR. We have nominated seven highly qualified and independent director candidates, including Class I railroaders, transportation experts, policymakers with relevant experience and experienced directors with strategic planning, safety, finance, governance and change management expertise. We have identified the right CEO in Jim Barber, the former Chief Operating Officer of United Parcel Service, Inc. (“UPS”), whose experience included leading complex networks, overseeing numerous functions and massive employee bases, and running reportable segments that are larger* than Norfolk Southern ($25+ billion in revenue and ~$3.4 billion in EBIT). We have identified the right COO in Jamie Boychuk, the former EVP of Operations at CSX Corporation (“CSX”), who has overseen a successful PSR implementation, significant improvements in safety and service, and outperformance of Norfolk Southern on every key metric during his tenure. Norfolk Southern shareholders have the opportunity to install operationally proficient leadership with a proven strategy for transforming the railroad's infrastructure and running a PSR - powered Scheduled Network that drives superior safety, customer service and financial performance. What This Campaign Is About The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 7

The Board has proven itself unable to effectively oversee management and the Company, and has destroyed shareholder value through its complacency: Appointed a Chair with no operating or industry experience. Promoted a long - time executive with limited operational experience to the CEO role. Failed to select and retain a strong COO. Failed to adequately include a safety component in the CEO’s initial compensation package. Failed to address lagging operational performance relative to Class I peers and the Company’s closest competitor. Failed to maintain adequate safety and risk management protocols prior to the East Palestine derailment. Failed to add a qualified Class I railroader or policymaker with applicable skills to the Board during its reactive refresh. Inked a costly and poorly disclosed deal with CPKC that gave up a valuable part of Norfolk Southern’s franchise. The Board Has Failed Norfolk Southern Shareholders The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 8

Where Norfolk Southern Stands Today: The Worst-Performing Class I Railroad

Company Snapshot

- Norfolk Southern ("NSC") is a Class I freight railroad that operates across the eastern U.S., making its operations more complex than that of other Class I rails.
- In December 2021, Norfolk Southern announced that Alan Shaw, a 30-year insider who failed to deliver growth in his prior role as Chief Marketing Officer, would assume the CEO role in May 2022 following the retirement of James Squires.
- In February 2023, a Norfolk Southern train carrying hazardous chemicals derailed in East Palestine, Ohio – resulting in lingering community damage, reputational harm and value destruction.

FY 2023 vs. FY 2022 Performance

- Railway Operating Revenues: (4.6%)
- Change in Income from Railway Operations (Derailment Adjusted): (19.4%)
- Railway Operating Expenses: +$1.4 billion, including a $1.1 billion charge associated with the East Palestine derailment.
- Operating Ratio: +600 bps
- Norfolk Southern vs. CSX (same geographic footprint, track miles and freight mix):
  - 800 bps worse operating ratio
  - $1.6 billion less operating income
  - $17 billion market value gap (25% less market value)

Source: Company filings.

Current Leadership

CEO Alan Shaw

- 30-year NSC insider with experience in cost analysis, marketing, chemical and coal staff positions.
- Minimal operational or financial experience.
- No network management or logistics experience.
- Delivered anemic revenue CAGR of 1% over the six years he served as CMO of Norfolk Southern.
- Oversaw a flawed resilience railroading strategy as CEO.

Newly Appointed COO John Orr

- Extremely unlikely he will be able to create value that repays NSC shareholders for the massive consideration paid to CPKC.
- Lacks the right experience to lead operations at an Eastern U.S. railroad.
- Most recent role as CPKC Chief Transformation Officer was dissolved at CPKC.
- Is not a PSR implementation expert – has never redesigned a rail network (notwithstanding the incumbents' claims to the contrary).

Total Shareholder Returns vs. Peers



(11.9%)
NSC vs. Class I Railroad Median
(18.0%)
Norfolk Southern vs. CSX
-20%
-15%
-10%
-5%
0%

Source: Bloomberg. Performance runs from 2022 Investor Day on Dec. 6, 2022 through Jan. 31, 2024, the first public disclosure of investor group activity in The Wall Street Journal.

MOVE NSC FORWARD

The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 9

Why Shareholders Want Change: Operational Underperformance Norfolk Southern and CSX filings. Norfolk Southern has a high ratio of operating expenses to revenue, a key measure of profitability in the railroad industry. Its operating ratio differential is now at its most pronounced level at +780 bps to CSX and +630 bps to all Class I peers. Norfolk Southern’s operating ratio has, on average, been 530 bps higher than CSX’s and 400 bps higher than the Class I median. 67.4% 67% 64.4% 64.4% 62% 61.4% 61.1% 60.6% 60.2% 59.6% 59.6% 58.8% 59.1% 58.4% 58.4% 57.4% 57.5% 57% 2019 2020 NSC CSX 2021 Class I Average 2022 2023 The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 10

Total Shareholder Returns - 1.9% 5.6% - 2.5% 17.1% 29.7% 6.4% 15.5% 14 . 2% 30.8% 6.5% 9.4% Norfolk Southern CSX Class I Railroad Median FactSet, total shareholder returns as of Jan. 31, 2024. Class I Average includes CSX, UNP, CP and CNI. Alan Shaw was announced as CEO on December 2, 2021. The 2022 Investor Day took place on December 6, 2022. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 11 Why Shareholders Want Change: Financial Underperformance One - Year Three - Year - 8.6% Shaw Announced as CEO 2022 Investor Day

Why Shareholders Want Change: Poor Service and Avoidable Safety Issues

Freight Volumes by Class: 2018 Carloads vs. 2023 Carloads *(% Change)*

*Rail shipping is not a differentiated business. The only explanation for lower carload volumes at Norfolk Southern compared to CSX is inferior service. The volume difference **quantifies** the service quality gap.*



Intermodal
NSC
CSX
0.0%
-5.0%
-10.0%
-15.0%
-12.6%
-4.1%
Coal
NSC
CSX
0.0%
-10.0%
-20.0%
-30.0%
-40.0%
-33.0%
-16.4%
Merchandise
NSC
CSX
0.0%
-5.0%
-10.0%
-15.0%
-11.9%
-2.8%

Numerous Derailments and Safety Lapses Have Occurred

- After the East Palestine accident, Norfolk Southern conducted a "vent and burn" of the derailed train cars' contents – an action that "lack[ed] sufficient scientific basis" – which sent a massive plume of toxic chemicals into the air, leading to long-term health and environmental concerns.[1]
- The National Transportation Safety Board ("NTSB") found that Norfolk Southern's communication with emergency responders after the derailment was insufficient.
- In 2024, Norfolk Southern has had four additional derailments over a ~2-month period.
    - The March 2024 Lehigh Valley accident was seemingly preventable because it was the result of poor safety communications.
    - The derailment raises several concerns about Norfolk Southern's current operations, management and culture.





Company filings; [1]Senator JD Vance press release (Mar. 6, 2024) and The Washington Post article (Mar. 6, 2024).

MOVE NSC FORWARD
The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 12

Surface Transportation Board, Company filings. Class I Average includes CSX, UNP, CP and CNI. Weak Revenue / EBIT / EPS Industry - Worst Operating Ratio Among Class I Railroads Declining Volumes Lagging Ratio of Carloads to Cars Online CAGR source: Company filings (2019 - 2023), FactSet. *Market cap as of Jan. 31, 2024 unaffected date. Company filings, FactSet. Class I Average includes CSX, UNP, CP and CNI. Note: CSX figures exclude Quality Carriers contribution to OR. Carload Volumes Indexed to 100 100 95 90 85 80 2018 2019 2020 2021 2022 2023 NSC CSX Class I Peer Average NSC - Merchandise NSC - Intermodal Ratio of Carloads to Cars Online (4 - week moving average) 1.2 1.1 1 CSX 0.9 0.8 0.7 NSC 0.6 68% 67.4% 66% 64% 62% 60% 58% 61.1% 59.6% 2023 NSC CSX Class I Average The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 13 Company filings. Why Shareholders Want Change: Inability to Compete With Closest Peer NSC CSX Class I Average Revenue CAGR 1.9% 5.3% 3.7% EBIT CAGR - 0.3% 2.9% 2.8% EPS CAGR 3.2% 7.6% 6.4% Market Cap ($B)* 53.1 70.5 93.5

Why Shareholders Want Change: Consistent Failure to Meet Market Expectations Bloomberg. *(5.50)% estimated Q1 2024 EBIT miss based on $904 million adjusted income from railway operations (disclosed Apr. 9, 2024) relative to $957 million mean consensus EBIT. Norfolk Southern has missed consensus EBIT in SIX out of EIGHT quarters since Alan Shaw became CEO. 0.60% 3.80% 0.10% - 2.70% - 1.10% - 9.50% - 3.20% - 4.60% - 5.50% * - 10% - 8% - 6% - 4% - 2% 0% 2% 4% Mar '22 Jun '22 Sep '22 Dec '22 Mar '23 Jun '23 Sep '23 Dec '23 Mar '24 Alan Shaw becomes CEO in May 2022 The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 14

Why Shareholders Want Change: A Marketing-Centric CEO With an Operationally Deficient Strategy

Over his CEO tenure, Mr. Shaw has delivered poor results at Norfolk Southern.



- Mr. Shaw has a non-operating background in marketing and sales, industrial development, real estate and customer relations.
- Mr. Shaw was previously in coal, chemicals and financial staff roles during his first 20 years working for Norfolk Southern.
- After 30+ years at Norfolk Southern, Mr. Shaw lacks independent perspective and corporate governance expertise, considering he has no public company board experience outside of his current role.
- Shareholders need a leader with the operational experience required to transform Norfolk Southern's infrastructure and run a PSR-powered strategy that drives superior safety, customer service and financial performance.

Mr. Shaw's TOP|SPG strategy has resulted in a deteriorating operating ratio since being introduced in 2022.

- The new strategy abandoned PSR principles and deprioritized operating efficiency in the name of ensuring sufficient asset reserves to ensure capacity for any circumstance (e.g., "resilience").
- The strategy resulted in lower profitability per carload (due to a shift from merchandise to intermodal) and poorer customer service and has yet to deliver revenue growth.
- Mr. Shaw and the Board have demonstrated they are unwilling to change their ineffective strategy, leading us to conclude that a majority of the Board must be reconstituted to improve Norfolk Southern's leadership, strategy and results.


The Impact of TOP|SPG on Operating Ratio
61.5%
58.3%
60.2%
60.1%
62.8%
60.9%
62.0%
62.3%
64.9%
66.7%
69.1%
68.8%
69.9%
TOP|SPG implemented
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24

Company filings.

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Why Shareholders Want Change: An Ineffective and Reactive Board

Board Objective	Ancora's Assessment	Norfolk Southern's Grade
Hire the best CEO and management team	x Despite Norfolk Southern's status as the worst-performing railroad, in late 2021, the Board chose a 30-year insider with a marketing background to succeed a 23-year insider with a law background. x The Board refused to meet with our proposed COO, Mr. Boychuk, and failed to meet with Mr. Barber after we identified him as a potential CEO candidate, demonstrating it is not sufficiently considering alternatives.	FAIL
Set proper performance targets and incentives and compensate appropriately	x Despite delivering the worst operating performance in the industry and (5.1%) TSR over his CEO tenure, Mr. Shaw has been paid more than $23 million. x The Board granted more than $10 million in stock and option awards to Mr. Shaw in 2023 despite him missing *all six annual incentive targets* pertaining to financial performance, customer service and safety.	FAIL
Monitor and review performance and strategy	x Mr. Shaw's flawed strategy, which is predicated on driving increased low margin intermodal business with a poor operational design, has proven detrimental to Norfolk Southern's culture, earnings, ROIC, operations and safety. x The Company has not provided consistent quantitative metrics against which to track its progress against peers.	FAIL
Hold management accountable for execution	x The Board has allowed Mr. Shaw to abandon several operating targets that were introduced in 2019 without consequence. x Despite presiding over an increasing rate and severity of accidents, poor service, ballooning expenses and lagging financial performance, the Board remains undeservedly loyal to its ineffective CEO and flawed strategy.	FAIL

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 16

Norfolk Southern's Reactive Moves Cannot be Relied Upon by Shareholders

Dec. 2022

- Mr. Shaw states that "***reducing OR is not our singular focus***" during Norfolk Southern's 2022 Investor Day.
  - Dec. 6, 2022

Nov. 2023

- Ancora privately submits nomination notice to Norfolk Southern.
  - Nov. 28, 2023

Jan. 2024

- NSC reports Q4 2023 and FY 2023 results; OR is **not mentioned once** in its earnings materials.
  - Jan. 26, 2024
- Market becomes aware of Ancora's engagement with NSC via *The Wall Street Journal*.
  - Jan. 31, 2024

+8.5% increase in NSC's stock price

Feb. 2024

- Ancora introduces its slate of director candidates, proposed CEO and COO and the case for change at NSC.
  - Feb. 20, 2024



ANCORA'S BOARD NOMINEES FOR NORFOLK SOUTHERN
SAMEH FAHMY
JOHN KASICH
GILBERT LAMPHERE
ALLISON LANDRY
ANCORA'S ACTIVIST STRATEGY
TARGETING NORFOLK SOUTHERN




- **NSC adds two new directors** to its Board: Richard H. Anderson and Mary Kathryn "Heidi" Heitkamp.
  - Feb. 26, 2024

Mar. 2024



- NSC appoints John Orr as COO – its **third COO in just two years** under Mr. Shaw.
  - Mar. 20, 2024
- On the same day, NSC lays out **a sub-60% OR target** to reach within three to four years, mentioning OR **26 separate times** in its press release.
  - Mar. 20, 2024

Apr. 2024

- NSC announces changes to its operations and compensation program, including **tying pay to OR**.
  - Apr. 4, 2024

Norfolk Southern cannot initiate a proper PSR implementation and related strategy without (i.) installing operationally proficient leadership, (ii.) abandoning its "resilience" model and (iii.) committing to an infrastructure and network overhaul.

Norfolk Southern press releases and filings. Stock price data from Yahoo! Finance.

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Spotlight: A Highly Suspect Deal With CPKC The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 18 The Board's reactive process for hiring Mr. Orr was run from a position of weakness, absent a comprehensive search and interview process, and without providing shareholders any say in the decision. The Board and Mr. Shaw provided CPKC with excessive financial and strategic consideration that weakens Norfolk Southern’s long - term competitive positioning. • Norfolk Southern agreed to pay $ 25 million and gave up part of the railroad’s long - term franchise – in the form of concessions related to the Meridian assets – to hire Mr . Orr, whose most recent role at CPKC was just eliminated altogether upon his departure . The Meridian assets afforded Norfolk Southern better access to several large addressable markets . • CPKC could leverage these Meridian concessions according to its own plans, including its publicly disclosed transaction with CSX involving the Meridian & Bigbee Railroad . We believe that Norfolk Southern will not exercise its right to purchase the Wylie Intermodal Terminal in Texas as part of the concessions given up in the deal for Mr . Orr . The Board and Mr. Shaw are unwilling to disclose the key details related to what seems to be a material agreement with CPKC. • Despite the importance of the Meridian assets, Norfolk Southern provided just two sentences of description about vague concessions in its nearly 1 , 800 - word press release on Mr . Orr’s appointment, one paragraph of cherry - picked information in its second fight letter and filed a Form 8 - K three weeks after the announcement that still leaves shareholders with more questions than answers . • Altogether, we estimate the $ 25 million cash payment and tangible concessions linked to the valuable Meridian assets could over time represent a nine - figure cost in the coming years for Norfolk Southern – far exceeding the $ 84 million that CSX paid to hire industry legend Hunter Harrison . The Board and Mr. Shaw overlooked Mr. Orr’s weak credentials before subsequently embellishing his qualifications. • Norfolk Southern’s decision to hire Mr . Orr has not just deprived shareholders of the best available COO and strengthened other Class I railroads, but the Company has installed an individual with (i) very limited experience as an operations chief , (ii) no oversight role in any network - wide PSR implementation and (iii) no background at an Eastern U . S . Class I railroad . • We believe that Norfolk Southern vastly overpaid for a candidate with weak credentials and a questionable workplace history . The Board and Mr. Shaw ran a reactive process that deliberately excluded highly qualified COO candidates – all to the detriment of shareholders. • The Board rejected our multiple offers to speak with Mr. Boychuk, who was the EVP of Operations at CSX when it outperformed Norfolk Southern on every key railroading metric and delivered the best operating margins in the history of Eastern railroads . • We question how the Board and Mr. Shaw can claim to be prioritizing shareholders’ interests when the COO replacement process deliberately excluded a potential candidate who has the respect of railroad operating peers, regulators, analysts and shareholders.

Our Solution: A Fit-for-Purpose Slate

Our nominees possess relevant operating backgrounds, railroad industry expertise, corporate governance knowhow, financial analysis skills, strategy, legislative and regulatory affairs expertise, and public company board experience.



Betsy Atkins
- ✓ **Operator** and investor in **technology and software** companies.
- ✓ Corporate governance expert that has overseen **change-in-control transitions**.
- ✓ Multiple strategic transformations.



Jim Barber, Jr.
- ✓ Former **shipping and logistics** industry COO.
- ✓ World-class **transportation system leader** and **former major rail customer**.



William Clyburn, Jr.
- ✓ Former Vice Chair of the **U.S. STB**.
- ✓ Has necessary experience to support Norfolk Southern's repositioning with **lawmakers, regulators and customers**.



Sameh Fahmy
- ✓ Successful **Class I railroad** and transportation industry executive with **first-hand PSR implementation** experience.
- ✓ Possesses **safety, supply management, financial, engineering** and **mechanical** expertise.
- ✓ Chartered Professional Accountant.



John Kasich
- ✓ Former Ohio Governor and congressman, overseeing state **environmental and transportation** agencies.
- ✓ Significant **regulatory experience** and **additive policy insight**.



Gilbert Lamphere
- ✓ **Railroad and transportation** industry veteran credited as the original strategist and financier of PSR.
- ✓ Previous **public company board experience** at Class I railroads.



Allison Landry
- ✓ Former equity analyst for the U.S. **transportation sector**.
- ✓ Covered **Class I railroads** for 16 years and has relevant **public company board** experience.

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 19

Our Solution: Operationally Proficient Leadership



Proposed CEO Jim Barber has a track record of growth and significant experience in operations, supply chain, strategic planning, employee relations and risk management.

- Has a clear vision for the team, operating plan and growth needed to turn around Norfolk Southern.
- Previously served as the COO of UPS, one of the country's largest railroad customers and a $125 billion market value parcel carrier with a global network that generates more than $90 billion in sales annually.
- Mr. Barber is credited with leading much of UPS's growth over his 35-year career, including in both mature and emerging international markets.
- Prior to becoming COO of UPS, Mr. Barber led complex shipping networks, oversaw numerous functions and massive employee bases, and ran reportable segments with ~$25 billion in revenue and ~$3.4 billion in EBIT as head of UPS International and Supply Chain Solutions.

ups

C.H. ROBINSON

US. FOODS



Proposed COO Jamie Boychuk's industry background and PSR expertise make him the ideal partner for Mr. Barber, representing an operational dream team with vast transportation network experience.

- A lifelong railroader with the safety record and scheduled railroading acumen needed to help turn around Norfolk Southern.
- Previously served as the Executive Vice President of Operations at CSX, where he led a successful PSR implementation, significant improvements in service and safety, and outperformance of Norfolk Southern on every notable metric.
- Under Mr. Boychuk's leadership, CSX delivered the best rail operating margin in the history of Eastern railroads.
- Mr. Boychuk, who worked directly with industry legend Hunter Harrison, also helped CSX amass a strong safety record and reduce burdens on rail workers.

CN

CSX

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Our Solution: PSR-Powered Scheduled Network Strategy

Shifting away from Norfolk Southern's resilience railroading strategy to a precisely scheduled network approach is the first step in improving safety metrics and growing profitably over the long term.

- ✓ **Service** – Customer-focused, based on reliable service with excellent value.
- ✓ **Cost Control** – Manage costs targeted at creating network operating leverage.
- ✓ **Asset Utilization** – Focus on velocity and asset turnover, thereby creating additional capacity.
- ✓ **Safety-First Culture** – The well-being of our people, business partners and community.
- ✓ **Human Capital** – People are your #1 asset; ensure you provide recognition and development.

Improved Safety

- ✓ Lower accident rate.
- ✓ Fewer injuries.
- ✓ Safer communities.

Improved Service

- ✓ Increased car velocity.
- ✓ Increased train speed.
- ✓ Increased fluidity.

Improved Performance

- ✓ Lower OR.
- ✓ Higher ROIC.
- ✓ Enhanced valuation.

Stronger Growth

- ✓ Increased capacity.
- ✓ Higher sustainable growth profile.

Improved Sustainability

- ✓ Increased efficiency.
- ✓ Reduced carbon emissions.

Reclassifying hump yards is not enough. Implementing PSR at Norfolk Southern requires a complete network restructuring and overhaul. This makes hands-on PSR experience, dedication and competence critical.

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 21

Transformation Timeline: Phasing of Key Initiatives and Intended Outputs

	Key Initiatives	Intended Outputs
Months 1-12	✓ High touch communications with all key stakeholders, including listening tours with employees and customers (first 100 days). ✓ Review vendor contracts (first 100 days). ✓ Network redesign (September 2024). ✓ PSR implementation (October / November 2024). ✓ Optimize asset placement and enact any requisite organization structure shifts (December 2024 – May 2025).	✓ Gain alignment and support for strategic initiatives and improve trust vis-à-vis key stakeholders. ✓ Efficient operations and improved technology will reduce costs. ✓ Operationally led railroad. ✓ Balanced network and enhanced fluidity. ✓ Reduce excess assets / hump yards. ✓ **62-63% Operating Ratio**.
Months 13-24	✓ Evaluate/establish employee-led safety committees. ✓ Recognize lasting safety improvements and prioritize best-in-class service and operating performance. ✓ Implement activity-based costing (produce new targeted profitability tools by customer, product, lane, etc.). ✓ Start to grow and optimize product mix with emphasis on fixing merchandise network.	✓ Best-in-class pricing and profitability management. ✓ Elimination of excess costs. ✓ Hit targeted service metrics. ✓ Recapture merchandise share. ✓ **60% Operating Ratio**, continue to move toward perpetual best-in-class performance.
Months 25-36	✓ Optimize mix to drive accelerated organic volume and yield growth. ✓ Partner with independent entity to evaluate employee satisfaction in light of poor feedback. ✓ Evaluate technology applications across the Norfolk Southern network. ✓ Evaluate increased opportunities for performance-based compensation redesign.	✓ Enhanced wallet share. ✓ Start to achieve employer-of-choice recognition and make Norfolk Southern a place where employees want to work. ✓ **57% Operating Ratio**, continue to move toward perpetual best-in-class performance.
Thereafter	✓ Network of the Future: commercially proactive efficient railroading. ✓ Quarterly analysis and redesign (continual improvement).	✓ Develop a different way of selling rail service across global supply chains, including with trusted shippers and partners (e.g., UPS customers), that creates new rail customers ✓ **55% Operating Ratio**.

The combined experience of our nominees and our proposed management team can take Norfolk Southern from worst to first, but it requires replacing a majority of the Board.

Note: See pg. 149 for detailed steps of PSR implementation.

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 22

Norfolk Southern’s most important offering is reliable service, and price is often secondary. • Mr. Barber’s UPS experience showed customers were willing to pay as much as 5% more for 2% better service (trip plan compliance). • PSR is the foundational bedrock for service reliability and the best path to grow Merchandise & Intermodal revenues. Best - in - class financial and artificial intelligence (“AI”) models to create new dimensions of growth. • Lane, Product and Commodity Micro Strategies will be developed. • Leverage AI and data analytics to build ‘constraints - based’ optimization models, providing new growth opportunities. • Launch ‘best of the best team’ to model ‘what if’ scenarios focused on intermodal growth options. • Leverage UPS Global Customer relationships to expose more customers to rail. Marketing & Sales must be trained and expected to develop and sell value. • Create Target Pricing Models to ensure shareholder value creation. • Ensure your pricing and compensation models properly apportion network economic rents. • Investigate ‘logistics services’ offering to conduct mode mix optimization to attract new rail customers. Large - scale logistics networks create flywheel economics based on ‘stop and route’ density (blocking & switching). • PSR design creates efficiencies by maximizing blocking at origin and minimizing switching. • Create new products and processes designed to attract new customers who are best served by the PSR flywheel. • Understand Flexi - PSR opportunities to attract growth in underutilized portions of the Norfolk Southern network. Continually transform your core competencies as you look to invest for growth. • Enhance performance through quality, efficiency and technology. • Strategy process should look to the future for opportunities to deploy capital above weighted average cost of capital. • Use data analytics and AI to identify new market opportunities which require capital but produce high returns on invested capital. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 23 Network of the Future: Growth Opportunities

Establishing Trust With Customers, Communities and Policymakers The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 24 If elected, our slate will engage actively and cross - functionally to improve relations with key stakeholders: x Commence a listening tour with employees, customers and leaders to further inform organization - wide diagnosis and go - forward strategy. x Develop an engagement and communications plan (cadence, key messages, channels, etc.) to drive excitement and support, and quell any fears with internal and external stakeholders. x Prioritize employee training and internal updates to support an engaged and high - intensity culture focused on the network and encourage a two - way dialogue. x Improve transparency by prioritizing productive, active and frequent engagement with key constituencies to socialize vision and goals, share progress, and build trust. x Form a customer group of major shippers to share metrics and solicit feedback regarding customer service. x Meet with regulators and lawmakers on a frequent basis to reestablish trust and help improve relations with key regulatory bodies. x Increase accountability and shareholder - alignment by tying executive compensation to performance – minimize management’s base salary, put the vast majority of compensation at risk and tie payouts to results. x Lay out long - term goals , delineate milestones along the way and report on these metrics to improve investor relations. x Seek enhancements in Norfolk Southern’s sustainability program to improve key areas such as human capital management and sustainability.

The Value Creation Opportunity at Norfolk Southern

There are at least five areas where we have projected potential upsides for Norfolk Southern shareholders over the next several years. Our model is based on reasonable assumptions we have made, including that our entire slate is elected to the Board, and that it is able to implement the management and strategic changes summarized in this presentation, and others.


$400
$350
$300
$250
$200
$150
$100
$50
$-
$246
$63
$47
$25
$18
$21
$420
Current
Productivity Improvement
Volume Improvement (Cyclical Upswing + Reversal of Share Loss)
Pricing Opportunity to Recapture Wage Inflation
Benefit from Capital Return
Valuation Re-rating (Restored Confidence + Cyclical Upswing)
Base Case

Share Price Adjustment Reasonably Calculated Based on Five Factors

We believe new leadership and an improved strategy are necessary to move Norfolk Southern forward.

Note: Refer to Our Plan section (beginning on pg. 132) to understand how we plan to reach $420.

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 25

Our Slate Has the Better Plan to Transform Norfolk Southern for Shareholders

Resilience Model

- × Spend $91 million on a new COO, shareholder matters, strategic governance advice and a deferred tax adjustment.
- × Move Intermodal and Automotive Operations from Marketing to Operations.
- × Move Car Management to Operations.
- × Establish operational initiatives.
- × Lower dwell time at two hump yards by 33%.
- × Rationalize 53 lanes.
- × Safety Blitz.
- × Task Force / War Room.
- × Develop a heat map.
- × Intermodal Reservation System.
- × Finally add OR as a performance measure for compensation; 20% of pay not tied to performance.*
- × **100-150 basis points non-GAAP margin improvement**.
- × **In Three to Four Years: Sub-60% adjusted operating ratio**.

PSR-Powered Network of the Future

- ✓ High-touch communications with all key stakeholders, including listening tours with employees and customers.
- ✓ Review vendor contracts.
- ✓ Network redesign.
- ✓ PSR implementation.
- ✓ Optimize assets / enact structural shifts.
- ✓ **700-800 basis points margin improvement by Month 12, 62%-63% OR**.
- ✓ Evaluate/establish employee-led safety committees.
- ✓ Prioritize best-in-class customer service and operating performance.
- ✓ Activity-based costing.
- ✓ Recapture merchandise.
- ✓ The proposed CEO and COO's compensation structure will minimize salary, put the vast majority of compensation at risk and tie management's payout to results.
- ✓ **200-300 additional basis points margin improvement by Month 24**.
- ✓ In Two Years: 60% adjusted operating ratio.
- ✓ In Three Years: 57% adjusted operating ratio.
- ✓ Thereafter: 55% adjusted operating ratio.

Our nominees' plan is designed to achieve an OR below 60% twice as fast as management's.

Company filings. *Based on 2023 executive compensation plan described in Norfolk Southern's proxy statement.

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 26

The Case for Meaningful Leadership, Safety & Strategy Changes at Norfolk Southern

Case for Change: Financial Underperformance

Under the Current Board, Norfolk Southern Is on a Concerning Trajectory Less Efficient Operations & Worse Asset Utilization Insufficient Safety Practices Repeated, Costly Accidents Inferior Service & Market Share Losses Subpar Financial Performance & Lagging OR Ineffective Leadership, Poor Discipline & Complacent Culture The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 29

One - Year Three - Year Alan Shaw Announced as CEO 2022 Investor Day Norfolk Southern (1.9%) 5.6% (8.6%) (2.5%) CSX 17.1% 29.7% 6.4% 15.5% Class I Railroad Median 14.2% 30.8% 6.5% 9.4% Norfolk Southern vs. CSX (19.0%) (24.1%) (15.0%) (18.0%) Norfolk Southern vs. Class I Railroad Median (16.1%) (25.3%) (15.1%) (11.9%) The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 30 Norfolk Southern’s Performance Has Consistently Trailed Peers Norfolk Southern’s shares have underperformed the Company’s Class I railroad peers over every relevant period. Bloomberg, total shareholder returns as of Jan. 31, 2024. Class I Average includes CSX, UNP, CP and CNI. Alan Shaw was announced as CEO on December 2, 2021. The 2022 Investor Day took place on December 6, 2022. Norfolk Southern Total Shareholder Returns Compared to Peers

Norfolk Southern Has Underperformed Peers Across All Relevant Financial Metrics Analysts have shown no confidence in current Company leadership’s ability to close the margin gap to peers. Company filings and FactSet. Class I Average includes CSX, UNP, CP and CNI. CP excluded for historical data due to KSU acquisition. All historical OR figures reflect rail only OR. Street expectations for OR as of 2/11/2024. Forward OR figures are based Historical CAGR (2019 - 2023) NSC CSX Class I Average* Revenue 1.9% 5.3% 3.7% EBIT - 0.3% 2.9% 2.8% EPS 3.2% 7.6% 6.4% 67.4% 66.3% 64.7% 63.5% 59.6% 59.2% 61.2% 60.1% 59.4% 58.6% 58.5% 57.8% 58.0% 56.0% 54.0% 52.0% 60.0% 62.0% 64.0% 66.0% 68.0% 70.0% 2023A 2024E 2025E 2026E NSC CSX Class I Average Street estimates show margin gap persisting at NSC through 2026. • Norfolk Southern had lower revenue, EBIT and EPS growth relative to CSX and the average Class I peer from 2019 to 2023. • Prior to Ancora’s engagement becoming public, Wall Street expectations through 2026 anticipated a similar trajectory going forward despite Norfolk Southern starting from a much lower base. on consolidated estimates. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 31

Return on Average Total Capital 20% 14.3% 15.2% 13.4% 12.3% 9.9% 2021 2022 Class I Peer Average 18.1% 18.4% 18% 16% 14% 12% 13.7% 14.5% 11.1% 13.5% 11.6% 11.5% 15.8% 13.7% 10% 8% 6% 4% 2% 0% 2019 2020 2023 NSC CSX Return on Average Total Assets 16% 14% 13.2% 13.8% 12.6% 14.5% 14.6% 13.0% 13.3% 12.7% 13.2% 13.3% 12% 10% 10.8% 9.2% 11.2% 11.5% 9.9% 8% 6% 4% 2% 0% 2019 2020 2021 2022 2023 NSC CSX Class I Peer Average Return on Equity 40% 35% 30% 27.0% 28.6% 26.8% 36.0% 31.5% 29.3% 26.3% 24.4% 33.2% 30.0% 25% 20% 18.0% 22.4% 15.7% 20.7% 21.0% 15% 10% 5% 0% 2019 2020 2021 2022 2023 NSC CSX Class I Peer Average Company filings and FactSet. Class I Peer Average excludes Canadian Pacific in FY 2021 to 2023 due to accounting anomaly from Kansas City Southern acquisition. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 32 Norfolk Southern Has Underperformed Peers Across All Relevant Financial Metrics (Cont.)

Norfolk Southern Has Underperformed Peers Across All Relevant Financial Metrics (Cont.)

Although Norfolk Southern transports across fewer gross ton miles, its compensation and benefits represent a greater percentage of rail revenue. It costs Norfolk Southern more than CSX to do less in the same geography.

Norfolk Southern vs. CSX Operating Expense Breakdown	
Expense Line Items	Difference per GTM (gross ton mile)
FY 2023	NSC vs. CSX
Compensation and benefits	+7.5%
Fuel	+5.7%
Depreciation	(9.4%)
Purchased services, materials, rents and other expenses	+22.3%

Expense Line Items	% of Rail Revenue	
FY 2023	NSC	CSX
Compensation and benefits	23.2%	22.5%
Fuel	9.0%	8.9%
Depreciation	10.7%	11.0%
Purchased services, materials, rents and other expenses	23.9%	19.5%

Company filings. CSX figures based on rail revenue and excludes estimated expense contribution from Quality Carriers.

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 33

Norfolk Southern’s EBIT Margins Have Only Worsened in Comparison to Its Closest Competitor In 2023, the delta in EBIT dollars between Norfolk Southern and CSX was more than $1.6 billion. $410 $1,04 1 $944 $876 $880 $976 $1,60 1 $208 $200 $0 $60 0 $40 0 $1,2 0 0 $1,0 0 0 $800 $1,6 0 0 $1,4 0 0 $1,8 0 0 20 1 6 20 1 7 20 1 8 20 1 9 20 2 0 20 2 1 20 2 2 20 2 3 Rail EBIT ($M) EBIT dollars difference between NSC and CSX (NSC’s closest competitor) Bloom be rg. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 34

Case for Change: Ineffective Strategy & Lagging Operations

Mr. Shaw on the Benefits of a PSR - Powered Operating Plan And with our PSR - based operating plan, TOP21, we've delivered consistently strong results for our shareholders since our last Investor Day in 2019 . In the succeeding 3 years, we improved OR by 530 basis points. We grew EPS by 27%, and we produced total shareholder return of 110%, and we also delivered approximately $10 billion in shareholder distributions. Now we're taking the next step with TOP|SPG , Norfolk Southern's modern version of PSR, which appropriately balances service, productivity and growth … Reducing OR is not our singular focus. “ The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 36 CEO Alan Shaw Norfolk Southern 2022 Investor Day (Dec. 6, 2022)

Norfolk Southern's TOP|SPG Strategy: How Did We Get Here?

The PSR-based TOP-21 operating strategy introduced in 2019 was producing demonstrable results in 2020, 2021 and part of 2022 – until the Company reversed key PSR elements of the plan.

- Mr. Shaw's TOP|SPG strategy introduced in 2022 represented an abrupt shift from the PSR principles the Company focused on under the TOP-21 strategy.
- The new strategy deprioritized operating efficiency in the name of ensuring sufficient asset reserves to ensure capacity for any circumstance (e.g., "resilience").
- "Resilience" essentially means that the Company holds on to more resources (i.e., manpower, locomotives and cars) at all times with the objective of opportunistically gaining market share in the event of a volume windfall.
- In reality, this method results in higher costs, network congestion, lower safety and inefficient asset utilization.
- The strategy resulted in lower profitability per carload (due to a shift from merchandise to intermodal) and poorer customer service and has yet to deliver substantial revenue growth.



Operating Ratio
61.5%
58.3%
60.2%
60.1%
62.8%
60.9%
62.0%
62.3%
64.9%
66.7%
69.1%
68.8%
69.9%
TOP|SPG implemented
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24

While Mr. Shaw may have correctly identified service improvement as the guiding light to growth and profitability, he has selected a misguided strategy that does not improve network fluidity, trip plan compliance or profitability.

Norfolk Southern press release, Jun. 27, 2022. Company filings.

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Norfolk Southern Cannot Have It Both Ways: Resilience or PSR? Norfolk Southern is running a “resilience” strategy that has delivered the worst results among its Class I industry peers and is structurally incompatible with a true PSR implementation. • Mr. Shaw claims that TOP|SPG is a “balanced” strategy focused on both resilience and PSR – however, the two are at odds with one another. • What is resilience railroading? Resilience railroading retains substantial assets in reserve to ensure that the network will have resources on call to absorb unanticipated developments. • What is PSR? Conversely, PSR maximizes asset utilization and continually redesigns the network to optimize efficiency. • A true PSR implementation will require structural changes to rail yards, terminals, train starts and other elements of the Company’s network. • If Norfolk Southern’s claims of having a PSR operating model now were true, its operating and financial metrics would not materially lag those of CSX and Class I peers. Despite claiming that the TOP|SPG is Norfolk Southern’s “modern version of PSR,” resilience railroading and PSR are inherently conflicted – selectively implementing certain elements of each strategy is likely to result in a network collapse. Resilience Railroading Norfolk Southern’s Stated Strategy PSR Rationalizes assets based on market conditions Retains substantial assets in reserve regardless of market conditions Focuses on continual network redesign to maximize asset utilization Keeps additional routes and a wider network Reduced OR is used as a primary KPI Norfolk Southern 2022 Investor Day transcript. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 38

The Results of A Flawed Strategy Speak For Themselves

Despite Mr. Shaw and the Board's claims, key financial and operational metrics make clear that the resilience model has not been successful.

The Company is underperforming its Class I railroad peers in terms of:

- × TSR.
- × Revenue growth.
- × EBIT growth.
- × EPS growth.
- × Margin.
- × Return on average total assets.
- × Return on average total capital.
- × Return on equity.
- × Operating ratio.

The Company also underperforms CSX – its most similar Class I peer – in terms of:

- × Operating expenses as a percentage of rail revenue.
- × EBIT margins.
- × Ratio of carloads to cars online.
- × Train speed.
- × Carload volumes.
- × Terminal dwell.
- × Number of railcar switches.
- × Weekly average number of delays.
- × Weekly unplanned recrews.

The Company has also regularly missed analysts' EBIT forecasts.

Note: See pgs. 14, 30 to 34, 37, 40 and 46 to 51.

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The Results of A Flawed Strategy Speak For Themselves (Cont.) Despite Mr. Shaw and the Board’s claims, key financial and operational metrics make clear that the resilience model has not been successful. Norfolk Southern has missed consensus EBIT targets in six out of eight quarters since Alan Shaw became CEO. Metric Norfolk Southern CSX Norfolk Southern Success? TSR (2022 Investor Day to Unaffected Date) (2.5)% 15.5% Revenue Growth (FY 2023 y - o - y) (4.6%) (1.3)% Adjusted EBIT Growth (FY 2023 y - o - y) (19.4)% (6.7)% Adjusted Diluted EPS Growth (FY 2023 y - o - y) (13.6)% (4.0)% Adjusted EBIT Margin (FY 2023) 32.6% 40.4% Return on Total Assets (FY 2023) 9.9% 13.2% Return on Total Capital (FY 2023) 13.7% 18.1% Return on Equity (FY 2023) 21.0% 30.0% Operating Ratio (FY 2023) 67.4% 59.6% Carloads : Cars On - line (FY 2023) 0.761 0.941 Terminal Dwell (FY 2023) 25.7 hours 9.4 hours The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 40 Norfolk Southern and CSX filings.

Three - Year Outlook from January 2024 Explicitly Indicated the Margin Gap to Peers Will Not Close Outlook Slide from NSC’s 4Q23 Earnings Presentation We aren’t going to give you a specific margin target, but it should result in between 100 to 150 bps of margin improvement annually on the pathway to narrow the margin gap with peers and deliver industry competitive margins. CEO Alan Shaw Q4 2023 Earnings Call Jan. 26, 2024 The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 41

Sudden Focus on Operating Ratio Raises Concerns About Current Strategy

Norfolk Southern has made an about-face regarding its focus on the Company's operating ratio as a key performance indicator.

At its 2019 Investor Day, Norfolk Southern introduced a key OR target that later disappeared from management's reporting under Mr. Shaw.

Now, Mr. Shaw and Norfolk Southern are suddenly emphasizing OR in response to our stated plan, which has garnered support from analysts.

December 2019

*Norfolk Southern lays out a **60% OR target** to reach by 2021.*

December 2022

*Mr. Shaw reverses track, stating that **"reducing OR is not our singular focus."***

November 2023

Ancora submits nomination notice to Company.

January 2024

*Norfolk Southern reports Q4 2023 and FY 2023 results; **no mention of OR**.*

February 2024

*The NSC plan to balance service, productivity, and growth is **"a pivot away from that near-term quarterly grind on just O.R., where O.R. was the only focus."***

- CEO Alan Shaw

March 2024

*Norfolk Southern lays out a sub-**60% OR target** to reach within 3-4 years, mentioning OR **26 separate times** in its press release.*

We can only surmise that the Company is renewing its focus on operating ratio to save face with the investment community during a proxy contest.

Norfolk Southern press releases; Trains.com article (Feb. 29, 2024).

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 42

Norfolk Southern’s Strategy Change Is Too Little, Too Late Shareholders cannot trust a Board that is reacting defensively to implement a top - to - bottom strategic transformation. Norfolk Southern press release (Apr. 4, 2024). • On April 4, Norfolk Southern announced a set of initiatives to “drive further productivity and accountability,” which essentially outlined plans to implement PSR and align executive compensation to the Company’s operating ratio. • Norfolk Southern has essentially done a 180 - degree turn from its TOP|SPG strategy that Mr . Shaw and the Board had strong conviction in just months ago . • Leadership lacks sufficiently detailed experience to safely lead a full network redesign . o Neither newly appointed COO John Orr nor incumbent director Claude Mongeau have redesigned a railroad network in their respective careers. • It is a sign of current leadership’s desperation that Norfolk Southern has now endorsed our slate’s strategy a month before shareholders will vote for their preferred leadership at the Company’s Annual Meeting. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 43

Recent COO Hire Raises Questions About Conviction in Current Strategy

We question what caused Norfolk Southern to make an abrupt change in operations leadership after repeatedly touting the success of its TOP|SPG strategy and insisting that it had the right team in place.

August 2022

*"There's a lot of people right now that can help you accelerate that process that have decades of experience with PSR, **whether it's Jim Vena or Sameh Fahmy** or other people that have a lot of experience that would be willing … to come in on a 3-month, 6-month consultancy basis **to accelerate to help the existing team**."*

Amit Singh Mehrotra, Deutsche Bank AG (Aug. 17, 2022)

*"We brought in somebody. **We brought in Paul Duncan from another railroad**. And you see the **impact that he's had on our franchise**. We changed out our VP of Transportation, you see the impact that that's had. **Now we understand PSR.**"*

CEO Alan Shaw, Deutsche Bank 2022 Transportation Conference (Aug. 17, 2022)

October 2023

"Do you think you need to bring in PSR expertise to handle some of that network resiliency that seems to be the thing that PSR does, right?"

Kenneth Scott Hoexter, BofA Securities (Oct. 25, 2023)

*"Look, I've been CEO for 1.5 years ... **We've refreshed our Operations' leadership.** We've implemented a new operating plan. We've launched a brand-new strategy something that's never been done in this industry ... We brought in a number of outsiders and leadership roles ... **I believe we've got the right team going forward.**"*

CEO Alan Shaw, Q3 2023 Earnings Call (Oct. 25, 2023)

March 2024

*"John is a deeply respected and accomplished leader, and is **the right chief operating officer** to ensure execution of our strategy of balancing safe service, productivity, and growth … I **have full confidence Norfolk Southern is positioned to execute our ground-breaking strategy, leveraging our unique franchise strengths.**"*

CEO Alan Shaw, Press Release: Norfolk Southern appoints industry veteran John Orr as chief operating officer (Mar. 20, 2024)

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Norfolk Southern Claims That Mr. Orr Is Well - Positioned to Accelerate the Company’s Operating Plan Appointing Mr. Orr as COO and purportedly planning to leverage his knowledge of PSR does not change the fact that Norfolk Southern’s results show that “resilience railroading” and PSR are incompatible. • Mr . Orr’s appointment raises inherent issues given that the Company’s stated TOP|SPG strategy directly conflicts with PSR . • Because of this conflict, rather than furthering a coherent strategy for Norfolk Southern, this appointment is more likely to result in tensions and loss of strategic focus . • There are clear precedents of PSR - focused COO hires that ended badly when CEOs and/or boards would not commit to PSR . • Examples include : • Canadian Pacific hiring Ed Harris as COO in 2010 under CEO Fred Green . • Union Pacific hiring Jim Vena as COO in 2019 under CEO Lance Fritz, which ended in Vena’s departure the next year, Union Pacific reverting back to poor operating results and the installation of Mr . Vena as CEO in 2023 . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 45

Train Speed (mph) 24 23.2 22 20 18 16 14 12 10 22.3 19.8 20.1 18.9 2019 2020 2021 2022 2023 The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 46 • The Company has cited improving train speeds in recent investor presentations. • However, train speeds remain ~10% below 2019 train speed levels and these recent train speeds are on depressed levels of volume in the Norfolk Southern network. Norfolk Southern Has Reported Lower Train Speeds Surface Transportation Board and company filings. Train speed is the average for the year.

Norfolk Southern’s Rail Cars Are Waiting Longer • Norfolk Southern’s 2023 terminal dwell, or the time a rail car spends in a terminal awaiting movement toward its destination, was ~25% worse than in 2019. • NSC’s volume of loaded cars that dwell longer than 48 hours without movement was 3.3x larger than CSX. Terminal Dwell (hours) 1 30 26.3 25.7 25 23.9 20 19.2 19.3 15 10 5 0 2019 2020 2021 2022 2023 NSC Loaded Cars Dwelling Over 48 Hours 6,000 5,408 5,000 4,770 4,000 3,870 3,000 2,826 2,617 2,000 1,798 1,716 1,000 609 796 872 - 2019 2020 2021 2022 2023 NSC CSX Surface Transportation Board and company filings. 1 Terminal dwell is the average for the year. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 47

Norfolk Southern’s Rail Cars Are Waiting Longer (Cont.) Since Alan Shaw became CEO in May 2022, dwell time at Norfolk Southern’s top terminals has been greater than the system - wide average. Reducing dwell at key locations is an opportunity to improve trip plan compliance. Dwell at NSC’s Top Terminals (Average since Mr. Shaw became CEO) Location Dwell Time Elkhart, IN 29.6 hrs Allentown, PA 26.2 hrs Bellevue, OH 36.3 hrs Conway, PA 32.4 hrs Columbus, OH 27.2 hrs Decatur, IL 31.7 hrs Roanoke, VA 32.0 hrs Linwood, NC 34.9 hrs Chattanooga, TN 32.5 hrs Sheffield, AL 28.9 hrs Atlanta, GA 22.6 hrs Macon, GA 35.5 hrs Birmingham, AL 32.8 hrs New Orleans, LA 27.0 hrs Total System 25.6 hrs Reducing dwell at Norfolk Southern’s busiest terminals could have substantial service improvement effects throughout its entire network. Surface Transportation Board and Company filings. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 48

Norfolk Southern’s Operations Have Not Improved Train Speeds, Terminal Dwell and Volume: Change at Norfolk Southern Compared to Change at CSX (2019 to 2023) Merchandise CSX - 18% 5% - 3% - 20% 0% 20% 40% Speeds Dwell Volume - 6% 5% - 1% - 20% 0% 20% 40% Speeds Dwell Volume 34% - 6% Speeds - 9% Volume - 20% 0% 20% 40% Dwell 34% - 14% Speeds - 8% Volume - 20% 0% 20% 40% Dwell Intermodal System NSC 34% - 10% Speeds - 11% Volume - 20% 0% 20% 40% Dwell 5% Company filings. Dwell for NSC and CSX is system - wide. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 49 - 1% - 12% Speeds - 20% 0% 20% 40% Dwell Volume Dwell at Norfolk Southern has grown faster and volume at Norfolk Southern has fallen further than at CSX.

• Norfolk Southern switched manifest cars more than 2 x as often as CSX in 2022 , extending a gap evident in prior years . • Increased railcar switching requires a vast number of on - site workers, heavy use of yards, numerous on - time arrivals, departures, yard throughput and on - time availability for both power (locomotives) and crews and can add as much as three days to the duration of the trip . • Norfolk Southern’s average number of switches has increased ~ 15 % since 2019 . Average Number of Times Manifest Cars Switched 2.3 2.3 2.5 2.6 1.3 1.3 1.3 1.3 1 1 0 2 2 3 3 2019 2020 2021 2022 NSC CSX Norfolk Southern Switches Rail Cars Too Often Company filings (R1 Annual Report). The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 50

• In 2023 , Norfolk Southern had an average of 11 . 5 trains per week held/delayed due to lack of necessary locomotive power and crews, while CSX averaged fewer than one train per week . • In 2019 and 2020, Norfolk Southern was roughly in line with CSX, but the gap has widened in the last three years. • Since the Surface Transportation Board (“STB”) began requiring disclosure of weekly unplanned recrews beginning in May 2022 , Norfolk Southern has averaged more than 4 . 3 x the number of unplanned recrews relative to CSX, despite having > 800 more train and engine service employees . Weekly Average Trains Holding for Power 16 14 12 10 8 6 4 2 - 2019 2020 2021 2022 2023 NSC CSX Weekly Unplanned Recrews 600 500 400 300 200 100 0 CSX NSC Surface Transportation Board and company filings. Data from May 13, 2022 through the week of December 22, 2023. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 51 Norfolk Southern Experiences More Delays and Recrews

Case for Change: Safety Lapses

Lax Operating Culture and Lack of Discipline = Operational and Safety Deficiencies With Devastating Results

- After the East Palestine accident, Norfolk Southern conducted a "vent and burn" of the derailed train cars' contents – an action that "lack[ed] sufficient scientific basis" – which sent a massive plume of toxic chemicals into the air, leading to long-term health and environmental concerns.[1]
- In a 2023 assessment of the Company's safety culture, the Federal Railroad Administration ("FRA") found areas where "**NS continues to operate in a manner that is reactive**..."
  - The FRA also said the Company had made **"inconsistent progress"** and "is still focused on compliance with minimal regulatory standards."
- What the Company has done to "make it right" in East Palestine is not enough; its failure to publicly address changes in its derailment response processes indicates that it is not prioritizing safety.[2]
- Since the East Palestine derailment, the Company has delivered a total shareholder return of (4.85)%.[3]
- In 2024 alone, the Company has already suffered four additional derailments.

> "*The implication is clear:* ***Norfolk Southern forced an unnecessary vent and burn of toxic chemicals to clear the tracks and get their trains moving****. That greed threatened the health of my constituents—because profits mattered more than our safety.*"

Congressman Chris Deluzio (D-PA) to WPXI, Mar. 6, 2024

> "FRA observes that **NS has not promptly or comprehensively responded to FRA's recommendations and significant findings** from the 2022 NS System Audit. Specifically, FRA observed inconsistencies in NS' operational testing and inspection program […] But given the almost 12 months since FRA first discussed the 2022 NS System Audit findings with NS, it is clear that **NS does not place an urgent priority on applying lessons learned from the audit and putting corrective actions in place.**"

U.S. Department of Transportation
Federal Railroad Administration

FRA 2023 NS Safety Culture Assessment, Aug. 9, 2023 (emphasis Ancora's)

[1]Senator JD Vance press release (Mar. 6, 2024) and The Washington Post article (Mar. 6, 2024). [2] Norfolk Southern website. [3] Bloomberg, as of unaffected date of Jan. 31, 2024.

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Leadership Botched Its Response to the East Palestine Derailment

Feb. 3, 2023 — A Norfolk Southern train derails in East Palestine and ignites a fire, **threatening tank cars carrying hazardous materials.**



Feb. 6, 2023 — A controlled vent and burn of the contents of **five derailed tank cars, all of which contained vinyl chloride,** is conducted.

Mar. 3, 2023 — NBC NEWS

Norfolk Southern CEO a no-show at town hall meeting to discuss derailment

Mr. Shaw does not attend East Palestine town hall.

Mar. 7, 2023 — The **NTSB opens a special investigation into safety practices at Norfolk Southern** because of five significant accidents since December 2021, including the East Palestine derailment.

May 25, 2023 — Norfolk Southern hires Atkins Nuclear Secured ("ANS") to conduct a review of its safety culture. However, **ANS reports directly to Mr. Shaw as opposed to an independent subcommittee of the Board.**

Aug. 9, 2023 — "[Norfolk Southern] **seems more concerned with compliance** with minimum safety requirements… **rather than understanding and seeking to address safety concerns…**"

- U.S. Dept. of Transportation's Federal Railroad Administration Safety Assessment

Feb. 5, 2024 — "…**we incurred $1.1 billion of expenses** [as a result of the East Palestine derailment]."

- NSC 10-K for FY 2023

Mar. 6, 2024 — NTSB Chair testifies "that …contractors employed by the Norfolk Southern railway company **'lacked the scientific background' to decide that a vent-and-burn was necessary…**"

- The Washington Post

Mar. 27, 2024 — Mr. Shaw reportedly does not attend Pennsylvania State Senate hearing on the impact of the derailment.

- Pittsburgh-Post Gazette

On the same day, Mr. Shaw appears on CNBC's Mad Money to discuss the proxy fight with Ancora.

The Board and management's flawed response is costly: Norfolk Southern has reserved $1.1 billion in charges so far as a result of the 2023 derailment in East Palestine.

Photo: Associated Press/Gene J. Puskar, East Palestine. NBC News article (Mar. 3, 2023). Washington Post article (Mar. 6, 2024). Pittsburgh-Post Gazette (Mar. 27, 2024).

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In its report, external safety consultant Atkins Nuclear Secured made 18 different recommendations for ways in which Norfolk Southern’s safety procedures should be improved. Norfolk Southern’s Commissioned Safety Assessment Underscores the Deep - Seated Problems Norfolk Southern responded to the assessment in the same manner it has responded to all safety issues: with insufficient action and spin to portray the Company as “an industry leader in rail safety.” ” ANS Phase One Report – Executive Summary (Sep. 2023). Mr. Shaw’s letter to employees (Sep. 14, 2023). The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 55 “ An improved process is needed to consistently accomplish fact - finding and causal analysis for events to achieve alignment of facts, issues, causes, and corrective actions. ” “ Increase ownership of safety at all levels. […] NS should develop and implement an effective performance management/incentive program, covering all levels, to appropriately emphasize expectations concerning safety and teaming across operational departments, in addition to production/performance objectives. ” “ Update metrics to balance focus on appropriate operational, maintenance, and safety objectives. ANS recommends that NS consider expanding its operational and accident and injury performance metrics to drive safety culture, safety performance, and operational excellence objectives.

The East Palestine Derailment’s Impact Is Ongoing “ You are still living with the consequences of that burn , and everyone involved in this failure needs to be held accountable . And frankly, it’s a reminder that Norfolk Southern can’t be trusted . ” Ohio Senator Sherrod Brown (D - OH) “ Many residents of East Palestine are eager to move forward once the cleanup of the derailment wraps up… but some are still experiencing respiratory problems, rashes and other health concerns . ” In addition to financial damage, the Company’s insufficient response to the derailment has caused innumerable community and reputational damage. CNN article (Feb. 3, 2024); Associated Press article (Mar. 6, 2024); The Wall Street Journal article (Feb. 14, 2023); Newsweek article (Feb. 15, 2023); Senator Sherrod Brown press release (Mar. 11, 2024); CNN article (Mar. 9, 2024). The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 56

The East Palestine Derailment’s Impact Is Ongoing (Cont.) A plume of dark smoke rises over East Palestine following a controlled detonation of chemicals that were inside the derailed train. 1 An air quality monitor on a tree near the site of the train derailment. 4 A clean - up crew places booms in a stream to prevent the spread of chemicals. 2 The Ohio National Guard prepares to assess and monitor public facilities for any hazards after the train derailment. 3 1 Associated Press/Gene J. Puskar, East Palestine; 2 Associated Press/Gene J. Puskar, East Palestine; 3 Ohio National Guard; 4 Bloomberg/Getty Images/Nate Smallwood, East Palestine; 5 Senator JD Vance; 6 The Enquirer/Cara Owsley. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 57 Shimmering chemical contamination in a creek near the site of the train derailment. 5 A closed sign on the door of Mama’s Attic following the train derailment. 6

Norfolk Southern's Post-Derailment Chemical Burn Was "Not Necessary"

<u>Mar. 6, 2024 U.S. Senate Committee on Commerce, Science and Transportation Hearing</u>[1]

Senator JD Vance: "…Norfolk Southern's contractors' recommendation to conduct a controlled burn ***lacked sufficient scientific basis, disregarded available temperature data, and contradicted expert feedback*** *from the shipping firm on site.*

Now, this was all told to the decision makers on the ground, that they had to ***make a decision in less than 13 minutes to blow up all five of these toxic chemical cars without any other voices being included to offer a contrary opinion****. Is that right?"*

Chair Jennifer Homendy: "That's correct."

…

*Senator JD Vance: "****This town very well may have been poisoned to facilitate the rapid movement of freight,*** *or at the very least it was poisoned for reasons that we can't identify."*

- Post derailment, Norfolk Southern decided to conduct a vent and burn of the contents of five derailed tank cars, all of which contained vinyl chloride.
- After a 13-month investigation, NTSB Chair Jennifer Homendy testified in front of the U.S. Senate that **the vent and burn was not justified**.
- Chair Homendy told the U.S. Senate that "[the temperature reading of the derailed cars] was stabilized well before the vent and burn – many hours before."[2]
- **Norfolk Southern responded by disagreeing with Chair Homendy and the NTSB**: the railroad told media that "the successful controlled release prevented a potentially catastrophic uncontrolled explosion…"[3]



NTSB Chair Jennifer Homendy.[4]

Source: [1,2] U.S. Senate Committee on Commerce, Science and Transportation hearing transcript (Mar. 6, 2024). [3] The Washington Post article (Mar. 6, 2024). [4] Getty Images.

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Norfolk Southern Has Vehemently Opposed the “Two - Person Crew” Mandate • Only 60 of 13 , 000 comments submitted to the FRA were against the mandate, which was initially proposed in July 2022 . • Norfolk Southern was among the less than 1 % of commenters that were opposed to the rule . • In its comment letter to the FRA, Norfolk Southern’s main concerns were the impact the mandate would have on technology and innovation as well as potential costs that would be incurred if two - man crews were required . Despite repeatedly touting an emphasis on safety, Norfolk Sothern was adamantly opposed to a mandate proposed by the FRA to standardize two - man crews in an effort to enhance safety in the railroad industry. • Following the March 2 derailment in Pennsylvania, our nominees penned a white paper focused on safety . • In the white paper, our nominees specifically state that they are committed to Norfolk Southern ensuring a two - person crew on mainline trains as a measure to enhance safety . • On April 2, the Department of Transportation and the FRA ann o u n ce d t hey w o ul d impose t he t w o - pers on crew mandate. Norfolk Southern comment letter on FRA Train Crew Safety Requirements (Dec. 21, 2022); The Wall Street Journal article (Apr. 2, 2024). The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 59

Reporting Confirms That Poor Safety Has Destroyed Public Confidence in Existing Leadership Source: NBC News article (Mar. 3, 2023) CNN article (Feb. 23, 2023); Axios article (Feb. 23, 2023); Associated Press article (June 29, 2023); CNN Business article (Feb. 21, 2023); The New York Times article (Mar. 2, 2023); The Ohio Star article (Mar. 4, 2023); The Hill article (Mar. 9, 2023); NBC News article (Mar. 31, 2023). The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 60

Norfolk Southern's Safety Lapses Continue: Four Significant Accidents Occurred Over Approximately Two Months

A Norfolk Southern train derails in Decatur, Alabama, **fatally injuring a railroad engineer.**

13 abc NEWSNOW

9 train cars derailed at Norfolk's Lamberts Point terminal, Norfolk Southern says

A derailment involving three Norfolk Southern trains in eastern Pennsylvania spills **diesel fuel and plastic pellets along the Lehigh River.**



Jan. 31, 2024	Feb. 7, 2024	Mar. 2, 2024	April 6, 2024

Trains

NTSB investigating Norfolk Southern employee fatality in Alabama (updated)

Nine train cars derail in Norfolk, Virginia.



A Norfolk Southern train reportedly derails in Winston-Salem, North Carolina.

In 2024, Norfolk Southern has had derailments in ~14% of the U.S. states in which it operates. Last month's derailment in Pennsylvania caused approximately $2.5 million in damages to equipment and track.

Source: Trains.com article (Feb. 1, 2024); ABC 13 News Now article (Feb. 7, 2024); NTSB data, Winston-Salem Journal article (Apr. 6, 2024).

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Lehigh Valley River Derailment Shows “Safety Overhaul” Has Not Been Effective We believe last month’s Lehigh Valley accident was preventable and represents an indictment of Norfolk Southern’s current operations, management and culture . Following the initial collision on the eastbound track, Norfolk Southern allowed a westbound train to proceed into the initial collision’s debris field, resulting in a second collision . March 2024 March 2023 Norfolk Southern press release (Mar. 6, 2023). Photos from WFMZ local broadcast. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 62

Elected Officials Have Lost Confidence in Existing Leadership President Joseph Biden’s X post (Feb. 3, 2024); Senator Bob Casey’s X post (Feb. 3, 2024); Senator John Fetterman’s X post (Feb. 3, 2024) The Hill article (Mar. 9, 2023); Senator Sherrod Brown’s X post (Mar. 9, 2024). The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 63

Following Major Failures, Strong Boards Demand Accountability The New York Times article (Jun. 18, 2010); Axios article (Mar. 25, 2024); NPR article (Oct. 12, 2016); The Wall Street Journal article (Mar. 12, 2024) (photo: Bloomberg News/Christopher Goodney); Reuters article (Jul. 8, 2022). The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 64

Case for Change: Poor Governance

Why We Were Unable to Reach a Private Resolution With Norfolk Southern While we attempted to engage in good faith with the Board about Norfolk Southern’s future, the Company repeatedly sent its private jet to Washington, D . C . to pursue the support of regulators, requested public support from customers to bolster its planned fight against us and refused to meet our proposed management team . Ancora’s proxy statement. 1 Flight records obtained by Ancora. Nov. 2023 Dec. 2023 Jan. 2024 Mar. 2024 Feb. 2024 A train operated by Norfolk Southern derails in East Palestine, OH. - Feb. 3, 2023 We privately submit nomination notice to Norfolk Southern. - Nov. 28, 2023 We meet with Board members to discuss Norfolk Southern’s strategy and recent performance. Mr. Shaw insists on joining the meeting . - Dec. 14, 2023 We meet with Mr. Shaw and Norfolk Southern’s management team to discuss Norfolk Southern’s recent operational performance and future plans, specifically the implementation strategy with respect to PSR. - Jan. 4, 2024 We meet with Board members and express our belief that, following previous discussions, Board and leadership change is needed at Norfolk Southern. - Jan. 21, 2024 The Company’s private jet starts making trips to Washington, D.C. From Jan. 23 to Mar. 2, the Company makes nine separate trips to the capital. 1 - Jan. 23, 2024 Our director nominees are interviewed by Norfolk Southern directors. Mr. Shaw insists on participating in the nominee interviews. - Feb. 4 - 5, 2024 To avoid a proxy contest, we propose a settlement to Chair Amy Miles and director Claude Mongeau, which states that certain Ancora nominees would join the Board and constitute a minority of the total directors, and that the Board would commit to replace Mr. Shaw as CEO. - Feb. 9, 2024 The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 66 We send Ms. Miles a letter about how Norfolk Southern’s management team contacted “regulators and customers to encourage them to publicly support [Mr. Shaw] in a proxy fight, warning them that our nominees would cause the company to have a worse relationship with them.” - Feb. 14, 2024 Norfolk Southern appoints John Orr as COO, paying $25 million and giving up operational and strategic concessions to a competitor in exchange. Shareholders are not given the chance to vote on the concessions. - Mar. 20, 2024 We ask Ms. Miles to interview our proposed management team. The Board refuses two days later. - Mar. 6, 2024 Feb. 2023

The Board Chose the Wrong CEO and Is Not Willing to Adequately Consider Alternatives The Board’s unwavering loyalty to Mr. Shaw means that shareholders’ only path to change Norfolk Southern’s strategy requires replacing a majority of the Board. Norfolk Southern press release (Feb. 26, 2024). Worst - Performing Class I Railroad Board Appoints Mr. Shaw, a 30 - Year Insider, CEO Board Remains “Confident” in Mr. Shaw Despite Poor Performance Board Refuses to Interview Jim Barber as CEO Candidate The Board has failed shareholders in effectively overseeing management, holding them accountable and knowing when it’s time for a change. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 67

The Board's Appointment and Supervision of Mr. Shaw Demonstrates Poor Judgment

- Given an opportunity to refine Norfolk Southern's strategy under the leadership of a new CEO, the Board instead concluded its search process by appointing a 30-year Company insider who lacks operational expertise and a strong performance record.
- Mr. Shaw has repeatedly deemphasized productivity improvements and, ultimately, profitability to the detriment of shareholders.
- Mr. Shaw's TOP|SPG approach is not supported by a growth-oriented track record given that Mr. Shaw was not able to execute on growth as CMO.
- Norfolk Southern had a highly detailed plan intended to implement PSR with its TOP-21 operating philosophy. The plan was beginning to take shape in 2020, 2021 and part of 2022 with demonstrable results until Mr. Shaw reversed key elements of the plan.
- Mr. Shaw was paid more than $10.4 million in 2022 for Norfolk Southern's subpar results; the CEO of CSX was paid $9.3 million for better results.[1] **Excess compensation for inferior performance has created an incentive for management that is backwards.**




CNN BUSINESS
Norfolk Southern CEO more than doubled his pay last year after getting promoted

Mr. Shaw Is One of the Top-Paid Railroad CEOs Despite Overseeing the Worst Operating Ratio Among Class I Railroads


4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0

	CNI	CP	UNP	CSX	NSC
2022 CEO Compensation Efficiency	4.4	2.4	1.5	1.3	0.9
2022 Actually Paid CEO Compensation (US $M)	$9.64	$11.16	$5.55	$9.30	$10.44
Operating Ratio	59.3%	61.8%	60.9%	64.1%	68.8%

Based on a mistaken assumption that more assets would improve customer service, Mr. Shaw has put in place a doomed and wildly expensive strategy that caters to low margin intermodal business at the expense of providing good service to higher profit merchandise customers.

[1] Norfolk Southern's 2023 proxy statement; CSX's 2023 proxy statement. Chart source: Company and peer filings. CNN article (Feb. 26, 2024).

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The Board Rewarded Mr. Shaw With $13.4 Million After East Palestine



Norfolk Southern derailment in East Palestine, OH.



Norfolk Southern CEO Alan Shaw

$13.4 million

Mr. Shaw's total compensation grew to $13.4 million in 2023, **elevating his compensation to more than 100x that of the median employee**.

+37% increase

The Board rewarded Mr. Shaw with a **37% increase for a year in which the Company's customers, employees, shareholders and community partners all suffered**.

>$10 million

This figure includes **more than $10 million in stock and option awards**, which were granted to Mr. Shaw **even though he missed all six annual incentive targets** pertaining to financial performance, customer service and safety.

+40.3 percentage points

Mr. Shaw appears to be a major beneficiary of the "**East Palestine Adjustment**" that **increased Performance Stock Unit payout percentages from 56% to 96.3% of target**.

Norfolk Southern's 2024 proxy statement. Photos: Getty Images/Anna Moneymaker and Associated Press/Gene J. Puskar.

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From Sept. 2020 through 2023, Mr. Shaw made 11 separate open market sales – more than any of his fellow directors or executives. Mr. Shaw made zero open market purchases during this period . Mr. Shaw Has Sold More Shares on the Open Market Than Anyone at Norfolk Southern $200 $210 $220 $230 $240 $250 $260 $270 $280 3/1/2 0 21 6/1/2 0 21 9/1/2 0 21 12/1/2021 3/1/2 0 22 6/1/2 0 22 9/1/2 0 22 12/1/2022 3/1/2 0 23 6/1/2 0 23 Share Price Mr. Shaw Is announced as CEO East Pa derai Company filings. *Sept. 15, 2021 marks the first sale under Mr. Shaw’s 10b5 - 1 plan. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 70 l l est i ne ment Sells $14,809 worth of shares 9/1/2020 12/1/2020 Sells $10,302 worth of shares Sells $1,322,677 worth of shares Sells $245,150 worth of shares* Sells $272,730 worth of shares Sells $256,700 worth of shares Sells $241,840 worth of shares Sells $482,560 worth of shares Sells $516,700 worth of shares Sells $448,320 worth of shares Sells $419,100 worth of shares

The Board Is More Focused on Protecting Its Image Than Improving Safety Conditions Norfolk Southern has hired mouthpieces to talk around its deep - seated safety issues instead of actually fixing them. Norfolk Southern HQ Washington, D.C. • From Jan . 23 to Mar . 2 , 2024 , the Company’s private jet made nine separate trips to the nation’s capital . 1 • In the first half of 2023 , the Company reported spending approximately $ 189 , 000 on political contributions . • Norfolk Southern spent $ 2 . 3 million on lobbying expenses in 2023 , up 28 % from $ 1 . 8 million in 2022 , according to OpenSecrets . • In c o ntrast , Mr . S h aw decl i ne d t o att end Pennsylvania state senate hearings and town halls with residents of East Palestine following the 2023 derailment . An image of the plane (CHALLENGER 605) Norfolk Southern used frequently to fly to Washington, D.C. 1 Flight records obtained by Ancora. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 71

The Board Has Had Three COOs in Four Years The Board does not appear to have addressed excessive turnover in key operational roles. We believe shareholders are concerned that instability in key roles, particularly operations, hampers performance. Norfolk Southern’s Chief Operating Officers Cindy Sanborn Sep. 2020 – Dec. 2022 Paul Duncan Jan. 2023 – Mar. 2024 John Orr Mar. 2024 – Present Michael Wheeler Feb. 2016 – Oct. 2020 Norfolk Southern’s Vice President, Transportation (or Equivalent) Directly Reports to COO Hunt Cary Feb. 2021 – Apr. 2022 Floyd Hudson Apr. 2022 – Apr. 2023 Joe Gioe Apr. 2023 – Present Patrick Whitehead Mar. 2020 – Feb. 2021 Company press releases. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 72

The Board's Decision to Hire a New COO Amidst a Contested Election Was a Defensive Maneuver and Should Not Distract Shareholders from Significant Issues

On March 20th, Norfolk Southern announced it paid a $25 million fee and made concessions with regard to a critical part of the railroad's long-term franchise to hire John Orr, previously Chief Transformation Officer of CPKC.

- Mr. Orr is the third individual to hold the COO role in just two years under Mr. Shaw's tenure – previous COO Paul Duncan was in the role for just 14 months.
- Notably, the Board rejected the opportunity to speak with Mr. Boychuk, our proposed COO, who oversaw best-in-class operating metrics and network efficiencies at CSX.
- Norfolk Southern's share price was **down approximately 4.8%** in the week after Mr. Orr's appointment – which we believe is attributable to:
    - The Company's uninspiring operating ratio outlook.
    - Investors' low confidence about Mr. Orr's ability to execute on those targets.
    - Mr. Orr's inexperience as a railroad COO.
    - The governance failures associated with the hiring of Mr. Orr.



Indexed TSR vs. Peers
101
100
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98
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96
95
94
Orr Announcement
3/20/2024
3/21/2024
3/22/2024
3/23/2024
3/24/2024
3/25/2024
3/26/2024
3/27/2024
NSC
Class I Median

This costly and defensive step was taken amidst an election contest, absent a comprehensive search and interview process and without providing shareholders any say in the decision.

Stock price data from Yahoo! Finance.

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The Board and Mr. Shaw Overlooked Mr. Orr’s Questionable Professional Record Mr. Orr’s experience and credentials as a “PSR COO” are unproven and his track record at previous employers is questionable at best. п In hiring Mr. Orr, Norfolk Southern has installed an individual with: п Very limited experience as an operations chief. п No oversight role in any network - wide PSR implementation. п No background at an Eastern U.S. Class I railroad. John Orr п Mr. Orr’s resume does not inspire confidence: п Feb. 2019: Departed Canadian National Railway after roughly six months as SVP and Chief Transportation Officer – a role that was discontinued upon his departure. п Feb. 2019 to Mar. 2021: Did not work at a U.S. railroad. п Apr. 2021: Appointed EVP of Operations at Kansas City Southern after it had already announced its merger with Canadian Pacific on Mar. 17, 2023. п Apr. 2023 to Mar. 2024: Acted as EVP and Chief Transformation Officer of the combined Canadian Pacific Kansas City – a role that was discontinued upon his departure. Public records. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 74

Our Nominee Sameh Fahmy Was the True Implementer of PSR at KCS – Not Mr. Orr

Our director candidate, Mr. Fahmy, was appointed EVP of PSR at Kansas City Southern on Feb. 7, 2019, more than two years prior to Mr. Orr's recruitment to KCS from his position as Chief of Wagon Production at Helrom GmbH.



Sameh Fahmy

- As EVP for PSR, Mr. Fahmy created value for KCS shareholders by:
  - ✓ Reducing operating ratio 3.6 percentage points from 64.3% (FY 2018) to 60.7% (FY 2020)
  - ✓ Shrinking the active locomotive fleet more than 20% from 1,085 (Oct 2018) to 858 (Sept 2021)
  - ✓ Dropping KCS' cars on-line more than 20% from ~46K (4Q 2018) to ~35K (Oct 2021)
  - ✓ Improving fuel efficiency 9% from 1.37 diesel gallons / gross ton mile in 3Q18 to 1.25 in 3Q21
  - ✓ Increasing train velocity 37% from Q4 2018 to Q3 2021
  - ✓ Reducing freight car dwell time by 18% from Q4 2018 to Q3 2021
  - ✓ Generating $150M in annualized savings (with line of sight to additional savings and efficiencies)

[1]Norfolk Southern press release (April 2, 2024). AAR and KCS company reports. Note: Mexico dwell is an average of Monterrey, Nuevo Laredo, San Luis Potosi and Sanchez facilities.

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Our Nominee Sameh Fahmy Was the True Implementer of PSR at KCS – Not Mr. Orr (Cont.) • As a result of his accomplishments, KCS’ share price increased 174% from $103.37 (on February 7, 2019, the day Mr. Fahmy joined KCS) to $283.46 (on October 12, 2021, when he announced his departure). • By the time that Mr . Orr was appointed EVP of Operations at Kansas City Southern in 2021 , Mr . Fahmy had already spent two years implementing KCS’ multi - year network transformation . • Norfolk Southern’s April 2 , 2024 , statement to shareholders that “John [Orr] shaped and guided PSR initiatives at KCS” is a brazenly misleading interpretation of the facts . 1 For example, KCS’ operating ratio worsened by 2 . 2 percentage points during Orr’s tenure at KCS from 60 . 7 (FY 2020 ) to 62 . 9 (Q 3 ‘ 23 ) . Higher MPH Indicates Improvement Lower Dwell Time Hours Indicate Improvement 1 Norfolk Southern press release (April 2, 2024). AAR and KCS company reports. Note: Mexico dwell is an average of Monterrey, Nuevo Laredo, San Luis Potosi and Sanchez facilities. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 76

“[I]f I'm really honest about things, I would say, Pat Ottensmeyer deserves the credit. “[Y]ou could say anything, but I would give the credit to Mr. Ottensmeyer for picking the right person at the right time and having the management foresight to allow somebody with experience to lead in the way he thought it was the right way to do it.” John Orr, COO, Norfolk Southern (Apr. 10, 2024) “I want to extend my recognition to Sameh for the contributions that he has made since joining KCS in 2019. Sameh’s focus, energy and passion for outstanding performance played a key role in KCS’ success, and he is leaving behind a strong and capable cross - functional team that he helped to recruit, develop and mentor.” The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 77 Patrick J. Ottensmeyer, Former CEO, Kansas City Southern (Oct. 13, 2021) Kansas City Southern Announces EVP Precision Scheduled Railroading Sameh Fahmy Will Leave the Company “During his tenure at KCS, which began in January 2019, Mr. Fahmy led the Company through its transformational implementation of Precision Scheduled Railroading (PSR). Under his leadership, the KCS team produced strong and sustainable results including: • Measurable improvement to operating performance, including a 37% increase in train velocity and an 18% reduction in freight car dwell; • PSR initiatives driving double - digit reductions in equipment and improvement to other productivity measures, resulting in significant operating ratio improvement and $150M annualized savings; • Line of sight to additional savings and operational efficiencies; and, • A stronger and more resilient network that better supports KCS’ customers and positions the Company for future growth” - Kansas City Southern Press Release Oct. 13, 2021 Our Nominee Sameh Fahmy Was the True Implementer of PSR at KCS – Not Mr. Orr (Cont.)

The Board and Mr. Shaw Demonstrated Diligence Failures and Poor Judgment in Appointing John Orr as COO

Mr. Orr has been accused of abusive behavior and serious misconduct in the workplace, according to legal filings found by Ancora and interviews Ancora conducted with executives in the industry.

- During his tenure at Canadian National, legal filings in the public domain show that Mr. Orr was accused of abusive behavior and serious misconduct.
- Mr. Orr denied these claims, but a Canadian Arbitration Board opinion found that **allegations of verbal abuse by Mr. Orr made by an employee were credible.**
    - *"Mr. Orr repeatedly threatened [REDACTED]'s job. He called her a 'f***ing wuss' 'stupid b*tch' and 'f***ing idiot.' He said to [REDACTED] in front of [REDACTED] 'Do you always need someone to hold your hand – can't you do your f***ing job?' and similar comments which belittled her or threatened her job."*
- Another complaint filed against Canadian National and Illinois Central Railroad was made by an African American employee, who held a management position and reported directly to Mr. Orr. The employee alleged **racial discrimination against the company**, claiming that he was continually passed over for promotions in favor of Caucasian employees.
- Legal filings in the action allege, *"Orr's significant management flaws, including the malicious abuse of his subordinates."*
    - The executive also recounted that in her opinion, *"Orr's conduct was so bad that CN had to hire (for years and at a substantial expense) executive 'coaches' to counsel Orr on how to behave professionally in the workplace."*
    - The executive was also willing to testify *"that he had conversations with Orr about CN's decision to transfer [the executive] to Memphis because he was Black."*
- Ancora brought these concerns to the Board's attention by private letter **prior to** the March 2024 announcement of the decision to hire Mr. Orr; the Board was fully informed when it chose to go forward with hiring an unqualified executive.

Case 2:19-cv-02152-JTF-cgc Document 281 Filed 06/07/22 Page 1 of 8 PageID 10635

IN THE UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF TENNESSEE
WESTERN DIVISION

TRACY MILLER,
Plaintiff/Counter-Defendant,
v.
CANADIAN NATIONAL RAILROAD CO. and ILLINOIS CENTRAL RAILROAD CO.,
Defendants/Counter-Plaintiffs,
and
GRAND TRUNK CORPORATION,
Third-Party Plaintiff.

Case No. 2:19-cv-02152
JURY DEMANDED
Judge John T. Fowlkes, Jr.
Mag. Judge Charmiane G. Claxton

PLAINTIFF/COUNTER-DEFENDANT'S RESPONSE TO MOTION *IN LIMINE* TO EXCLUDE EVIDENCE REGARDING
JOHN ORR'S PERFORMANCE AS A MANAGER OR HIS CHARACTER

Defendants/Counter-Plaintiffs Canadian National Railroad Co. and Illinois Central Railroad Co. (together, "CN") seek to bar any testimony or evidence regarding former CN railroad operations executive John Orr's ("Orr") management performance or his character (the "Motion"). (Dkt. 252.) Evidence relating to Orr's management performance is highly probative of CN's discriminatory practices with respect to CN's promotion practices and, therefore, admissible. In support of his opposition to this Motion, Miller states as follows:

I. INTRODUCTION

Consistent with so many of CN's other Motions *in Limine*, CN seeks to bar evidence that is clearly harmful to its defense of Tracy Miller's ("Miller") race discrimination claims by misapplying various evidentiary rules and ignoring the obvious relevance of the evidence. In this

Drew v. Canadian National Railway Co. and Miller v. Canadian National Railway Co.

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The Board’s Defensive COO Hire Comes at a Significant Cost Despite his lack of experience leading operations for an Eastern U.S. Class I railroad, Mr. Orr did not come at a bargain. • In addition to paying CPKC $ 25 million, the Board also offered Mr . Orr a generous pay package, which includes : • $750,000 base salary. • $825,000 cash hiring bonus. • $2.7 million target value for an equity grant under the Company’s Long - Term Incentive Plan for 2024. • $6 million long - term equity grant comprised of RSUs. • It is confounding that the Board would be willing to pay such a high price for Mr . Orr – who we believe is a less qualified COO candidate – when it refused to even engage with our proposed COO, a candidate who produced best - in - class operating metrics and network efficiencies at CSX . Rather than putting the best people in place to drive shareholder value, the Board seems to be making costly deals and poor decisions at the expense of shareholders in order to insulate Mr. Shaw and incumbent directors. Company 8 - K (Mar. 20, 2024). The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 79

The Board's Defensive COO Hire Comes at a Significant Cost (Cont.)

The Board also made concessions related to the Meridian Speedway, essentially permitting CPKC to realize greater value from its transaction involving the Meridian & Bigbee Railroad, which it is pursuing with CSX.

- In addition to the $25 million payment, Norfolk Southern agreed to give up part of its long-term franchise, in the form of concessions related to the Meridian Speedway and Terminal.
- It is important to keep in mind that Norfolk Southern invested **approximately $300 million** for a 30% stake in the Meridian assets in 2006, suggesting the net present value of that stake is worth significantly more today.
- The Company has stated that the concessions were related to a portion of the Meridian Speedway that accounts for 1% of total annual revenue, or approximately $120 million.
- Based on sales attributable to the Meridian asset, an operating margin of 30%, tax rate of 22% and market-based earnings multiple of 20x, we estimate a **total of $560 million** of value being impacted by these concessions.
- This amount appears material to us, given that Norfolk Southern is trying to close a **$17 billion market value gap** with CSX.
- Norfolk Southern no longer has the right of first refusal for domestic intermodal traffic moving between the Southeast and the Wylie Intermodal terminal if it moves via the planned CPKC/CSX connection in Myrtlewood, Alabama.
    - Norfolk Southern will no longer have the opportunity of matching or beating bids as it will need to compete directly with the other alternatives (i.e., CPKC/CSX).
    - This could bring additional rail competition into the market that could negatively impact Norfolk Southern's ability to take share from trucking.

FREIGHTWAVES

Norfolk Southern wants close look at proposed CPKC-CSX Southeast corridor

> *"The Meridian Speedway … is a corridor that serves NS' intermodal segment and goes between the Southeast and the central Texas market and the Southeast and Southwest markets in California and Arizona … NS stressed the importance of the corridor to its business when STB was reviewing the merger between CP and KCS."*

The Board and Mr. Shaw rushed into a bad deal that gets Norfolk Southern a short-term PR win while CPKC and CSX, the Company's closest peers, strengthen their partnership and competitive offerings.

FreightWaves article (Oct. 27, 2023). Company filings.

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The Meridian Speedway is the fastest route between the Southeast and Southwest, which are the two fastest growing regions in the United States . Commercial Purpose : 1) Provides an extension of Norfolk Southern’s current intermodal haulage service . 2) Improves capacity and service for intermodal customers between the local Dallas market, and Norfolk Southern’s network in the East . 3) Capital improvements will enhance speed and reliability and provide additional capacity for all customers using the Speedway . 4) Because there are limited alternate routes, the Speedway provided one of Norfolk Southern’s few competitive structural advantages over CSX . It afforded Norfolk Southern the ability to better access several large addressable markets . Meridian Traffic : In 2005 , Norfolk Southern expected to operate approximately 400 , 000 revenue moves between the Southwest and the New Orleans, Meridian and Memphis gateways . • The Norfolk Southern traffic constitutes about 20 % of the Meridian Speedway’s volume ; the remainder is merchandised traffic under KCS’ control . The Value of the Meridian Speedway Is Undisputed The opportunity cost of Norfolk Southern’s concessions will still be regretted by shareholders long after Mr. Orr has left the railroad. Company filings; Kansas City Southern website. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 81

The Value of the Meridian Speedway Is Undisputed (Cont.) Shareholders should be alarmed that the Board and Mr. Shaw willingly gave up a valuable asset to their closest competitor in exchange for hiring an inferior COO candidate. And with respect to the Meridian Speedway, we are focused on protecting our shareholders' interest there and our customers' interest because that is, as you know, part of the fastest route between the Southwest and the Southeast, which are the 2 fastest - growing regions of the U.S. “ ” …you can read our filing. It's that's really focused on protecting our customers' rights and our shareholders' rights with respect to our access to the Meridian Speedway. It's been a growth driver for us, and it's in a lot of demand from the customers that had interacts with on a daily basis. “ ” CEO Alan Shaw J.P. Morgan Industrials Conference, Mar. 16, 2022 29 th Annual Transportation, Airlines and Industrial Conference, May 17, 2022 …the STB provides us a form to protect our customers and our shareholders’ interest… for us, The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 82 it’s really centered around the Meridian Speedway, which is part of the fastest route between the Southeast and the Southwest, which are the two fastest - growing regions in the country. We’re convinced that that is only going to continue to grow. And we’re going to make sure that we protect our shareholders and our customers’ interest there. It’s a big part of our plans moving “ ” forward. Norfolk Southern 4Q21 Earnings Call, Jan. 26, 2022

The Value of the Meridian Speedway Is Undisputed (Cont.) Just two years ago, Norfolk Southern expressed significant concern about what the CPKC merger would mean for the Meridian Speedway and its interests there. Norfolk Southern comment letters to the STB regarding CPKC merger (Feb. 28, 2022). The Meridian - Wylie Route represents a significant component of NS’s commercial and operational offerings to intermodal customers. Preserving NS’s ability to meet its intermodal customers’ needs with competitive rates and services over that line is a primary focus for NS . NS has invested heavily in the Meridian Speedway to improve the conditions and allow for growth of traffic over this route. This strategic investment has resulted in the creation of one of the most competitive new rail routes created this century . NS has worked hard and made significant investment to offer an intermodal service that can compete with trucks. The speed and reliability of the Meridian - Wylie Route is essential to the intermodal service offering . this route to serve their customers in these growing markets. Compared to the next - shortest available route, the Meridian Speedway saves 184 miles between Atlanta and Dallas, 212 miles between Charlotte and Dallas, and 41 miles between Jacksonville and Dallas. “ The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 83 ” “ ” “ ” “ The Meridian Speedway is the most efficient link for shippers who need to move traffic through the major population centers in the Southeast and Southwest, areas of tremendous population and economic growth ... Shippers throughout the NS network today rely on the speed and reliability of ” “ ”

Wall Street Agrees That the Board and Mr. Shaw's Knee-Jerk Hire Comes at a High Cost to Shareholders

Deutsche Bank

*"In exchange for releasing John Orr from his non-compete agreement with CP, Norfolk agreed to a one-time payment to CP of $25 million and also agreed to make "certain commercial and operational considerations related to the Meridian Speedway and the Meridian Terminal". **These payments and concessions deserve scrutiny, in our view, given the potential competitive implications.**"*

SIG SUSQUEHANNA

*"**CP and Keith Creel look great on this trade**… they're absorbing [Orr's] prior role into existing management (i.e., **no cost to replace**), while more importantly **winning both a ~$25M payout from NS and commercial concessions related to NS's Meridian Speedway**… While we don't know the specifics or value of the Meridian Speedway concessions, **clearly they could be meaningful** on this longer term Mexico-to-Southeast growth investment for CP and CSX connected by GWR."*

Deutsche Bank

*"Net net, we're underwhelmed by what we observed yesterday with respect to NSC's announcement. While John Orr is considered a good operator, **it appears the cost to extract him from CP is notable and could have longer-lasting competitive implications, which is unfortunate in the context of the clear alternative. So in this sense, yesterday's announcement raises more questions than answers.**"*

Deutsche Bank

*"**The bottom line is the cost of NSC's new COO appears higher than the headline would suggest**. In addition to the $25 million one-time payment, it could also include capex to elongate sidings and concessions that lead to less volume for NSC and more volume for CP and CSX. **More details and transparency is needed, in our view, given the company could have hired Jamie Boychuk with no concessions, who we consider to be best suited to be the COO of NSC given his long and successful track record.**"*

J.P. Morgan

*"Norfolk also provided some details on the Meridian Speedway agreement with CPKC that **caused a significant amount of confusion and frustration** over the last several weeks. We believe the management team already **missed a few opportunities to clarify this issue** … Ultimately, Norfolk did not quantify the full cost so management will still have to address this issue on the 1Q24 earnings call, especially if the operating momentum does not continue to accelerate"*

Deutsche Bank note (March 21, 2024). Susquehanna note (Mar. 20, 2024). J.P. Morgan note (Apr. 11, 2024).

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A Closer Look: Hunter Harrison Buyout vs. John Orr Buyout

Buyouts of non-competes happen in the railroad sector – however, $25 million for Mr. Orr, who does not have experience leading operations at an Eastern U.S. railroad, is excessive when compared to the 2017 buyout for Hunter Harrison, industry-renowned PSR operator.

	Hunter Harrison	John Orr
Hired to be:	CEO of CSX Corporation.	COO of Norfolk Southern Corporation.
Credentials	✓ Legendary, proven railroad industry leader. ✓ Experience at Illinois Central Railroad, Canadian National Railway and Canadian Pacific.	× No experience at an Eastern U.S. Class I railroad. × EVP of Operations at Kansas City Southern after it had already announced its merger with Canadian Pacific in March 2021.
Non-Compete Buyout from Previous Position	✓ CSX agreed to reimburse $55 million to an investment firm that had facilitated Mr. Harrison's separation from Canadian Pacific, and to pay the remaining $29 million to Mr. Harrison to account for forfeited compensation and benefits. ✓ TOTAL: $84 million in reimbursement.	× Norfolk Southern paid $25 million to CPKC plus significant concessions in a critical asset that Norfolk Southern spent $300 million for 30% ownership of in 2006.[1] × Combined, over time this valuable could be **even higher than the $84 million** that was paid to secure **industry legend Hunter Harrison as CEO**.
Did Shareholders Have a Say?	✓ ***Yes***. *CSX announced on the same day Mr. Harrison was named CEO that it would put the reimbursement arrangement to a shareholder vote. Approximately 93% of shareholders ultimately approved.*[2]	× ***No***. × ***The Board cut a costly deal without running a process for the right candidate.***

[1] https://www.sec.gov/Archives/edgar/data/702165/000070216507000070/investorbook1.htm. [2] CSX Form 8-K (Jun. 8, 2017).

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Shareholders Are Left With More Questions Than Answers The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 86 The Board must provide shareholders additional information regarding the process and value of concessions made to CPKC. • Do the concessions made to CPKC include Norfolk Southern’s exclusivity on KCS merchandise traffic on the Meridian line, through the Meridian Junction, on the way to the Eastern U.S.? • Does Norfolk Southern intend to exercise its right to purchase the Wylie Intermodal Terminal in 2024? • Did the Board calculate the value of the concessions they were giving up before proceeding? If so, why hasn’t the Board disclosed that exact figure to shareholders? • If the Board did not calculate the value of the concessions, how did it decide to proceed without that information? • Did the Board assess the “break even” point for the operational improvements Mr. Orr will have to make in order to rationalize the value in assets and compensation the Company paid for him? • Why didn’t the Board allow shareholders to vote on Mr. Orr’s compensation? We note that the 2017 buyout of Hunter Harrison was put to a vote by shareholders.

The Company’s Buyout of Mr. Orr Ranks Among Some of the Worst Governance Moves The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 87 Decision Paid $25 million to CPKC, a competitor, and gave up Meridian Speedway and Meridian Terminal commercial and operational considerations – without shareholder approval – in exchange for a waiver of Mr. Orr’s non - compete provisions. (March 2024) Consequence To be determined. Decision Issued cumulative voting preferred stock without shareholder approval and in direct response to a major shareholder’s nomination of directors to the board. (2023) Consequence A shareholder sued the company. Board later settled with the shareholder, agreeing to replace three directors, terminate its stockholder rights agreement and get rid of its preferred stock. Decision Agreed to sell Red Lobster without shareholder approval , despite criticism from shareholders and before shareholders could vote at an upcoming requisitioned special meeting. (2014) Consequence Following the sale, shareholders voted to replace the entire 12 - member board with Starboard Value’s nominees – which included Betsy Atkins. A shareholder also sued Darden about the sale. Decision Amended its bylaws requiring anyone nominating directors to identify their own clients and to disclose if they planned to nominate directors at other companies . (2022) Consequence A shareholder sued Masimo about the bylaw amendments. Masimo then reversed the bylaw amendments. Decision Agreed to merge with Sierra Income Corp. without conducting a rigorous and thorough review of other bids. Management conveyed message that it would seek the removal of any director who spoke out against the merger. (2019) Consequence The Court of Chancery of the State of Delaware found that Medley’s board breached its fiduciary duties when agreeing to the merger. The merger was then terminated.

Norfolk Southern’s Board Needs to Face Reality The Wall Street Journal article (Jan. 31, 2024). TD Cowen analyst note (Jan. 29, 2024). Norfolk Southern letter to shareholders (Mar. 20, 2024). “Norfolk Southern was the worst - performing stock last year of all the so - called Class 1 railroads that include Union Pacific, CSX and Canadian National Railway.” - Jan. 31, 2024 “[I]f the company just hit the high end [of guidance] every year for the next three years, NSC’s OR would still be below where its East Coast peer was in 2023 . We do not view new financial guidance as closing the gap with competitors as management suggested … ” the American economy for generations, providing a reliable and growing dividend over the past quarter of a century. We are taking the necessary steps to ensure we continue to play this critical role for The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 88 generations to come. “ Norfolk Southern's transformation is at an inflection point. The board of directors has taken action to strengthen our business, protect our franchise, and ensure Norfolk Southern is positioned to deliver long - term shareholder value. Our railroad has been a pillar of ” Norfolk Southern Board of Directors

Current Directors We Are Seeking to Replace and Why



Heidi Heitkamp

Norfolk Southern Nominee for 2024 Annual Meeting

Lack of Relevant Experience
- × Senator from North Dakota, a state in which Norfolk Southern does not operate.
- × Career politician; no prior public board experience.

Judgment Concerns
- × History of negative media coverage following her controversial remarks – including a rumor about a fellow politician that resulted in the threat of legal action against Ms. Heitkamp – and campaign ads which identified some women as survivors of abuse without their knowledge or consent.
- × Suddenly reversed her public stance on capital gains taxes in 2021, which earned her significant scrutiny.



John Huffard, Jr.

Finance and Risk Management Committee

Human Capital Management and Compensation Committee

Lack of Relevant Experience
- × Capital markets experience in preparing a company to go public is of little relevance to Norfolk Southern's mature stage.
- × Only one other instance of public board experience at a company he founded and served as an executive. We believe he lacks significant experience with corporate governance best practices.

Poor Director Track Record
- × As member of the Finance and Risk Management Committee, he has overseen financial underperformance.
- × As member of the HCMCC, he awarded Mr. Shaw $13.4 million in compensation following East Palestine derailment.

Not Committed to Good Governance
- × 35% of Tenable (NASD: TENB) shareholders withheld support at TENB's 2023 AGM due to the company's classified Board; Huffard has been a Director at TENB for 21 years.



Amy Miles

Chair, Board of Directors

Chair, Executive Committee

Lack of Relevant Experience
- × Lack of railroad industry experience; her experience stems from running a movie theater chain.
- × Her M&A experience at Regal doesn't translate substantially to Norfolk Southern.
- × Ms. Miles lacks the qualifications to be Chair – let alone a director – of a publicly traded Class I railroad.

Objectivity Concern
- × Demonstrated lack of independence from Mr. Shaw based on Ancora's engagement.

Poor Director Track Record
- × As Chair of the EC, she is responsible for key decisions, including the Company's insufficient response to East Palestine and its costly hire of Mr. Orr.



Claude Mongeau

Human Capital Management and Compensation Committee

Safety Committee

Objectivity Concern
- × Demonstrated lack of independence from Mr. Shaw based on Ancora's engagement; Ancora believes he would be disruptive if our nominees are elected.

Transparency Concerns
- × Spent 12 years on the board of SNC-Lavalin, which was embroiled in a bribery scandal with the Libyan Government.
- × SNC-Lavalin owns Atkins Nuclear Secured, the company hired by Norfolk Southern to perform a safety assessment after East Palestine – despite having no railroad industry experience.

Poor Director Track Record
- × As member of the HCMCC, he awarded Mr. Shaw $13.4 million in compensation following the East Palestine derailment.

Public records.

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Current Directors We Are Seeking to Replace and Why (Cont.)



Jennifer Scanlon*

Chair, Governance and Nominating Committee

Safety Committee

Executive Committee

Lack of Relevant Experience

× Serves on the SC despite having a lack of relevant safety experience; Norfolk Southern has been citing USG Corporation's ("USG") safety awards three years before she was CEO there.

Lack of Regard for Governance

× Ms. Scanlon and Stephen Leer's prior relationship at USG – where Mr. Leer was CEO and Ms. Scanlon was Chair – represents a potential conflict of interest and a potential lack of regard for good governance.

× When taken together with USG's questionable response to the 2019 unsolicited offer from Knauf, the Board's decision to appoint Ms. Scanlon Chair of the GNC is confusing.

Poor Director Track Record

× As member of the GNC, she oversaw the nomination of Ms. Heitkamp as a new director – despite her lack of relevant qualifications.



Alan Shaw

Executive Committee

Lack of Relevant Experience

× Has not successfully implemented a strategy to close the performance gap to CSX.

× No other public company board experience.

Poor Director Track Record

× During his director tenure, the Company has delivered TSR of (5.1)%.[1]

× As member of the EC, he is responsible for key decisions, including the Company's insufficient response to East Palestine and its costly hire of Mr. Orr.

Objectivity Concern

× Removing Mr. Shaw from the Board would enable an orderly CEO transition.



John Thompson

Chair, Human Capital Management and Compensation Committee

Executive Committee

Governance and Nominating Committee

Objectivity Concern

× Long-tenured; he has served as a director since 2013.

Lack of Relevant Experience

× His experience as an advisor to Best Buy is of limited value in Norfolk Southern's regulatory environment.

Poor Director Track Record

× As Chair of the HCMCC, he awarded Mr. Shaw $13.4 million in compensation following the East Palestine derailment.

× As member of the EC, he is responsible for key decisions, including the Company's insufficient response to East Palestine and its costly hire of Mr. Orr.

× As member of the GNC, he made Ms. Miles Chair of the Board – despite her lack of relevant qualifications.

Public records. *Ms. Scanlon became Chair of the GNC and a member of the Executive Committee on Mar. 25, 2024. She previously served as a member on the GNC. [1]As of the unaffected date of Jan. 31, 2024.

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Claude Mongeau's Actions Run Counter to Shareholders' Interests



Claude Mongeau

> "I think it's really important, powerful that Keith Creel, Pat Ottensmeyer, and **Claude Mongeau said [Mr. Orr] is the guy.**"

Mr. Shaw, Apr. 10, 2024 virtual fireside chat


CBC

Nortel failed amid 'culture of arrogance'

Canadian telecom giant's demise studied by Ottawa research team


THE GLOBE AND MAIL

TD Bank faces stiff penalty from FinTRAC for faulty controls to prevent money laundering

Demonstrated Lack of Alignment with Norfolk Southern Shareholders

- x Mr. Mongeau appears to have been the architect of Norfolk Southern's costly John Orr hire.
- x Mr. Mongeau worked at Canadian National Railway from 1994 to 2016 – and was CFO when Mr. Orr was accused of abusive behavior and serious misconduct in the workplace. Mr. Mongeau himself said that he "worked closely with [Mr. Orr] at CN."[1]
  - x We expect that shareholders may struggle to reconcile Mr. Mongeau's knowledge of Mr. Orr's character with the decision to endorse Mr. Orr to be COO of Norfolk Southern.
- x Mr. Mongeau has demonstrated zero ability to hold management accountable for missed targets.

Concerning Track Record at Other Companies

- x Mr. Mongeau was a director of Nortel Networks Corporation and Nortel Networks Limited from 2006 to 2009, when Nortel Networks Corporation filed for bankruptcy protection.
- x Since 2015, Mr. Mongeau has served as a director of TD Bank, which was found to have faulty anti-money laundering controls by Canada's financial crimes watchdog in 2023.

He may be nominally independent, but Mr. Mongeau has repeatedly shown that he is not capable of advocating for shareholders' interests when they conflict with management.

Public records. Company filings. CBC article (Mar. 21, 2014). The Globe and Mail article (Jan. 26, 2024). [1]Norfolk Southern press release, Mar. 20, 2024.

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Shareholders heard many of Norfolk Southern’s same unsubstantiated arguments used during the CP proxy contest in 2012 and the attempted 2015 CP - Norfolk Southern merger. Norfolk Southern Is Running the Same, Old Defensive Playbook Despite the same claims being made to try to prevent shareholder - driven change, CP’s new board and management team improved performance and achieved a superior operating ratio. CP Proxy Circular – Mar. 22, 2012 Norfolk Southern in 2015 CP in 2012 What Norfolk Southern Is Now Arguing “If Canadian Pacific were to implement its short - term strategy, it would cause Norfolk Southern to lose substantial revenues from our service - sensitive customer base.” Norfolk Southern press release – Dec. 4, 2015 “Pershing Square’s operating ratio targets for Canadian Pacific are unrealistic and lack credibility.” “The Norfolk Southern board remains confident that the continued execution of its strategic plan is superior to Canadian Pacific's grossly inadequate and high - risk proposal." Norfolk Southern press release – Dec. 7, 2015 “Pershing Square’s stated OR target is both unrealistic and unachievable by 2015.” Former CP Chairman – Mar. 27, 2012 “We have a clear path for further progress...” (Despite a track record of underperformance) Norfolk Southern press release – Mar. 20, 2024 “The math around Ancora's short - term targets that were advertised to our investors … only works with significant and immediate employee furloughs…” The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 92 “Our relationships with customers, employees, and regulators would be at great risk, and lead to the deterioration of shareholder value.” Norfolk Southern press release – Mar. 20, 2024

We Encourage Shareholders to Focus on the Facts

	Board's Claim	Reality
Mr. Shaw's Leadership	*"Alan Shaw is a crisis-tested leader who is delivering change."*	• Mr. Shaw failed to drive meaningful growth and make meaningful contributions to value creation as CMO; a review of earnings materials and public data reveals the Company's share price appreciation was tied to headcount reductions and an operating ratio improvement driven by James Squires' efficiency efforts prior to departing. • Mr. Shaw's "crisis-tested" leadership leaves a lot to be desired based on his unwillingness to even show up at an East Palestine, Ohio town hall following the derailment and his willingness to take a large raise in total compensation while the Company was in disarray. • Mr. Shaw has changed Norfolk Southern from an efficient – albeit lagging – railroad with a low 60s operating ratio in 2021 to a broken railroad with a plan that only gets it back to those levels in the 2027 range.
Mr. Shaw's Strategy	*"Following his appointment in 2022, Shaw took decisive action and began implementing a balanced strategy to deliver safe and reliable service, continuous productivity improvements, and growth."*	• Mr. Shaw has overseen several severe safety lapses and poor service metrics that lag those of Class I peers, which is why high-margin merchandise volume has been evasive. • Mr. Shaw has overseen a deterioration in productivity indicators and a lack of growth outside of low-margin intermodal volume, which the Company is overdependent on.

Norfolk Southern press release (Mar. 20, 2024).

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We Encourage Shareholders to Focus on the Facts (Cont.)

	Board's Claim	Reality
Company Outlook	*"The company is on track to deliver top-tier earnings and revenue growth, with industry competitive margins – including ~400 basis points of operating ratio improvement during the second half of 2024."*	• Nothing of substance has changed since January 2024 – when Norfolk Southern issued disappointing guidance – to justify the Board's revised outlook for the second half of 2024. • In putting forth its recent targets regarding reducing compensation costs, the Company fails to explain how this will be achieved absent headcount reductions – which, in our view, would be the only way they could accomplish this stated goal. • Mr. Orr's appointment raises inherent issues given that the Board and Mr. Shaw do not support PSR. This will likely result in tensions and loss of strategic focus.
Mr. Orr's COO Qualifications	*"Norfolk Southern has brought on John Orr as COO to accelerate the execution of its strategy. John Orr is a PSR expert and comes to Norfolk Southern following a long and successful career at multiple railroads including Canadian National and CPKC."*	• Mr. Orr has never led operations at an Eastern U.S. Class I railroad, and he is not worth the $25 million cash payment and the concessions Norfolk Southern is now providing on the Meridian assets to CPKC – after investing $300 million in the Meridian assets. • Mr. Fahmy, our director candidate, oversaw the multi-year network transformation as EVP of PSR at Kansas City Southern well before Mr. Orr even joined the organization in 2021. • By the time Mr. Orr joined Kansas City Southern and became a first-time operations chief at a Class I railroad in 2021, the merger with Canadian Pacific had already been announced. • When the merger was finalized, CPKC CEO Keith Creel put a different individual in the COO role – not Mr. Orr.

Norfolk Southern press release (Mar. 20, 2024).

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Our Slate’s Solution: New Board and Management With a New, Safety - First Strategic Vision

The Market Has Responded Positively to Our Campaign for Leadership, Safety and Strategy Changes Bloom be rg. Shares of Norfolk Southern have outperformed CSX and the median of Class I Railroad peers since the unaffected date. Indexed TSR Since News of Ancora’s Involvement 108 106 104 102 100 110 112 114 Jan '24 Apr '24 NSC CSX Class I Median 1/31: WSJ reports on Ancora’s involvement 2 / 20 : Ancora introduces its nominees and the case for change at Norfolk Southern 3/2: Norfolk Southern trains were involved in a collision and derailment in PA 3/26: Ancora files definitive proxy with SEC 4/5: Ancora details failures in appointment of Mr. Orr as COO The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 96

Shareholders and Sell-Side Analysts Support Our Campaign

" [...] we believe a change in management and refreshment of the board at NSC are warranted and could stimulate improved operations and thus equity performance. For these reasons, we intend to support the election of dissident nominees Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere, and Allison Landry. "

NEUBERGER | BERMAN

Neuberger Berman, 0.4% shareholder
Apr. 5, 2024

" **We see value in potential management change with Jim Barber as CEO and Jamie Boychuk as COO as proposed by the activist investor Ancora**... especially given the historical margin underperformance of Norfolk Southern." "

BARCLAYS

Barclays
Mar. 25, 2024

" We believe the status quo at NSC will lead to continued underperformance of the railroad. We also believe that **Board refreshment and Jim Barber's and Jamie Boychuk's leadership are essential for enhancing safety** and for **ensuring outstanding long-term achievements** for the benefit of all NSC's shareholders and other stakeholders. "

EdgePoint Investment Group, 1.38% shareholder
Mar. 4, 2024

" It appears NSC is making the case that changing the Board and management would pose significant risk to service and safety. But in reality, **NSC has already endured the most service and safety challenges in recent years**, including the unfortunate events of East Palestine last year, and defective chassis across its network that impacted service and posed safety risks in 2021." "

Deutsche Bank

Deutsche Bank
Feb. 27, 2024

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Our Slate Has the Right Experience to Move Norfolk Southern Forward Betsy Atkins • Capital Allocation: CEO and Founder of Baja Corp., a venture capital firm that has focused on software and technology since 1993. • Governance: Director of SL Green Realty Corp. (NYSE: SLG), SolarEdge Technologies, Inc. (Nasdaq: SEDG) and Enovix Corp. (Nasdaq: ENVX). • IT and Cybersecurity: Chair of Google Cloud’s advisory board and advisor to Jamf Holding Corp. (Nasdaq: JAMF). • Executive Experience and M&A: CEO and Chair of Clear Standards, Inc. (2009, acquired by SAP), NCI, Inc. (1991 to 1993), and Key Computer Laboratories, Inc. (1989, acquired by Amdahl). Corporate governance expert and repeat CEO with experience in capital allocation decisions, power storage, information technology and M&A. James Barber, Jr. • Executive Experience, Logistics, Operations: 35 years at United Parcel Service, Inc. (NYSE: UPS), beginning as a driver and ending as COO and President from 2018 to 2019. • Int’l Business: Head of UPS International from 2013 to 2018. • M&A: Worked in UPS's Mergers and Acquisitions Group, oversaw multiple key acquisitions and integration processes. • Governance, Logistics and Transportation: Director of C.H. Robinson Worldwide, Inc. (Nasdaq: CHRW) and U.S. Foods Holding Corp. (NYSE: USFD). • Finance: Audit committee financial expert. Shipping and logistics industry veteran with significant experience in finance, strategic planning and risk management. William Clyburn, Jr. • Regulation: Commissioner and Vice - Chairman of U.S. Surface Transportation Board from 1998 to 2001. • Legislation: Senior Advisor to two Senators and various roles on transportation - related Senate Committees. • Gov’t Relations : Principal at Clyburn Consulting, advises transportation and telecommunications clients on governmental issues and processes . • Legal: Clerked for Circuit Court Judge for the Second and Ninth Circuits, South Carolina; Member of SC Bar. • Engineering: Engineer at Westinghouse's Savannah River Laboratory. Former railroad regulator with 30 years of experience in all three branches of the U.S. government. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 98

Our Slate Has the Right Experience to Move Norfolk Southern Forward (Cont.) Sameh Fahmy • Executive Experience, Railroad Operations: EVP of PSR at Kansas City Southern from 2019 to 2021; Optimization Consultant at CSX (Nasdaq: CSX) from 2017 to 2019; SVP at Canadian National (NYSE: CN) overseeing engineering, mechanical and supply management. • Governance, Railroad and Int’l Business: Former director of Rumo Railway (BVMF: RAIL3) and previously worked at the Association of American Railroads and Amtrak. • Audit: Chartered Professional Accountant. Former railroad and transportation industry executive with safety, supply management, engineering and mechanical experience . John Kasich • Governance and Regulatory: Governor of Ohio from 2011 to 2019; Governing the seventh largest state, he significantly improved Ohio’s business climate, reducing needless red tape and regulations, streamlining operations and creating a private economic development entity. His fiscal and managerial stewardship produced cumulative surpluses of nearly $3 billion. • Legislation: Chaired the House Budget Committee from 1995 to 2001. A chief architect of a balanced federal budget for four years — a feat not accomplished since. • Finance: Investment Banking Managing Director, Lehman Brothers from 2001 to 2008. Served on corporate boards including Worthington Industries, Instinet and Invacare. Founder of the Kasich Company, which advises companies on establishing critical connection to customers, capital and thought - leadership that can create new opportunities for success . Former Ohio governor and congressman with significant regulatory, legislative and executive policy experience. Gilbert Lamphere • Railroad, Executive Experience, M&A and Finance: Chairman of MidRail Corp., a privately - held freight rail company, since 2016; Chairman of Illinois Central from 1990 to the 1998 sale to Canadian National; Co - Founder of MidSouth Rail Corp, which was sold to Kansas City Southern in 1994; Director of privately - held Florida East Coast Railway from 2005 to 2007. • Governance: Director of Canadian National (NYSE: CN) from 1998 to 2005 and CSX Corp. (Nasdaq: CSX) from 2008 to 2015. Former private equity CEO and public company board member with 35 years of experience in the railroad and transportation industries. Allison Landry • Strategy, Finance: Lead Equity Research Analyst at Credit Suisse for the U.S. transportation sector, covering Class I railroads, logistics, trucking and parcel/airfreight from 2005 to 2021. • Governance: Director of XPO, Inc. (NYSE: XPO). In her role as Vice Chair of the Board and Chair of the Nominating and Governance Committee, she has been integral in assisting the company with its operational turnaround. Since these initiatives have been announced, XPO stock has increased ~250% from April 2023. • Transportation : Strategic advisor and member of the Windrose Technology advisory board . • Audit: Senior Accountant at OneBeacon Insurance Company from 2001 to 2005. Former U . S . transportation and logistics sector analyst with extensive corporate governance and compensation expertise . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 99

Our CEO Candidate: Jim Barber Jim Barber, Proposed CEO With Proven Ability to Deliver Network Operating Leverage and Reliability • Has a clear vision for the team, operating plan and growth needed to turn around Norfolk Southern. • Previously served as the COO of UPS, one of the country’s largest railroad customers and a $125 billion market value parcel carrier with a global network that generates more than $90 billion in sales annually. • During his 35 - year career at UPS, Mr. Barber held key leadership positions in UPS’s Domestic and International business units, as well as in Supply Chain Solutions. • Mr. Barber is credited with leading much of UPS’s growth, including in both mature and emerging international markets. • Has reached scores of effective labor agreements through constructive negotiations, while overseeing lauded safety initiatives in both the Ground network and the UPS airline. • Current member of the board of directors of C.H. Robinson Worldwide, Inc. (Nasdaq: CHRW), a major logistics company, where he serves on the Audit Committee. • Current member of the board of directors of U.S. Foods Holding Corp. (NYSE: USFD), a major food distributor, where he serves on the Compensation and Human Capital Committee. • If elected, our slate intends to make every effort to expeditiously appoint Mr. Barber as CEO. Mr. Barber has a track record of growth and significant experience in operations, supply chain, strategic planning, employee relations and risk management from his 35 - year career as a leader in the shipping and logistics industry. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 100

Our CEO Candidate: Jim Barber



Jim Barber's Experience from UPS Is Highly Relevant to Norfolk Southern

UPS and NSC are transportation network businesses with similar characteristics:

UPS	NSC
✓ On time network	✓ PSR
✓ On time delivery performance	✓ Trip plan compliance
✓ Handles per package	✓ Switches per car
✓ Trailer on flat car	✓ Intermodal service
✓ OSHA recordable accidents & injuries	✓ FRA safety metrics
✓ Revenue per piece	✓ Revenue per mile
✓ Cost per piece	✓ Cost per carload
✓ Pilots	✓ Conductors
✓ Hubs and sorts	✓ Terminals and humps
✓ Technology in air	✓ Positive train control
✓ Pieces per trailer	✓ Train length
✓ Trailer delivery and pick up	✓ Industrial carload pick up
✓ Trailer drop	✓ Carload drops
✓ Operating leverage	✓ Operating leverage
✓ Duopoly with FDX	✓ Duopoly with CSX

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Jim Barber Has Stronger CEO Credentials and an Energizing Growth Strategy Jim Barber, Jr. x Extensive and hands - on operational experience beginning as a driver at UPS and ending as COO and President . x Track record of executing numerous growth strategies at UPS, overseeing UPS’s vast network outside the U . S . and helping push the company into more emerging markets . x Largest U.S. rail and long - time Norfolk Southern customer. x Deep experience in logistics and international operations as President of UPS International and a director of C . H . Robinson . x Financial expert with experience overseeing acquisitions and integrations . Alan Shaw п Non - operating background in marketing and sales, industrial development, real estate and customer relations . Was in coal, chemicals and financial staff roles during his first 20 years at Norfolk Southern . п Delivered anemic CAGR of 1 % over the six years he served as CMO of Norfolk Southern . п Supposed expert in “relationship building” and “customer relations” despite disastrous response to East Palestine derailment . п Overseen worsening operating ratio and profit margins at Norfolk Southern . п Lack of independent perspective and corporate governance expertise, after 30 + years at the Company, with no public company board experience outside of Norfolk Southern . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 102

Professional Endorsements for Our Proposed CEO: Jim Barber



*Before I ever served on a Board with Jim, I knew about the instrumental role he played in building and running the world's best networks at UPS for decades. He led international and supply chain segments with the revenue, earnings and size to rival the world's leading standalone supply chain companies. As I got to know Jim and tap his knowledge, it became apparent that **he is an operator with the type of strategic and financial acumen that makes a top-notch CEO. Any public company in the transportation sector would be lucky to have him at the helm**.*

-Scott Ferguson, Managing Partner of Sachem Head Capital Management, – Apr. 4, 2024

*Barber is highly regarded as a **logistics operator who helped turnaround U.S. peak season problems at UPS during his tenure as COO**... If Barber were confirmed in [the C.H. Robinson CEO] role, we believe it would be a positive development for Robinson...*

-JPMorgan Chase & Co. analyst report – Jan. 9, 2023

*Jim has a very rare combination of extraordinary leadership gifts including personal authenticity and integrity, emotional and operational intelligence, wisdom and poise under pressure, and a multi-dimensional grasp of the internal and external forces of human and marketplace competitiveness. I have watched Jim **wisely lead one of the world's largest, most complex, and highly respected organizations to world-class operational efficiency and effectiveness,** to preferred employer status, to industry leading financial performance, to enviable technical innovation, and to a uniquely future-ready corporate foundation.*

- Dr. Ed Frazelle, President and CEO, RightChain Incorporated, Founder, The Supply Chain Logistics Institute at Georgia Tech – Apr. 7, 2024

*Working with Jim Barber on the U.S. Foods board has been a great experience. **He is an executive who understands the importance of communication, feedback and operational rigor. We have benefited from his strategic and operational prowess stemming from his time leading the operations of a complex, global network.** Any shipping and logistics company would be lucky to have Jim onboard.*

- Robert Dutkowsky, Board Chairman of US Foods Holding Corp. – Apr. 13, 2024

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Jim Barber – Case Study In early 2005 , UPS bought Lynx Express, Ltd . , one of the largest ground parcel companies in the UK and Ireland, to expand from import - export into actual domestic service . The transaction ballooned UPS’s size in the UK and Ireland approximately 500% , measured in terms of employees, facilities or vehicles . The M&A plan called for the integration to be completed in three years . Successful integration meant convincing 10 , 000 Lynx and 3 , 000 UPS employees that, by following the UPS methods and procedures, they could increase productivity by 40% . Over 5 , 000 employees voluntarily left the company and had to be replaced, which required renegotiated agreements with four unions as well as European Works Councils before UPS could hire . Integration also meant modifying or closing more than 30 buildings and facilities and construction of a new hub, which itself employed 2 , 000 people . It did not go entirely to plan, but it was successful . In 2009 and 2010 , the UK and Ireland team was awarded UPS Global Best in Class awards for operating margins, safety and service . Ultimately, UPS became the # 1 parcel delivery firm in the UK with shippers and receivers . This achievement was recognized with the selection of UPS by the London Olympic Organizing Committee to be the official logistics provider to the 2012 Olympic Games . Six years later, Mr . Barber was promoted to the role of COO of UPS and his work establishing UPS in the UK and Ireland was recognized by BritishAmerican Business (similar to the US Chamber of Commerce) with the 15 th Annual Corporate Citizenship award . Within UPS, business is managed with input from a document called The UPS Policy Book . It contains guiding principles from past UPS leaders . One of Mr . Barber’s favorite policies is : Determined people working together can accomplish anything. The experience Mr . Barber has bringing new methods and procedures to a new employee base, gaining buy - in and achieving dramatic productivity improvements is directly relevant to the task before us at Norfolk Southern . He will help transform the way the Company uses its assets and people to provide better service, return to profitable growth and operate with safety and efficiency . UPS filings. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 104

Our COO Candidate: Jamie Boychuk Jamie Boychuk, a Proven Railroad Operator and the Ideal Proposed COO • A lifelong railroader with the safety record and scheduled railroading acumen needed to help turn around Norfolk Southern . • Previously served as the Executive Vice President of Operations at CSX, where he led a variety of operational initiatives during a period in which the railroad improved performance across all operating metrics and unlocked significant value for shareholders . • Under Mr . Boychuk’s leadership, CSX delivered the best rail operating margin in the history of Eastern railroads . • Mr . Boychuk, who worked directly with industry legend Hunter Harrison, also helped CSX amass a strong safety record and reduce burdens on rail workers . • Upon his departure from CSX in 2023 , the company publicly thanked Mr . Boychuk for “his role in the implementation of scheduled railroading . ” 1 • Previously, Mr . Boychuk spent nearly two decades at Canadian National, where he held operations roles of increasing responsibility and seniority . • If elected, our slate intends to make every effort to appoint Mr . Boychuk as COO as expeditiously as possible . Mr. Boychuk’s industry background and scheduled railroading expertise make him the ideal partner for proposed CEO Jim Barber, representing an operational dream team with vast transportation network experience. 1 CSX press release, Aug. 4, 2023. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 105

Jamie Boycchuk Has Stronger COO Credentials



Jamie Boychuk

- ✓ A lifelong railroader with the safety record and scheduled railroading acumen needed to help turn around Norfolk Southern.
- ✓ Previously served as the EVP of Operations at CSX, where he led a variety of operational initiatives during a period in which the railroad improved performance across all operating metrics and unlocked significant value for shareholders.
- ✓ Mr. Boychuk, who worked directly with industry legend Hunter Harrison, also helped CSX amass a strong safety record and reduce burdens on rail workers.
- ✓ Prior to his time at CSX, Mr. Boychuk spent two decades at Canadian National Railway, where he held operations roles of increasing responsibility and seniority.



John Orr

- × No experience at an Eastern U.S. Class I railroad.
- × Appointed EVP of Operations at Kansas City Southern after it had already announced its merger with Canadian Pacific in March 2021.
- × Acted as EVP and Chief Transformation Officer of the combined Canadian Pacific Kansas City – a role that was discontinued by CPKC upon his departure.
- × Mr. Orr lacks expertise in implementing and overseeing PSR, especially **network redesign**, which is the greatest area of opportunity for Norfolk Southern.
- × In previous positions, Mr. Orr has faced complaints about his abusive behavior toward employees. A Canadian adjudicator found allegations of abuse to be credible.*

** Drew v. Canadian National Railway Co. and Miller v. Canadian National Railway Co.*

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Professional Endorsements for Our Proposed COO: Jamie Boychuk Jamie was an exceptional partner to me for many years, especially when I promoted him to operations chief at CSX. He “ was a driving force behind our operational transformation into a top - performing rail, thanks in large part to him successfully implementing operational improvements that were critical to generating strong efficiencies. He is one of the best operators I’ve seen in the rail industry, and any Class I would be fortunate to have him as COO. - Jim Foote, Former CEO of CSX – Apr. 4, 2024 Jamie has demonstrated great skill in producing industry - leading results in service, safety and efficiency gains throughout his 20+ year career. As a board member of CSX, I was able to see firsthand how he is truly an expert in rail operations and a stronger leader of large organizations. “ When I think about Jamie, I think about one of the country’s top railroad operators. His ability to take operational strategies from ideation to implementation to ongoing management is second to none . If I was looking to turn around a railroad or put a new network in place to improve service and value creation, Jamie would be my first call. He is at the top of the next generation of transformative railroad leaders. “ The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 107 - Tony Reck, Former CEO & Chairman of P&L Transportation – Apr. 10, 2024 - John McPherson, Former CSX Director, Former CEO of Illinois Central and Former COO of East Coast Railway – Apr. 4, 2024

The Investment Community Supports Our Proposed Management Team

UBS

"While there are many other components to the approach, we believe **these steps are critical** pieces of the broader objective to **deliver a simpler, lower cost merchandise train network operation**."

J.P.Morgan

"Barber is **highly regarded as a logistics operator** who helped **turnaround U.S. peak season problems** at UPS during his tenure as COO... If Barber were confirmed in [the C.H. Robinson CEO] role, we believe it would be a **positive development** for Robinson..."

STIFEL

"We don't like seeing Jim Barber retire. After a successful run as head of the UPS International, we were optimistic about the company's prospects when they brought him back to Atlanta as COO less than two years ago. **We are less optimistic about the next several years at UPS with him gone.**"

Deutsche Bank

"What we believe is that **a well run railroad is also a safer railroad** (and vice versa), and we hold **Jamie Boychuk's operating ability in the highest regard** based on what he and the team accomplished at CSX, and CNI before that."

citi

"[Former UPS COO Barber was] 'well-liked by the investment community' [and was an executive] '**seen as an operational catalyst**.'"

SIG SUSQUEHANNA

"We believe Jamie Boychuk is a **very viable Chief Operating Officer candidate with a CN/CSX PSR pedigree**..."

UBS analyst note (Mar. 13, 2024); J.P. Morgan analyst note (Jan. 9, 2023); Stifel analyst note (Oct. 23, 2019); Deutsche Bank analyst note (Feb. 27, 2024); Citibank analyst note (Oct. 22, 2019); Susquehanna analyst note (Feb. 1, 2024).

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Our Slate Supports Appointing a Proven Railroad Operator as Chief of Staff



David Dealy, an Experienced Railroad Executive

- A long-time transportation executive with a track record of successfully implementing PSR models at various railroads.
- Previously spent 14 years at BNSF Railway, where he implemented several PSR systems and oversaw the highest train speed, second-lowest terminal dwell, highest locomotive and employee productivity in the industry, while maintaining operating expenses.
- Previously spent 17 years as General Superintendent at Union Pacific in Chicago, the primary interchange for all railroads in the U.S., and improved locomotive efficiency into and out of Los Angeles, a critical origination and destination point.
- Recruited by Canadian Pacific to re-implement PSR in Saskatchewan, Manitoba and British Columbia – the company's two largest operating sections.
- Previously worked with Art Schoener – former President and COO at Kansas City Southern – at Union Pacific, where he helped create the most efficient rail yard in history.
- Began his career running the largest hump yard at Missouri Pacific Railroad.
- If elected, our slate intends to appoint Mr. Dealy as Chief of Staff.

BNSF RAILWAY

UNION PACIFIC

Mr. Dealy's vast industry experience and PSR expertise can help inform how Norfolk Southern can effectively implement a responsible, balanced PSR program.

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ATKINS BARBER CLYBURN, JR. FAHM Y KASICH LAMPHERE LANDRY RAILROAD OR T RANSPORT ATI ON EXPERTISE LOGISTICS & SUPPLY CHAIN MANAGEMENT GOVERNMENT AFFAIRS HUMAN CAPITAL MANAGEMENT & COMPENSATION EXECUTIVE EXPERIENCE FINANCE, ACCOUNTING & STRATEGY PUBLIC COMPANY BOARD EXPERIENCE ENVIRONMENTAL & SAFETY TECHNOLOGY NOT PREVENTED BY NSC’S PAST ERRORS FROM MAKING THE NEXT RIGHT CHOICE Our Slate Has Proven Railroad Industry and Well - Rounded Experience (additional details begin on slide 187) The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 110

Our Slate Has Necessary Experience That is Lacking on the Current Board

	ATKINS	BARBER	CLYBURN, JR.	FAHMY	KASICH	LAMPHERE	LANDRY	HEITKAMP	HUFFARD	MILES	MONGEAU	SCANLON	SHAW	THOMPSON
EXECUTIVE LEADERSHIP	●	●	◑	●	●	●	○	●	●	●	●	●	●	◔
OPERATIONAL IMPROVEMENT PROCESSES	●	●	◔	●	○	◑	◑	○	○	○	●	●	◔	○
CORPORATE GOVERNANCE	●	●	◑	●	●	●	●	◔	●	●	●	○	◔	●
TRANSPORTATION / LOGISTICS	●	●	●	●	◑	●	●	○	○	○	●	◑	●	◑
SALES / MARKETING	●	●	○	●	●	○	○	○	◑	●	◔	◔	●	◔
M&A	●	●	◑	○	◔	●	◑	○	○	○	○	●	○	○
INFORMATION TECHNOLOGY	●	◑	◔	●	○	○	○	○	●	◔	○	●	○	●
STRATEGIC PLANNING	●	●	◔	●	◑	●	●	◔	●	●	●	●	●	●
SAFETY	◑	○	●	●	◔	○	○	○	○	○	●	○	◔	○
CAPITAL ALLOCATION	●	●	○	○	◔	●	○	○	○	○	○	○	○	○
AUDIT/FINANCIAL REPORTING	◑	●	○	●	○	●	◑	●	◑	◑	●	○	◑	○
FEDERAL REGULATION	◑	◑	●	○	●	○	○	◔	○	○	◔	○	◔	○
DERAILMENT AFTERMATH	○	○	●	○	○	○	○	◑	○	○	○	○	○	○
LEGISLATION / LOBBYING	○	○	●	○	●	○	○	●	◔	○	○	○	◑	◑

○ No experience | ◔ No detailed experience | ◑ Relevant experience, though limited in breadth or depth | ● Subject matter expert

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Betsy Atkins



Ms. Atkins is a corporate governance expert and three-time CEO with experience in capital allocation, transformations and strategic planning.

- ✓ CEO and Founder of Baja Corporation, a venture capital firm focused on software, technology, energy and digital transformation.
- ✓ Member of the boards of directors of SL Green Realty (NYSE: SLG), SolarEdge Technologies (Nasdaq: SEDG), Enovix Corporation (Nasdaq: ENVX), Wynn Resorts (Nasdaq: WYNN) and Rackspace Technology (Nasdaq: RXT).
- ✓ Former CEO and Chair of SaaS Company Clear Standards, an energy management and sustainability software company, CEO and Chair of NCI, a functional food/nutraceutical company, and CEO of Key Supercomputer Labs, which delivers technology-driven seismic analytics and sustainability insights.
- ✓ Previously served on the board of directors of companies that include Darden Restaurants, Schneider Electric, Cognizant Technology, HD Supply and Volvo Car Corporation.
- ✓ Will reduce her board commitments to ensure that, if elected, she will not be on more than four boards.

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Professional Endorsements for Betsy Atkins



*As Independent Lead Director at HD Supply and Nominating & Governance Committee Chair, **Betsy led the charge on creating exceptional board of directors' composition and dynamics**. […] Betsy's overwhelming passion to apply hard work, opportunistically identify and engage an extended network of expert talent, and direct board activity was an incredible business asset and accelerant.*

-Joseph J. DeAngelo, Chairman & CEO, Home Depot Supply – 2019

*Betsy Atkins had the courage to join our board as an Independent Director during a time of company crisis. **Betsy provided not only a steady hand but also the focused, strategic thinking and experience in corporate governance necessary to navigate a clear path forward.***

-Matt Maddox, CEO, Wynn Resorts – 2019

*She has the rare experience of having served on numerous boards across various sectors and geographies. **Her hands-on and intimate knowledge of situations that board members have to navigate has proven essential** at a point in time when governance is facing significant challenges, undergoing major transformations, and requires different approaches in different parts of the world.*

-Jean-Pascal Tricoire, Chairman & CEO, Schneider Electric – 2019

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Betsy Atkins – Case Study



Ms. Atkins' understanding of the best practices of corporate governance has been developed over years of service on more than 35 boards. Her knowledge is both broad, covering the gamut of Board responsibility, and deep, demonstrating knowledge of the underlying principles and rationale for such practices.

It is challenging for the Boards on which Ms. Atkins serves to determine which is greater: the value created for shareholders by her corporate governance expertise or the benefit to shareholders from Ms. Atkins' ability to use technology to drive insight on operational efficiency and performance outcomes.

VOLVO

- At Volvo, Ms. Atkins was brought onto the board to provide technology perspective as the company shifted from a legacy auto manufacturer to a producer of tech-enabled cars with autonomous drive.
- In this role, she oversaw the creation of an engineering function that sped up new product innovation with active safety systems.
- The new tech-enabled Volvo has sensors to predict maintenance and receive updates via wireless signal vs. in the dealership.

ATLAS AIR

- At Atlas Air Cargo, Ms. Atkins advises the company on using tech to identify ways it can drive efficiency in a legacy organization (i.e., using AI and machine-learning to optimize crew scheduling and freight).
- The relevance to the requirements at Norfolk Southern is self-evident.
- Examples of the potential value of Ms. Atkins' experience include updating Norfolk Southern's predictive routing systems to enhance network efficiency, using AI to improve RFQ responsiveness and applying telematics for freight visibility (akin to UPS Tracking).

Examples of Past Value Creation:

Company	Unaffected Date	End Date	TSR	Benchmark	Outperformance
Darden	Sept. 10, 2014	Aug. 5, 2015	62.5%	S&P 500 Restaurants Index	**35.6%**
Cognizance	Nov. 25, 2016	Nov. 5, 2018	32.3%	S&P 500 IT Consulting & Services Index	**25.7%**
HD Supply	Aug. 28, 2013	April 19, 2018	71.5%	S&P 500 Trading Companies & Distributors Index	**36.4%**

Source: Bloomberg.

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William Clyburn, Jr. Mr. Clyburn is a former railroad regulator with 30 years of experience in all three branches of government. x Principal at Clyburn Consulting, which advises transportation and telecommunications companies on governmental issues and processes. x Previously facilitated constructive dialogue and remediation efforts between Norfolk Southern and community stakeholders following the January 2005 derailment in South Carolina. x Previously spent 30 years working in Washington, D.C., including as the Commissioner and Vice - Chairman of the U.S. Surface Transportation Board and as senior advisor to two U.S. Senators. x Previously worked as a law clerk for the Honorable Rodney A. Peeples, Circuit Court Judge for the Second and Ninth Circuits of South Carolina. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 115

Professional Endorsements for William Clyburn, Jr. I found that Commissioner Clyburn was always conscientious, paying great attention to detail and consistently applying the law for the protection of the public interest. He was especially focused on the well - being and safety of both rail employees and the communities served by rail and through which railroads traveled . Commissioner Clyburn was reliably thoughtful, considerate and he listened to whatever was presented to him — whether from those filing pleadings with the Board or from agency staff. He would be a great addition to the Norfolk Southern Board. The nation’s seven safest years in railroad history were due in great measure to the partnership between railroads, railroad unions, the FRA and the STB, where Commissioner Clyburn added greatly to the strength of our zero tolerance to any safety hazard efforts. The Commissioner has my highest level of respect for his railroad expertise and partnership. He will help strengthen the connection between safety and the success of the NS enterprise while also having a very strong understanding of ongoing elements that will contribute to the future success of NS overall. William helped us endure the raw emotions and tragedy of the Graniteville crash by working with neighborhood residents, community leaders and businesses in a way that was respectful, caring and empathetic. His upbringing, humility and sincerity were critical in pulling disparate, impacted parties together in a manner that allowed us to move forward. William’s presence on the Board would be an asset to Norfolk Southern and those served by the railroad. “ “ “ “ The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 116 A clear example of his character was demonstrated in 2005 during the Norfolk Southern Railway train derailment in Graniteville, SC…William was a valuable resource beyond measure during this time as he met with community leaders on the local, state, and national levels. The consistent interaction with the grassroot communities served as a calming effect to build and sustain trust in Norfolk Southern’s personal concerns for safety for the community and the environment. - Lessie B. Price, Aiken City Councilmember – Apr. 3, 2024 - David M. Konschnik, Attorney and Consultant, former Director of the Office of Proceedings at the STB – Apr. 3, 2024 - Hon. Jolene Molitoris, Former Federal Railroad Administrator – Apr. 4, 2024 - Chris Verenes, Chairman and CEO, Security Federal Bank – Apr. 4, 2024

William Clyburn, Jr. – Case Study Following several years working on transportation policy in the U . S . Senate (both on Committee staff and as Commerce Counsel in the office of a U . S . Senator’s office from Virginia when both Norfolk Southern and CSX were headquartered there), Mr . Clyburn was appointed to the Surface Transportation Board in 1998 ; he served on the STB through the end of 2001 . Within those three years, the STB took the extraordinary step of adopting entirely new rules for evaluating mergers and acquisitions . In the 1990 s, the STB was faced with addressing significant service disruptions stemming from rail merger integrations as well as the announcement of the intent to file for what would have been the largest rail merger ever . The STB determined that it had to issue rare emergency orders to resolve the disruptions, issue an unprecedented moratorium on all new major rail mergers, and revamp its merger rules to place greater emphasis on enhancing competition over rationalizing excess rail capacity . Ultimately, the new merger rules adopted by the STB required future applicants to show that a major rail combination 1 ) enhanced competition, 2 ) maximized safety and minimized service disruptions during implementation and 3 ) was otherwise consistent with the public interest . At the time that the STB adopted the new merger rules, it considered (but rejected) a proposal to issue a blanket exemption for any transaction involving a Class I carrier with less than a certain revenue level . Instead, with Mr . Clyburn’s support, the STB opted to adopt a waiver with a rebuttable presumption specifically for KCS (which was significantly smaller than the other Class I railroads), an approach that retained authority for a future STB to evaluate a proposed transaction in consideration of the prevailing competitive dynamics at the time . With tremendous prescience and foresight, Mr . Clyburn intentionally crafted the STB’s rules in a way that served its fundamental interest in enhancing competition and promoting high standards of rail service to support economic growth . Twenty years later, the sole remaining survivor from 2001 ’s STB is Mr . Clyburn . When CP and KCS agreed to merge in September 2021 , Mr . Clyburn submitted expert witness testimony to the STB to confirm that the waiver applied to the proposed transaction . Through his involvement in the creation of the rules in 2001 and the interpretation of the waiver in 2021 , Mr . Clyburn created over $ 10 . 5 billion of value for KCS shareholders (the premium from the transaction) . Norfolk Southern shareholders will benefit from electing Mr . Clyburn to the Board because his various experiences will add a unique perspective, one that is unavailable from any other board candidate, that prioritizes safety, compliance, good governance, and maximizing long - term value for shareholders . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 117

Sameh Fahmy Mr. Fahmy is a former Class I railroad and transportation industry executive with safety, supply management, engineering and mechanical experience. x Former EVP of PSR at Kansas City Southern, where he led the implementation of KCS’ PSR methodology, Optimization Consultant at CSX Corporation (Nasdaq: CSX), where he helped improve CSX’s mechanical and engineering departments, and SVP at Canadian National Railway (NYSE: CN), where he oversaw the mechanical and engineering functions, improving their safety record, reducing expenses and train delays, increasing freight car and locomotive availability, and leading a four - year fuel efficiency drive. x Previously worked at the Association of American Railroads and Amtrak. x Previously served on the board of directors at Rumo Railway (BVMF: RAIL3), where he chaired the Operations Committee. x Chartered Professional Accountant. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 118

Professional Endorsements for Sameh Fahmy



*I can state unequivocally that the insight Mr. Fahmy has provided to our senior management has been **exceptionally valuable and has already translated into millions of dollars of costs savings to CSX.***

-James M. Foote, CSX President and CEO – Jul. 23, 2018

*Sameh's **focus, energy and passion for outstanding performance played a key role in KCS' success**, and he is leaving behind a strong and capable cross-functional team that he helped to recruit, develop and mentor.*

-Patrick J. Ottensmeyer, KCS president and chief executive officer – Oct. 13, 2021

*He contributed to our successful Tier4 launch strategy, helped define a RailConnect360 vision built on railroads' processes and needs, and was part of the team behind our Movement Planner win with BNSF. Sameh also had the thought leadership for the 'self-aware train' concept, and helped build partnerships with other industry vendors to start delivering on its components. **We've relied on Sameh as a trusted advisor and expert in railroad operations, costing and value.***

-Dave Tucker, VP Commercial at GE Transportation – Jan. 15, 2016

*[His] role was integral to the company and involved his review of vendor relationships, cost containment, inventory reductions and the overall revamp of the supply chain process. [...] in addition to supply chain, he gained responsibility for both the engineering and mechanical aspects of the business. **In this new role as SVP, Engineering, Mechanical and Supply Management, he quickly undertook substantial efforts to further improve CN's performance**.*

-E. Hunter Harrison, former CSX President and CEO and former Canadian National Railway COO and CEO – Aug. 2, 2017

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Sameh Fahmy – Case Study *Railroader: The Unfiltered Genius and Controversy of Four - Time CEO Hunter Harrison. After working together for almost two decades at Canadian National, Hunter Harrison hired Mr . Fahmy as a consultant in 2017 to support CSX’s implementation of PSR . Mr . Harrison violated his own rule against hiring consultants because “Fahmy knew how to save money . ”* In a classic Mr . Harrison understatement, he described Mr . Fahmy by saying, “Mr . Fahmy has considerable railroad experience . ” Over the course of 50 years, Mr . Fahmy has applied his talents for engineering, finance and strategy to improve the operations at three Class I railroads (CN, CSX and KCS) . Service on Norfolk Southern’s Board would bring Mr . Fahmy’s railroad affiliations to four (out of six possible) . In addition to the accomplishments cited in Mr . Harrison’s letter of reference, Mr . Fahmy has at various points : • Improved operating efficiency at KCS to generate $ 150 million in annualized savings . • Decreased annual mechanical expense at CSX by $150 million. • Filed two patents for new safety offerings on behalf of GE Transportation (status unknown, patent applications were for self - aware train and holistic inspection system) . • Managed an engineering, mechanical and supply team of 10 , 000 employees with a $ 2 . 5 billion budget . • Relocated Amtrak’s data center from Washington, D . C . to Philadelphia on time, without interruptions . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 120

John Kasich



Mr. Kasich is a former Ohio governor and congressman with significant regulatory, legislative and executive policy experience.

BUDGET COMMITTEE
STEWARDSHIP · ACCOUNTABILITY · PROSPERITY

LEHMAN BROTHERS

- ✓ Former Governor of Ohio, where he significantly improved the state's business climate, reducing needless red tape and regulations, streamlining operations, creating a private economic development entity and overseeing cumulative surpluses of nearly $3 billion.
- ✓ Previously spent 18 years as a congressman, during which time he served as Chair of the House Budget Committee, a member of the Balanced Budget Committee and a member of the House Armed Services Committee. Former Republican candidate for the presidential nomination in 2000 and 2016.
- ✓ Former Managing Director in Lehman Brothers' investment banking division, where he helped companies secure the financial resources they needed to succeed and create jobs.
- ✓ Previously served on the boards of directors of Worthington Industries, Invacare and Instinet.

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Professional Endorsements for John Kasich Governor Kasich’s creation of Jobs Ohio, aimed at fostering innovation, research and job creation in Ohio, further solidified his reputation as a visionary leader dedicated to driving growth and prosperity. As a Board Advisor, his strategic thinking, creative problem - solving, and ability to instill a sense of urgency have been instrumental in driving tangible outcomes and enhancing shareholder value. John Kasich is a man of immense capacity to do good and has made a difference in the lives of so many, including my own. Integrity, smart, ability to go to the most important issues immediately, and a capacity to listen carefully – all characteristics of John Kasich. And, I believe, the needed characteristics to serve on a corporate board. Whatever he does, he adds value and makes a difference. the challenge of navigating the budget crisis. He built a team of capable, trusted advisors, identified the issues and made tough decisions about what programs and funding to cut and where to invest. While he had strong opinions about what to do and how to do it, he also listened to our input, adjusted his plans and built consensus. “ “ It was clear from the beginning that Governor Kasich was up to “ The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 122 - President Gordon Gee, West Virginia University – Apr. 4, 2024 - Thomas Neihaus, Former Ohio Senate President – Apr. 4, 2024 - Mahendra Vora, Executive Chairman of The Vora Group, based in Ohio – Apr. 4, 2024

John Kasich – Case Study Mr . Kasich was a state and federal congressional representative of Ohio, as well as Ohio’s 69 th governor . His insights into state and federal agencies will be of tremendous value as a Norfolk Southern director . However, the core of his qualification for the Board is that, at his most fundamental, Mr . Kasich is a force for organizational change to structurally correct underperformance . In 1986 , Mr . Kasich participated extensively in securing passage of the Goldwater - Nichols Act, which made the most sweeping changes to the U . S . Department of Defense since 1947 by streamlining the command structure of the U . S . military . Mr . Kasich saw underperformance in the way critical information was transferred and acted to fix it, enacting the U . S . military’s biggest change in 40 years . In 1997 , as Chairman of the Congressional Budget Committee, Mr . Kasich was the chief architect of the Balanced Budget Act, delivering a result in his third year as Chairman that had not been achieved since 1969 . Mr . Kasich’s change agency delivered a result where other extremely effective legislators had failed . In 2010 , Mr . Kasich ran for Governor of Ohio on a campaign for change, particularly improving the state’s economic health . As Governor, Mr . Kasich privatized Ohio’s economic development functions, including corporate recruitment and expansion, marketing and job retention efforts . The aggregate impact of that privatization, from 2011 to 2021 , was 559 , 382 new jobs, $ 32 billion additional payroll dollars and $ 15 . 3 billion in additional state tax revenue . Mr . Kasich saw underperformance in Ohio and delivered change that has improved the rank of the state’s economic outlook from 42 nd in 2010 to 20 th currently . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 123

Gilbert Lamphere



Mr. Lamphere is a railroad and transportation industry veteran credited as the original financier of PSR, the strategy that revolutionized how freight railroads are run in the U.S. and Canada.

MidRail
Next Gen Precision Railroading

- ✓ Chairman of MidRail Corporation and Co-Founder of MidSouth Rail Corporation (Meridian Speedway).
- ✓ Served on the board of eight large NYSE public companies and served as Chairman on two of those boards.
- ✓ Previously served on the boards of directors of Canadian National Railway (NYSE: CN), where he was Chair of the Finance Committee, and CSX Corporation (Nasdaq: CSX), where he was a member of the Operations Committee.
- ✓ Former Chairman of Illinois Central Railway, director of Florida East Coast Railway and Chairman of Patriot Rail.
- ✓ Served on four activist-impacted boards where he managed transitions.
- ✓ Previously headed four operationally focused private equity firms and served as VP in the M&A division at Morgan Stanley (NYSE: MS).
    - ✓ 15-year IRR of 60% (audited) investing in operational transformation companies.
    - ✓ Subsequent 15-year IRR of 18% investing in undervalued public companies.

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Gilbert Lamphere – Case Study Mr . Lamphere and Ed Moyers founded MidSouth Rail on March 31 , 1986 , as the first railroad in the U . S . that provided on - time service to freight customers by creating a precisely scheduled route structure . This approach maximized asset utilization, eliminated redundant expenses, and, most importantly, changed the culture of the work force to one of pride and accountability . Safety became the corporate mantra that glued the entire organization together . MidSouth was formed by exchanging $ 16 million in equity, plus some bank debt, for four semicontiguous short lines that, when combined, were a bridge between two Class I railroads and a direct route from West Coast ports to the growing markets in the Southeastern U . S . Those rail lines later became known as the Meridian Speedway . In 1994 , the equity was sold for $ 256 million to Kansas City Southern, in recognition of the line’s potential when operated with a PSR strategy . In 1989 , Messrs . Lamphere and Moyers acquired Illinois Central Railroad, the sixth - largest railroad in the U . S . , for $ 80 million of equity (and, again, some bank debt) . Illinois Central was the worst performing railroad in the U . S . with an OR of 93 and a workforce, service offering to customers, assets, and culture that were in serious disarray . Building on their experience at MidSouth, Messrs . Lamphere and Moyers assembled a full executive team to implement PSR on a larger scale . The team included Hunter Harrison, who was hired from BNSF as Illinois Central’s V . P . of Transportation . By 1991 , the team had lowered OR to 59 . 9 , the company had won the Gold Harriman award as the safest Class I and Mr . Harrison was promoted to COO . In 1992 , Illinois Central was edged out of the lead for safest railroad and won the Silver Harriman award ; Mr . Harrison was promoted to CEO in 1993 . As Chairman, Mr . Lamphere recruited a board with experience in corporate transformation that prioritized disciplined execution of a business plan . The board members also acted opportunistically to take advantage of Illinois Central’s finely tuned operating base to add strategic value and facilitate growth . Illinois Central became a flywheel of operations and compounding growth . Illinois Central was sold to Canadian National in 1998 for a combination of cash and CN stock that valued the original $ 80 million equity investment at $ 2 . 4 billion . Messrs . Lamphere and Harrison joined CN ; Mr . Lamphere became a director (and later Chair of the Finance Committee) while Mr . Harrison was appointed COO (and later CEO) . Within seven years, the value of CN’s stock had increased from $ 7 billion to $ 30 billion . Norfolk Southern today faces an inflection point that requires Mr . Lamphere’s railroad governance experience to support the Company’s management team as it works to re - establish operational excellence and implement a successful growth - focused strategy . At his core, Mr . Lamphere is focused on the interaction between strategy, operations and financial objectives, and the requirement that directors have an unobstructed view of all three in order to maximize value for shareholders . Two closing fundamental points : 1. The incumbent Norfolk Southern directors’ attention to safety has, at best, been ineffective . The Board appears to be unaware that precision scheduled railroading ensures accountability for safety by requiring that the railway must have the right person, in the right place, at the right time . Mr . Lamphere’s guiding principle for management on the subject of safety is as follows : Ignore safety and you are fired . 2. Contrary to the common criticism of PSR, which has at various times been voiced by Norfolk Southern’s leadership, PSR has nothing to do with expense reduction . In fact, the removal of excess expense under PSR is a side effect that results from continuous, iterative improvement as management innovates to ensure on - time departures and arrivals and create balanced fluidity . When properly implemented, a PSR strategy’s primary focus is customers, not costs . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 125

Allison Landry Ms. Landry is a former U.S. transportation and logistics sector equity research analyst with extensive expertise in corporate governance and compensation practices. x Previously spent 16 years as the Lead Equity Research Analyst at Credit Suisse for the U.S. transportation sector, covering Class I railroads, trucking, parcel/air freight and logistics companies. x Vice Chair of the board of directors of XPO (NYSE:XPO), where she is also Chair of the Nominating, Corporate Governance and Sustainability Committee and a member of the Compensation Committee and Operational Excellence Committee. x Member of the advisory board of Windrose Technology, which specializes in developing zero - emission heavy duty electric trucks. x Former Senior Accountant at OneBeacon Insurance Company. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 126

Professional Endorsements for Allison Landry Allison brings a unique combination of skills to the boardroom, including extensive financial and analytical experience, a deep understanding of investor perspectives, and expertise in the transportation industry. She possesses strong instincts and a firm grasp of the levers that maximize shareholder value. Allison is a trusted advisor and a valuable partner to management. “ “ The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 127 - Brad Jacobs, Managing Partner, Jacobs Private Equity, LLC – Apr. 4, 2024 Allison's sector - specific experience proves invaluable on our board. While this can often lead to a board member encroaching into management's operational lane (because she knows the sector intimately), Allison does an incredible job providing helpful strategic direction and tactical insights that management can use for the betterment of the enterprise. As a board colleague, I can also attest to her ability to get along with fellow members, even when we don't all agree. Finally, I find Allison's role in shareholder outreach (offseason and during the proxy season) to be extremely helpful as we work to respond to our shareholders' feedback. - Johnny C. Taylor, President and CEO of SHRM – Apr. 5, 2024

Allison Landry – Case Study Ms. Landry will be an invaluable addition to Norfolk Southern’s Board, given her differentiated skillset and highly relevant experience. With a background as a transportation equity research analyst and as a current director on the board of XPO, she brings a wealth of strategic insight, industry expertise, knowledge of investor mindsets and perspectives, and strong corporate governance competence and leadership to the table. This will significantly enhance Norfolk Southern’s ability to objectively identify and evaluate strategic opportunities for long - term profitable growth, while ensuring that decisions are made in direct alignment with the best interests of shareholders. Drawing upon 16 years of experience as a publishing Wall Street analyst, she has a profound understanding of the key metrics that drive railroad financial and operating performance and long - term sustainable growth ; a comprehensive grasp of competitive industry dynamics and peer benchmarking; and how investors integrate these and other factors into their assessments of short and long - term absolute and relative valuation. On the board of XPO, Ms. Landry currently serves as Vice Chair, Chair of the Nominating, Corporate Governance & Sustainability Committee and a member of the Compensation & Human Capital and Operating Excellence Committees. She is deeply involved in guiding the company’s long - term operational and strategic initiatives , including the implementation of its multi - year transformation plan – which has driven the stock up nearly 300% in the last 18 months. Ms. Landry is regarded as a trusted partner and advisor to management and is recognized by her director colleagues for her collaborative approach and ability to build consensus among diverse stakeholders. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 128

Support for Our Slate Is Consistent With Past Proxy Advisory Recommendations and Vote Outcomes Institutional Shareholder Services. Permission to quote was neither sought nor obtained. Pershing Square/CP ISS report (May 13, 2022). Rice/EQT ISS report (Jun. 28, 2019). What is still missing from the board’s discussion [ … ] is a real sense of what is required to execute on a true, robust strategy because playing catch - up is not in itself a strategy . “ This comes through most powerfully […] in flurry of personnel changes in the C - suite during the CEO’s tenure. […] How, one might ask, is it possible to plan for the long term, much less execute on those plans, when succession planning in the executive suite looks more like crisis management? This proxy contest is ultimately less about running a railroad than it is about credibility and expectations. ” Conclusion • Institutional Shareholder Services endorsed all seven of Pershing Square’s nominees. • Shareholders voted to elect all seven of Pershing Square’s nominees. Although there is an elevated bar for supporting a majority slate under ISS' contest framework, this contest amounts to a referendum as to which management team is better suited to run EQT . […] Among other things, change is necessary to minimize the risk that lingering loyalties to the legacy board's leadership and direction will hinder EQT's turnaround efforts. […] which management team is more likely to drive deeper, more durable operational improvements? By contrast, the incumbent management team has failed to advance turnaround efforts at a satisfactory pace for shareholders , has identified “ target initiatives that are vague and unambitious […] ” Conclusion The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 129 • Institutional Shareholder Services endorsed all seven of Rice’s nominees. • Shareholders voted to elect all seven of Rice’s nominees.

Support for Our Slate is Consistent With Past Proxy Advisory Recommendations and Vote Outcomes (Cont.)

HESTIA | pitney bowes

"***PBI has not provided shareholders with a convincing, substantive reason to conclude that future performance will depart from the disappointment of the past decade.*** *[...]*

Recent board changes do not provide shareholders with a reason to look past these and other apprehensions. *[...]*

In summary, ***shareholders have endured a decade of underperformance and disappointment****, there are* ***unanswered questions and serious concerns about the path forward,*** *and power on the board is concentrated in the hands of those directors who objectively have the most potential for a* ***conflict of interest by virtue of their past experience and tenure****.*"

Conclusion

- Institutional Shareholder Services endorsed four of Hestia's seven nominees.
- Shareholders voted to elect the same four of Hestia's nominees.

VELAN CAPITAL | Progenics Pharmaceuticals

"*The company's TSR has varied when compared with peers, but over all time periods, it has substantially underperformed that of the Nasdaq Biotech Index. Such underperformance on the surface would appear surprising, given AZEDRA's approval last year and the company's progress toward approval of two new drugs. [...] However,* ***despite weak TSR, delays with multiple products, and unusually weak support for the CEO at last year's annual meeting, the board has not appeared to acknowledge these issues or outlined any changes, suggesting that similar mistakes could recur in the future.***

The most immediate need for Progenics is sufficient board change to a) get a second opinion on the merger, and b) establish the possibility of a compelling alternative path, which the current board and management has failed to articulate. The most effective way to accomplish this may be by removing CEO Baker and adding dissident nominees Ende, Ber, and Mims to the board."

Conclusion

- Faced with an effective abdication of duty by the incumbent directors, Institutional Shareholder Services endorsed three of Velan's five nominees and the removal of Progenics' CEO, so that directors with unquestionable independence could review Progenics' strategic alternatives.
- Shareholders voted to elect all five of Velan's nominees and remove the CEO.

Institutional Shareholder Services. Permission to quote was neither sought nor obtained. Hestia/Pitney Bowes ISS report (Apr. 26, 2023). Velan Capital/Progenics ISS report (Nov. 8, 2019).

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 130

Voting FOR Boardroom Change This Year Will Drive Significant Improvement at NSC Superior Service & Market Share Gains More Efficient & Disciplined Operations Leading Safety Practices Improved Cost Efficiency, Asset Utilization & Operating Margins Improved OR & Performance Superior Value Creation Refreshed Board Bes t - in - Class Executives Cultural Transforma t ion The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 131

Our Plan to Move Norfolk Southern Forward

Our Strategy for Norfolk Southern Will Deliver Significant Shareholder Value We will transform the Norfolk Southern organization into one that is safe , customer - oriented , accountable and efficient . It will create operating leverage in all phases of the business cycle and, through substantial service improvements, develop opportunities to recapture and then expand market share. New revenue on a lower cost basis will unleash profitability and maximize shareholder value. Guiding Principles Approach to Change Our nominees and proposed management have done this before – and succeeded. • We will begin with listening, observing and monitoring to assess Norfolk Southern’s performance relative to the Board’s KPI targets. • Communication is essential to successful organizational change – communication does not guarantee success, but lack of communication guarantees failure. • Remedies will be minimally disruptive and data - driven, prioritizing the minimum changes in market, service or price that are necessary to allow continuation of activities that were otherwise unprofitable. We will only make changes necessary to achieve the goals of the transformation . • Operational : Prioritize service improvement: improving service leads to efficient use of assets, managed costs and safety. • Financial: Profitability analysis will improve forecasting and underpin Norfolk Southern’s business expansion decisions. • Branding/Marketing: Tie Norfolk Southern’s improved service to a reputation for quality; commercial team will sell Norfolk Southern’s value as a preferable shipping alternative to customers. • Employees : Results - focused, accountable and motivated, exercising freedom within the operating framework and empowered to ensure safety. • Safety : Employee - led safety committees throughout the network are accountable for safety metrics. • Technology : Incorporate technology to enhance operations, increase safety, plan for disruptions and improve productivity. Goals of the Transformation: The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 133

How Can We Transform Norfolk Southern to Become Best-in-Class?

Norfolk Southern's different strategy (resilience railroading, rejection of PSR) has led to massive differences in safety, operating results and financial performance. Implementing PSR through a network redesign is a key step that will catapult Norfolk Southern to the top of the field.


2023 Operating Ratios
56.7%
57.4%
59.6%
60.8%
62.0%
62.1%
67.4%*
NSC in Three Years w/ Proposed Leadership
CSX FY '21 (Eastern US Class I Record)
CSX
CNI-US
CP-US
UNP
NSC

Norfolk Southern and its peers have the same mission, but Norfolk Southern's strategy must change.

Source: Company filings. CSX OR excludes non-rail transportation. CNI and CP ORs are adjusted to reflect U.S. operations. *67.4% is Norfolk Southern's adjusted OR to exclude the impact of the East Palestine derailment.

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How Can We Transform Norfolk Southern to Become Best-in-Class? (Cont.)

Norfolk Southern and CSX are nearly identical – same geographic footprint, track miles and freight mix – but implementing PSR (thereby matching CSX's operating strategy) is the first step toward best-in-class performance.

Forecast Benefit of Implementing PSR at Norfolk Southern

Projected OR at Norfolk Southern

	2023	2024	2025	2026
NSC Projected Operating Ratio	*67.4%*	*65.8%*	*61.8%*	*58.0%*

OR at CSX Following PSR Implementation Confirms Forecast

	2016	2017	2018	2019
CSX Historical Operating Ratio	*70.6%*	*67.2%*	*60.3%*	*58.4%*

PSR implementation will dramatically improve Norfolk Southern's efficiency, just as it did at CSX.

Company filings, Ancora projections.

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Our Transformation Plan Will Lead to Substantial Cost and Service Improvement

Retaining assets in case they will be needed creates congestion, out-of-route miles and inefficient workforce deployment

Network redesign and precise execution improves asset utilization and service and leads to lower cost and increased wallet share

Commercial team demonstration of rail's superiority for specific applications (Network of the Future) will lead to growth opportunities



High
OpEx / GTM
Low
NS 2023: $2.44 / GTM
NS 2024: $2.41 / GTM
NS 2025: $2.37 / GTM
NS 2026: $2.29/ GTM
NS 2027: $2.24 / GTM
NS 2023: 70.9% Compliant
NS 2024: 82.0% Compliant
NS 2025: 85.0% Compliant
NS 2026: 88.0% Compliant
NS 2027: 92.0% Compliant
High
Merchandise Trip Plan Compliance
Low
OpEx / GTM
Merchandise Trip Plan Compliance
Low
Efficiency
High

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 136

We Are Committed to These Targets Based on publicly available information, our proposed management team’s past accomplishments and the added value of our nominees’ guidance and oversight, we are certain that we can hit our targets. Certainty Transparency Skin in the Game Experience Shareholders will be able to see that our transformation is working by monitoring changes in: • Velocity • Dwell Time • Trip Plan Compliance • Operating Ratio Unlike the incumbents, the proposed CEO and COO’s compensation structure will minimize salary, put the vast majority of compensation at risk and tie management’s payout to results. Our director nominees have each, individually, created value for shareholders in a way that reinforces the credibility of our dedication, as a group, to using oversight and accountability to deliver on our plan’s objectives. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 137

Our Solution: Take the Steps to Enable PSR Implementation at Norfolk Southern First : Leadership (CEO and Board) must acknowledge the need for a change in the strategy: • Management has rejected our case for change (though recent actions appear to acknowledge that change is needed). • The Board refuses to hold management to account for its underperformance. • To change Norfolk Southern’s strategy, a majority of the Board must be reconstituted, so that the new Board can get the right management team in place to implement PSR. Second : Norfolk Southern’s team must embrace the most important ingredients of PSR implementation: • Culture that prioritizes the network • Intensity • Engagement • Passion • Experience and teamwork • A sense of urgency • Attention to the details: daily metrics and failures, focus on employees and assets and ensuring quality service for customers Retraining Norfolk Southern’s employees to prioritize these ingredients requires a new management team, which can only be accomplished with a majority of the Board. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 138

Traditional (Norfolk Southern) vs. Precision Railroading: Half - Measures Will Not Work How We Work and Why: Running a Precision Railroad by E. Hunter Harrison (2005). PSR cannot be run side - by - side with traditional railroading; it cannot be partially implemented. TRADITIONAL Railroading (Norfolk Southern) • The Service Plan • A guide • A train schedule • Created by Transportation Department • Focuses on train performance • Crisis Management • Working distractedly • Putting out fires • Less safe environment • Bureaucratic control • Focuses on rules, requires enforcers • Rewards the wrong behaviors: bossiness, selfishness, in - fighting • Focuses on cost cutting • Network undermined by unintended consequences; local operation optimized PRECISION Railroading • The Service Plan • Is sacred • Integrates all processes • Involves all departments • Focuses on car performance • Management by exception • Predictable • Knowing what to expect • Safer environment • Guiding Principles • Values leadership and initiative • Rewards teamwork and sharing knowledge, information and credit • Focuses on cost control • Network nature of railroading respected; whole operation optimized The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 139

Transformation Timeline: Phasing of Key Initiatives and Intended Outputs

	Key Initiatives	Intended Outputs
Months 1-12	✓ High touch communications with all key stakeholders, including listening tours with employees and customers (first 100 days). ✓ Review vendor contracts (first 100 days). ✓ Network redesign (September 2024). ✓ PSR implementation (October / November 2024). ✓ Optimize asset placement and enact any requisite organization structure shifts (December 2024 – May 2025).	✓ Gain alignment and support for strategic initiatives and improve trust vis-à-vis key stakeholders. ✓ Efficient operations and improved technology will reduce costs. ✓ Operationally led railroad. ✓ Balanced network and enhanced fluidity. ✓ Reduce excess assets / hump yards. ✓ **62-63% Operating Ratio**.
Months 13-24	✓ Evaluate/establish employee-led safety committees. ✓ Recognize lasting safety improvements and prioritize best-in-class service and operating performance. ✓ Implement activity-based costing (produce new targeted profitability tools by customer, product, lane, etc.). ✓ Start to grow and optimize product mix with emphasis on fixing merchandise network.	✓ Best-in-class pricing and profitability management. ✓ Elimination of excess costs. ✓ Hit targeted service metrics. ✓ Recapture merchandise share. ✓ **60% Operating Ratio**, continue to move toward perpetual best-in-class performance.
Months 25-36	✓ Optimize mix to drive accelerated organic volume and yield growth. ✓ Partner with independent entity to evaluate employee satisfaction in light of poor feedback. ✓ Evaluate technology applications across the Norfolk Southern network. ✓ Evaluate increased opportunities for performance-based compensation redesign.	✓ Enhanced wallet share. ✓ Start to achieve employer-of-choice recognition and make Norfolk Southern a place where employees want to work. ✓ **57% Operating Ratio**, continue to move toward perpetual best-in-class performance.
Thereafter	✓ Network of the Future: commercially proactive efficient railroading. ✓ Quarterly analysis and redesign (continual improvement).	✓ Develop a different way of selling rail service across global supply chains, including with trusted shippers and partners (e.g., UPS customers), that creates new rail customers ✓ **55% Operating Ratio**.

The combined experience of our nominees and our proposed management team can take Norfolk Southern from worst to first, but it requires replacing a majority of the Board.

Note: See slide 149 for detailed steps of PSR implementation.

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Phase 1: First 100 Days

Goals: Meet, Listen, Plan and Organize. Understand and Diagnose Objective, facts - based assessment of business fundamentals and current issues • Understand drivers of past performance (incl. business, customer and commodity mix), commercial choices (incl. operating model) and impact (wins, losses, etc.) • Review service issues by customer sector (merchandise, intermodal, coal) to assess: o potential market share gain for the shipper o first mile/last mile o obstacles to growth (e.g. industry tracks, intermodal facilities, line or yard capacity, etc.) • Diagnose current state of the network and service levels (speed, dwell, OTP, etc.), review past operations and network choices and impact on performance and baseline current network operating and governance models • Understand and assess safety culture, approach and incentives • Assess leadership (structure, roles / responsibilities, performance history, key relationships / alliances, etc.), determine supporters and detractors, key leadership positions and talent gaps • Assess culture and union relations Develop Strategy and Plan Set down an ambitious vision and goals with a credible roadmap for transformation and value creation • Develop strategic narrative, vision, purpose, etc. • Set and socialize ambitious new enterprise goals • Assess the market, customer and competitive environment to surface key opportunities for differentiated service and commercial opportunities • Determine key go - forward strategy archetypes, tradeoffs and choices • Make decisions and prioritize those requiring further analysis • Develop strategic plan and roadmap (incl. investments) for execution Drive Alignment Engage actively and cross - functionally to build trust and strong support • Map out internal and external stakeholders (board, leaders, regulators, unions employees, investors, etc.) and desired outcomes (e.g., what do we need from them) • Develop engagement and communications plan (cadence, key messages, channels, etc.) to drive excitement / support and address fears • Productive, active and frequent engagement with key constituencies to socialize vision and goals, share progress and build trust • Form a customer group of major shippers to share metrics and solicit feedback regarding customer service 100 - Day Plan Is a Sprint to Establish Alignment of Interests The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 142

100 - Day Plan to Keep Execution Moving Forward Day 0: “Launch” Key issues surfaced and opportunities identified by bringing in small specialized teams (retirees) to mine for quick wins Objectives and plan for the first 100 days, including initial hypotheses First 100 Days: “ Discovery and Engagement” Assess network operations and customers Assess financial performance Size opportunities, set priorities and develop plan Develop narrative 1 Understand and Diagnose Evaluate safety record and culture 2 Develop Strategy and Plan 3 Drive Alignment Vision and aspiration for the new company Commitment to active two - way dialogue Initial understanding of key stakeholder groups and their interests Listening tour with employees, leaders, etc. to inform diagnosis and strategy Develop engagement plan Assess market environment and current strategy Set enterprise goal and translate to strategic / financial terms Unifying goals and objectives Evaluate choices, make decisions Develop transformation plan and focus strategy and create initiatives Ongoing communication and socialization of findings (vision, purpose, strategy, org changes) Show up with: The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 143

The Transformation Committee’s purpose is to: x Make use of Board members’ prior experience with corporate transformation (railroad and otherwise) to advise, guide, and coach management . x Review progress and ensure Norfolk Southern delivers on the transformation promises made to shareholders during this campaign . x Accompany the management team on field visits, town hall meetings, and other face - to - face opportunities with employees and customers to a) reinforce the significance of the cultural transformation and b) demonstrate alignment between the Board and management . Transformation Committee Will Steer the Plan Committee will coordinate the execution of our 100 - day plan and ensure a minimally - disruptive transition. Jim Barber, CEO Jamie Boychuk, COO David Dealy, Chief of Staff Sameh Fahmy, Chair Chief Financial Officer Chief Information Officer Head of Commercial Head of Strategy / Transformation Allison Landry, Vice Chair The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 144

Phase 2: Months 4 - 12

Safety Is of Utmost Importance Precise, efficient railroading is reliant upon a culture of safety. Without an employee - led focus on safety, all other corporate functions are in jeopardy. The right talent, with the right skillsets and right leadership for an organization to deliver the required results. Structure Workable process that is both measurable and auditable continuously. What’s working, what’s not working, what are the drivers of excellence, what’s causing the organization to fall short. Process Rigor, especially with respect to railroading where poor level of rigor can result in disastrous consequences. Safety and quality are two things every single participant has to internalize and own without exception, these two constitute the organization’s social license to operate. Discipline Every single person in an organization has a role to play and each has to play it to the full . Accountability Embed technologies on train to inspect track and cars continuously rather than discretely. Use AI and large datasets to predict network failures and apply preventative maintenance. See Tech Enablement and Digital Transformation for further discussion of Technology and Safety. Safety The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 146

Tech Enablement and Digital Transformation Foundational vs. transformational. • First 100 Days: Evaluate status of technology • Board influences that plan, evaluate reallocation of budget • Implementation : New technology provides an opportunity for Norfolk Southern to shift spending from back - office systems into specific use cases, such as: o Pairing locomotive - mounted cameras with analytics for predictive safety. o Using AI and machine learning to optimize train schedules following disruptions. o Integrating sensors with analytics to reduce unexpected equipment maintenance issues. o Alternative power sources (small, modular nuclear fusion reactors). Tech cannot do everything, but the right tech paired with the right expertise can have a system - wide impact. What are the initiatives, what’s the vision? Do these initiatives enable/support PSR (understanding of delay, detail events that impact on - time arrival)? Do these initiatives enable/support profitability modeling? The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 147

We Have the Critical Talent Standing By to Execute Our Plan Deep networks from decades of experience with transportation, supply chains and logistics. We have identified and confirmed availability of professionals who will immediately step in to begin: Reinforcing a culture of accountability Developing profitability models Applying an operator’s perspective to ensuring safety Optimizing mechanical work Evaluating opportunities to expand Norfolk Southern’s total addressable market The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 148

PSR Implementation We will be cautious: assets will be stored and held in reserve until we are certain they are not needed. Adjustments to Network Design Optimize Asset & People Placement • Remove excess assets (i.e., locomotives, cars on - line) Implementation • Let the network run and analyze redundancies in network and related costs Communication and network redesign are critical first steps to a PSR implementation. Following implementation, design adjustments and optimized asset placement are the next steps. Total Network Redesign • Current Traffic Analysis • Block Capacity • Interim Traffic Flow • Terminal Consolidation (i.e., identify hump yard closures) • Future Traffic Simulation • Balance Trains and Power • Identify Asset and Rolling Stock Requirements • Identify People Requirements Months 1 - 4 Months 4 - 6 Months 6 - 12 Month 12+ Continuous Improvement • Reiterate network design steps Communicate with key stakeholders about the process The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 149

Steps to a 62% to 63% Operating Ratio in 12 Months at Norfolk Southern: Overview*

Cost Opportunities	Cost Saving Action	Estimated Savings
Locomotives	450 Removed	~$165 M
Freight Cars	35,000 Cars Taken Offline	~$250 M
Fuel Consumption	Reduce Fuel per Gross Ton Mile to 0.95 Gallons	~$200 M
Reduced switching	Efficiency Gain From Network Redesign	~$185 M
	Total Estimated Savings	**~$800 M**

$800 million in savings from utilizing assets as well as Norfolk Southern's Class I peers.

*For purposes of conservative estimation and the potential impact of unanticipated delays, the 12-month OR target is 62% to 63%.

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 150

Bridge to Operating Ratio Target

Step 1 - From 67.4% to 61.0% OR at full rationalization of excess costs.



67.4%*
1.3%
2.0%
1.6%
1.5%
61.0%
2023 OR
Locomotives
Fewer Cars On-line
Fuel
Reduced Services, Rents, Materials
NSC OR at Full Rationalization of Excess Expense
OR
OR Reduction

- Fix and **redesign** the network with PSR principles.
- Network redesign **completion is expected by September 2024**, new design plan is expected to be implemented in October or November 2024 (before winter season).
- Following the implementation, asset utilization and organizational structure redundancies will be identified, and **EBIT opportunities** begin to be captured.
- First ~**650 bps of OR improvement** expected from removal of 450 locomotives and 35,000 cars, fuel consumption reduction and reduced purchases of services, rents, materials, etc.
- Expect strong cost control.
- Scheduled railroading delivers across-the-board efficiency gains.
- Notably, this improvement **does not require headcount reductions.**
- Operating ratio improvement will **outpace the industry.**
  - Peers will not stand still, but Norfolk Southern can move further, faster.

Company filings. *67.4% is Norfolk Southern's adjusted OR to exclude the impact of the East Palestine derailment.

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Locomotive fleet productivity improves. Steps to a 62% to 63% OR at Norfolk Southern in 12 Months: Locomotives Internal Ancora estimate of active fleet, (3,336 reported in 2023 10 - K, assume ~150 in storage). Company filings. 3,200 Active Locomotives Remove 450 From Service (14%, conservative assumption) ~$165M Opportunity Action • Reduce train starts • Increase velocity • Remove 450 locomotives from service • Store locomotives and dispose of the oldest/least reliable Output and Measure/Monitor • Active HP • GTMs / available HP • Locomotive failures • Trains holding for power • Mechanics per Locomotive Projected Change in Locomotive Fleet 3,300 3,200 3,100 2,900 2,750 2,700 2,500 2,427 2,300 NSC as of 12/31/2023 CSX as of 12/31/23 NSC projected (estimated) 12 months The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 152

Projected Change in Cars On - line 175,000 170,239 165,000 155,000 145,000 135,239 135,000 125,612 125,000 115,000 NSC 2023 Avg. CSX 2023 Avg. NSC Projected Faster turn times reduce active cars online. Steps to a 62% to 63% OR at Norfolk Southern in 12 Months: Cars On - line 170,239 Cars on - line Remove 35,000 Cars ~$250M Opportunity* Action • Efficiently match carload demand to cars online • Reduce dwell • Increase velocity • Reduce car cycle • Reduce cars on - line by 35,000 cars (20% reduction) Output and Measure/Monitor • Car miles / day • Reduced car rents / reduced car hire • Reduced car maintenance expense *Conservative assumption of $20 per day per car, 365 days per year, assumes 35,000 cars removed. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 153

Gallons / Gross Ton Mile Projected Change in Fuel Consumption 1.15 1.12 1.1 1.05 1 0.96 0.95 0.95 0.9 NSC 2023 Avg. CSX 2020 - 2022 Avg. NSC projected 12 mo. Fuel consumption reduced as operations are refined. Steps to a 62% to 63% OR at Norfolk Southern in 12 Months: Fuel 377M Gallons of Diesel Consumed in 2023: $1.1 Billion Expense Planned Actions Reduce Diesel Usage by 18.2% ~$200M Opportunity Action • Eliminate least fuel - efficient locomotives • Reduce idling • Reduction in HP/T ratio reduces fuel consumption • Cruise control software and hardware deployed across locomotive fleet • Distributed power Output and Measure/Monitor • Gallons per 1,000 GTM • Locomotive miles per day • Distributed power train count • Accountability for cruise control compliance The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 154

Handlings / Merchandise Carload Reduced Handlings 2.7 2.6 1.9 1.3 1.3 1.1 NSC - 2023 CSX - 2023 Projected 12 mo. Reduce handlings/switches and the expense associated with them. Steps to a 62% to 63% OR at Norfolk Southern in 12 Months: Network Redesign 2023 Yard Costs: $466M Reduced Switching by 50% to Match CSX Efficiency ~$185M Opportunity Net of Fixed Costs Action • Analyze traffic patterns • Identify chokepoints causing congestion • More switching at origin Output and Measure/Monitor • Reduced number of switches per merchandise car The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 155

Phase 3: Months 13 - 36

Norfolk Southern’s most important offering is reliable service, and price is often secondary • Mr. Barber’s UPS experience showed customers were willing to pay as much as 5% more for 2% better service (trip plan compliance). • PSR is the foundational bedrock for service reliability and the best path to grow Merchandise & Intermodal revenues. Best - in - class financial and AI models to create new dimensions of growth • Lane, Product and Commodity Micro Strategies will be developed. • Leverage AI and data analytics to build ‘constraints - based’ optimization models, providing new growth opportunities. • Launch ‘best of the best team’ to model ‘what if’ scenarios focused on intermodal growth options. • Leverage UPS Global Customer relationships to expose more customers to rail. Marketing & Sales must be trained and expected to develop and sell value • Create Target Pricing Models to ensure shareholder value creation. • Ensure your pricing and compensation models properly apportion network economic rents. • Investigate ‘logistics services’ offering to conduct mode mix optimization to attract new rail customers. Large scale logistics networks create flywheel economics based on ‘stop and route’ density (blocking & switching) • PSR design creates efficiencies by maximizing blocking at origin and minimizing switching. • Create new products and processes designed to attract new customers who are best served by the PSR flywheel. • Understand Flexi - PSR opportunities to attract growth in underutilized portions of the Norfolk Southern network. Continually transform your core competencies as you look to invest for growth • Enhance performance through quality, efficiency and technology. • Strategy process should look to the future for opportunities to deploy capital above WACC. • Use data analytics and AI to identify new market opportunities which require capital but produce high ROIC returns. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 157 Network of the Future: Growth Opportunities

UPS Values & Principles Support PSR and Network of the Future at Norfolk Southern The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 158 • UPS’s accomplishments confirm that, when running complex global networks, a firm’s people are its greatest asset . To help Norfolk Southern’s employees do their best, the Company must train them, develop them, recognize them, maintain a spirit of partnership and insist upon integrity . • Service, safety, quality and efficiency are paramount to our success. Our attitude toward these areas must always be one of constructive dissatisfaction as we pursue operational excellence. • To ensure our products and unique solutions meet or exceed customer expectations, Norfolk Southern must establish controls, audit rigorously and measure every step of the carload journey . • When a customer expresses a concern, Norfolk Southern will acknowledge it promptly, understand the customer's perspective, and respond so as to strengthen the customer's confidence in us . • We will continue to grow by creating value for our customers, always looking to transform and investing in the right growth opportunities at the right time . • Norfolk Southern’s commercial team will apply marketing & sales excellence to create value for customers’ supply chains , which in turn will drive profitable growth for our shareholders . • We must ensure we are committed to being a good corporate citizen . Norfolk Southern will set its standards well above the minimum requirements established by governmental and regulatory agencies to offer protection for our people and the communities we serve. Culture > Strategy

Operationally-Led Network with Interdependent Committees

Network

Capacity utilization (% capacity still available)
Measurement of performance to plan:

% on time hub departure	% on time feeder arrival	% on time package delivery	% on time air arrival (<15 minute)

Revenue Management

Revenue / Piece	% to Plan by Product
Volume	% to Plan by Product
Revenue	Conversion, Penetration, & Churn
Target Pricing	% at Target
	Bid Turnaround Days

Human Capital

Turnover	% to Plan (pre-seniority & seniority)
Staffing level needs	# Job Openings
Applicant Flow	% Effective Funnel
Employer of Choice	EoC Analysis & Follow Up
People Meeting Schedule	% to Plan & % of Target Jobs 3 Deep

Technology

Cybersecurity	Scorecard % Effective
Planned Projects	# On Plan vs. Behind Plan
Post-Project ROIC	% Projects Meeting Plan
Budget Effectiveness	% to Plan

Risk, Regulatory, Labor

Labor Relations	Active Grievances
Gov't Relations	Public Affairs Planned Visit
Regulator Relations	Compliance inquiries / violations
Compliance	Code 1 Violations
Self Audit	% to Plan & Code 1s



Network
Safety
CapEx
Performance Cost
Service
Risk, Regulatory, Labor
Technology
Human Capital
Revenue Management
Strategy
Balanced Scorecards
Product, Lane, Customer
Profitability

Safety

Accident frequency	% effective to plan
Lost time injury frequency	% effective to plan
CHSP Meeting Plan	% effective action plans
Temp Alt Work	# of employees
Open case liability	$ on balance sheet

CapEx

Bldg & Facilities	RFA $ / projects behind plan
Aircraft	RFA $ / airframes by year
Vehicles	RFA $ / vehicle type
Technology	Budget $ planned ROIC
Post Project ROIC	Completed Project ROICs vs. Plan

Performance & Cost

Pkg Hub Feeder Cost / Piece	Cents Over/Under Plan
Pkg Hub Feeder Pieces / Hour	% effective to plan
Non-Op Cost	% effective to plan
Hourly Staffing	% to volume adjusted plan
PT Mgmt Staffing	# job openings

Service

Product, Lane, Customer	% Service Level vs. 99% Goal
Customer Concerns	Goal: 1 concern in 10,000 cust.
	# of Code 1 / Code 14 Concerns
	% Responses < 60 Minutes
% Scanning Frequency	99.8% effective

Peak Season Network

- Wet lease 40 airplanes
- Rent 20k pkg cars
- Rent 10k trailers
- Hire & Train 100k
- % of Workstreams on Plan

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The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 159

Bridge to Operating Ratio Target

Step 2: Lower OR from 61% to 57% in months 13-36.


61.0%
2.2%
2.1%
56.7%
NSC OR at Full Rationalization of Excess Expense
Headcount Attrition
Volume Growth (~60% contribution margin)
Three-year OR Target

- Once the network is redesigned, rolling stock is efficiently placed, and asset utilization is improving, the benefits of attrition will **increase EBIT by $275M.**
  - Attrition is expected to reduce train and engine headcount by 800 people within 36 months, based on conservative assumption of ~3% attrition per year (industry average is 7%). This is a $150M EBIT opportunity.
  - The remaining $125M of EBIT comes from other headcount reductions.
  - In total, 200 bps of margin improvement is expected from reduced compensation and benefits expense through attrition (**OR at or below 59%**).
- Growth assumption is conservative, reflecting **6.1% compound annual revenue growth** from 2024 to 2027.
- **Network of the Future**: Elimination of excess costs, improved service and retrained commercial employees will improve pricing, recapture merchandise and improve wallet share by winning business back from the highway. Increased volume on a lower fixed cost base will create Norfolk Southern's operating leverage, generating an additional 200+ bps of margin improvement (**OR at or below 57%**).

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Savings From Attrition: Phased Impact Over 36 Months

Lower compensation and benefits expense.

Feb. 2024 Total NSC Employees: 20,891

Rightsizing the headcount will result in ~1,450 personnel reduction in force over three years

Total Opportunity $275M



1,836
924
2,094
1,787
4,559
5,196
2,830
2,756
832
881
8,740
7,924
20,891
19,468
Executives, Officials, and Staff Assistants
Professional and Administrative
Maintenance of Way and Structures
Maintenance of Equipment and Stores
Transportation (Other than Train and Engine)
Transportation (Train and Engine)
TOTAL
NSC
CSX

CSX headcount is rail-only (from STB filings as of Feb. 2024), CSX excludes Quality.

- Norfolk Southern has twice as many executives, officials and staff assistants as CSX.
- Over three years, if attrition remains at historic 7% level, total savings would be $630M.
- Conservative assumption: 3% attrition, approximately $275M in savings, ensures sufficient capacity to handle disruptions and continue to provide reliable service.
- The incumbents have claimed, in some conversations, that this plan is based on firing personnel – **that is false**. Headcount reduction will be achieved through attrition, which normally occurs at a 7% annual rate. The plans and forecasts rely on a conservative 3% attrition assumption.

MOVE NSC FORWARD
The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 161

Shareholders will be able to track implementation of the Network of the Future strategy at Norfolk Southern by monitoring improvement in key performance metrics. Achieve Best - in - Class Service to Deliver Revenue Growth Today vs. Target Merchandise Trip Plan Compliance (%) Train Speeds (mph) per STB Terminal Dwell (hours) Safety (FRA ratio) Car Miles / Day Company filings, 2022 Investor Day presentation. 75% 1.9 mph 23.2 hours 3.83 95 - 100* Metric 75% 88% 19 mph 26 mph 23.2 hours 19 hours 3.83 3.3 95 - 100* 120 The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 162

Merchandise Carload Categories 10% 5% 4.2% 1.5% (10.2)% C hemi c als NSC (23.0)% (32.9)% Petroleum Products CSX 8.6% 0.6% (8.1)% Minerals & Stone 0% - 5% (1.0)% (0.2)% - 1 0% (6.8)% - 1 5% (10.4)% (10.0)% (10.5)% - 2 0% (16.6)% - 2 5% (20.1)% - 3 0% - 3 5 % Automotive Grain Paper & Lumber Metals Other Norfolk Southern’s inferior service can be quantified by comparing carload volumes with its closest comparable, CSX . Norfolk Southern has substantially underperformed CSX in every carload class and seven out of eight merchandise categories . If Norfolk Southern’s service was on par, its freight volume would have held even with CSX . Norfolk Southern Volume Underperformance Company filings, AAR Weekly Carloading Reports, Ancora estimates. Freight Volumes by Class – 2018 Carloads v. 2023 Carloads (% Change) Intermodal NSC - 12.6% 0% - 1 0% - 20% - 3 0% - 40% Coal Merchandise NSC - 11.9% CSX NSC CSX CSX 0% 0% - 5% - 10% - 4.1% - 16.4% - 5% - 10% - 2.8% - 15% - 33.0% - 15% The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 163

Improved service will win back volume from the highway. • Reliability from scheduled railroading will improve service. • Higher service will lead to recapturing merchandise volumes and enable wallet share gains. Merchandise Share Recovery and Enhanced Wallet Share Company filings. Merchandise Carloads (2018 – 2023) Conservative Merchandise Volume Recovery Assumption 2,600 2,519 2,432 Our estimates for merchandise volumes is based on recovering lost share 2,270 2,237 2,245 2,117 2,518 2,500 2,459 2,400 2,370 2,300 2,287 2,200 2,100 2,000 1,900 2018 2019 2020 2021 2022 2023 2024E 2025E 2026E 2027E The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 164

Our Plan Provides a Reason to Own Norfolk Southern Stock Improved operations expand the total addressable market and create additional potential upside. These items drive ROIC higher Once the network is fixed and operating reliably, the go - to - market strategy must be re - engineered to sell the network. Operations and marketing work more cohesively – the sales organization must believe in the network they are selling. Network of the Future has ability to flex assets and crews for unpredictable volume growth. Utilize best - in - class activity - based cost models and profitability tools to grow and optimize mix. • The network must say “Yes” before a new piece of business is accepted. • Recover merchandise share by offering better service. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 165

Our Operating Plan Translates Into Robust Financial Performance Key Takeaways • $15.2 billion revenue in FY ’27 • Conservative volume assumptions o 3.9% Intermodal Volume CAGR o - 5.2% Coal Volume CAGR o 2.9% Merchandise Volume CAGR • 12.0 percentage points EBIT margin expansion • Target OR of 58.0% in FY 2026, 55.4% in FY 2027 • 30% growth in EPS from 2024 to 2025 • $4.0 billion free cash flow in 2027 • Net Leverage declines from 3.0x in 2024 to 2.3x in 2027 $m, except volumes, per share metrics Actual 2023A Ancora Operating Plan '23 - '27 Growth 2024E 2025E 2026E 2027E 4Y CAGR Total Total Railway Revenue 12 , 15 6 12,689 13 , 64 9 14 , 44 5 15,160 5.7% 24.7% % Growth 4 . 4% 7 . 6% 5 . 8% 4.9% Consolidated Volumes (000s) 6 , 74 4 6 , 94 1 7 , 15 2 7 , 35 7 7,517 2.7% 11.5% Intermodal 3 , 82 2 5 . 1% 4 . 0% 3 . 5% 3.0% 3.9% Coal 677 - 5 . 8% - 5 . 0% - 5 . 0% - 5.0% - 5.2% Merchandise 2 , 24 5 1 . 9% 3 . 6% 3 . 8% 2.4% 2.9% Consolidated Carload Yield 1 , 80 2 1 . 4% 4 . 4% 2 . 9% 2.8% 2.9% EBIT 3 , 96 7 4 , 33 9 5 , 21 8 6 , 06 0 6,761 14.3% 70.4% Margin (%) 32 . 6% 34 . 2% 38 . 2% 42 . 0% 44.6% Operating Ratio 67 . 4% 65 . 8% 61 . 8% 58 . 0% 55 . 4% +1,200 bps EPS $11 . 8 1 $12 . 1 4 $15 . 7 8 $19 . 4 8 $22 . 8 7 18.0% 93.7% % Growth 2 . 8% 30 . 0% 23 . 5% 17.4% Diluted Share Count 226 225 218 209 201 - 11.0% % change - 0 . 4% - 3 . 4% - 3 . 9% - 3.7% Cash Flow from Operations Capex 3,179 (2,349) 3,923 (1,806) 4,655 (1,911) 5,575 (2,022) 6,144 (2,122) C u m u l a t i v e '24 to '27: 20,297 (7,862) Free Cash Flow 830 2 , 11 7 2 , 74 4 3 , 55 3 4,022 12,436 Capex Intensity 19 . 3% 14 . 2% 14 . 0% 14 . 0% 14.0% Net Leverage 3 . 0 x 3 . 0 x 2 . 6 x 2 . 5 x 2 . 3 x The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 166

Earnings Per Share ~$2 1 .00 (x) P/E Multiple* 20.0x Potential Share Price $4 2 0.00 $11.81 $22.87 ~$21.00 $3.61 $5.77 $1.25 2023 EPS PSR Implementation & Asset Optimization Revenue Growth (~60% contribution margin from lower fixed costs) Capital Return 2027 EPS EPS by Month 36 (LTM 2Q27) The Opportunity: NSC Shares Trading at $420 by the End of Month 36 The plan that will be implemented with the election of all seven of our nominees and appointment of our proposed management team is projected to grow EPS from $ 11 . 81 (as of 2023 ) to $ 21 . 00 (as of month 36 ) to ~ $ 23 . 00 by (FY 2027 ), a 93 . 7 % earnings increase in just four years . Anticipated Growth in Earnings by 2027 20x multiple is conservatively based on NSC’s current NTM multiple; margin improvement, ROIC improvement, and /or reacceleration of growth may lead to greater multiple expansion, though that is not assumed in these figures. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 167

Capital Allocation Priorities Capital Intensity Opportunity 17.9% 15.3% 13.2% 15.3% 19.3% 14.2% 14.0% 14.0% 14.0% 2019 2 0 20 2021 2022 2 0 23 2024 2025 2026 2027 Capital Projections (in $ billions) $5.1 $3.2 $3.1 $2.3 $2.0 $0.8 Operating Cash Flow Capex FCFF 2023 Avg. '24 - '27 The transformed Norfolk Southern is projected to operate with dramatically improved cash efficiency. Reinvestment for safety and reliability x Capital improvements will be focused on growth, maintenance and technology x Evaluate returns - based strategic projects to facilitate growth Focus on reducing capital intensity x PSR implementation must come first, but reduction will not come at the expense of safety Return capital to shareholders x Our target is to have the buyback suspension lifted within 12 months x Continue growing dividend Company filings, Ancora estimates. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 168

Following Transformation: Months 36+

Our Transformation Plan Will Lead to Best - In - Class Results – UPSIDE Case Enhanced wallet share and new customers lead to accelerating volume and yield growth: $500+ NSC share price. $420 The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 170 $525 $246 $63 $47 $25 $18 $21 $105 $ - $ 50 $ 100 $ 150 $ 200 $ 250 $ 300 $ 350 $ 400 $ 450 $ 500 Current Productivity Improve m ent (Cyclical Upswing + Reversal of Share Loss) Volume Improvement Pricing Opportunity to Recapture Wage Inflation Benefit from Capital Return Valuation Re - rating (Restored Confidence + Cyclical Upswing) Base Case Accelerating Organic Volume & Yield Growth Upside Case

VOTE <u>FOR</u> ANCORA'S NOMINEES TO MOVE NORFOLK SOUTHERN FORWARD

Vote Using the BLUE proxy <u>FOR</u> all seven of our nominees.

		FOR	WITHOLD
	**Betsy Atkins**	☑	☐
	**Jim Barber, Jr.**	☑	☐
	**William Clyburn Jr.**	☑	☐
	**Sameh Fahmy**	☑	☐
	**John Kasich**	☑	☐
	**Gilbert Lamphere**	☑	☐
	**Allison Landry**	☑	☐

<u>WITHHOLD</u> on the election of the following incumbent directors.

	FOR	WITHOLD
Mary Kathryn "Heidi" Heitkamp	☐	☒
John Huffard Jr.	☐	☒
Amy Miles	☐	☒
Claude Mongeau	☐	☒
Jennifer Scanlon	☐	☒
Alan Shaw	☐	☒
John Thompson	☐	☒

MOVE NSC FORWARD
The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 171

Appendix: Nominee Bios

Betsy Atkins Betsy Atkins, age 69 , has been the CEO and Founder of Baja Corporation, an independent venture capital firm focused on software, technology, energy, life sciences and healthcare, as well as digital transformation and technology enablement, since 1994 . Ms . Atkins currently serves on the boards of SL Green Realty Corp . (since 2015 ), Solaredge Technologies, Inc . (since 2021 ), Enovix Corporation (since 2021 ), Wynn Resorts Ltd . (since 2018 ), Rackspace Technology, Inc . (since 2023 ) ; if elected, Ms . Atkins intends to reduce her other board commitments so that she is a director at four or fewer publicly - traded companies . Ms . Atkins served as the CEO and Chairman of SaaS Company Clear Standards, Inc . , an energy management and sustainability software company, until its acquisition by SAP . She was also the CEO and Chairman of NCI, Inc . , a functional food/nutraceutical company . Ms . Atkins served as CEO of Key Supercomputer Labs, focused on seismic analytics and sustainability insights, applying AI machine learning technology to pinpoint hydrocarbon reserves using predictive and prescriptive analytics . She was also the Co - founder, Executive Vice President for Sales, Marketing, Professional Services and International Operations of Ascend Communications, until its acquisition by Lucent Technologies . Ms . Atkins served as a director of Covetrus, Inc . (until 2019 ), Schneider Electric, SA (until 2019 ), Cognizant Technology Solutions Corporation (until 2018 ), HD Supply, Inc . (until 2018 ), and Volvo Car Corporation (until 2022 ) . Ms . Atkins has also served in a variety of significant roles advising information technology companies . She is Chair of the Google Cloud Advisory Board . Betsy was Chairman of the Board for GlobalLogic, a company that specializes in digital product engineering services, from ideation to design and delivery, and integrates design and engineering prowess to help businesses in all industries create transformative, user - centric, data - driven digital experiences to better engage their customers and generate new revenue streams . Additionally, she served as the Chairman of the Advisory Board of SAP . Ms . Atkins is a corporate governance expert with extensive experience in executive leadership roles and serving on boards throughout the financial services, information technology, hospitality, logistics, healthcare, auto, manufacturing, restaurant and retail industries . Ms . Atkins brings an operational perspective which focuses on taking friction out of the consumer experience . She leverages broad contemporary knowledge of digital technology to reduce costs, drive efficiency and productivity using AI machine learning analytics to streamline processes . Ms . Atkins holds a B . A . from the University of Massachusetts . Ms . Atkins would be a valuable addition to the Company’s Board given her extensive executive leadership, corporate governance and operations experience in the transportation and technology industries . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 173

Jim Barber, Jr. James Barber, Jr . , age 63 , currently serves on the Board of Directors of C . H . Robinson Worldwide, Inc . , where he is a member of the Audit Committee . In addition, he serves on the Board of Directors of U . S . Foods Holding Corp . , where he is a member of the Compensation and Human Capital Committee . His professional experience includes many roles at UPS over the course of a 35 - year career that began as a delivery driver . Most recently, Mr . Barber served at senior leadership positions at UPS, starting in 2013 as President of Europe, Middle East and Africa, holding that position until he moved in 2015 to the President of UPS International and then later taking over in 2018 as the Chief Operating Officer of UPS, which position he held until 2020 . Mr . Barber holds a Bachelor of Science in Finance from Auburn University . Mr . Barber’s qualifications include, among other things, his significant experience in finance, strategic planning, corporate transactions and risk management from decades of work in shipping and logistics at UPS . This experience encompassed leadership positions in UPS’s Domestic and International business units as well as in Supply Chain Solutions, including both Global Freight Forwarding and Coyote Logistics, and provided valuable insights into key topics relevant to the Company’s business . Mr . Barber also has demonstrated experience in the areas of finance and accounting as well as growth strategies and operations . Mr . Barber meets the definition of an “Audit Committee Financial Expert” as established by the SEC . He was also a former Trustee at the UPS Foundation, a board member of UNICEF and formerly served on the board of the Folks Center for International Business at the University of South Carolina . Mr . Barber would be a valuable addition to the Board given his extensive executive leadership, corporate governance and strategy, audit and finance experience in the shipping, logistics and supply chain industries . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 174

William Clyburn, Jr. William Clyburn, Jr . , age 57 , is the founder and CEO of Clyburn Consulting, LLC, a business development and consulting firm in Washington, D . C . which advises Fortune 500 companies, municipalities, and associations on governmental issues and processes with a focus on transportation, telecommunications, and public health and safety . Mr . Clyburn was appointed to the U . S . Surface Transportation Board (“STB”) (formerly the Interstate Commerce Commission), a bipartisan, federal agency charged primarily with the economic regulation of the railroad industry, by President Clinton in 1998 . Mr . Clyburn was confirmed unanimously by the United States Senate and served until December 31 , 2001 . While a Commissioner on the STB, Mr . Clyburn voted for a 15 - month moratorium, suspending all major freight rail mergers until the STB promulgated updated merger rules to address the new rail industry paradigm ; voted on the comprehensive rules regarding major freight rail merger transactions that are currently in effect ; and was the deciding vote in a split decision enabling Kansas City Southern Railway (“KCS”) to pursue a Class I merger under 49 C . F . R . part 1180 , subpart A (the merger rules in effect before July 11 , 2001 ) through a waiver with a rebuttable presumption . Subsequently in 2021 , Mr . Clyburn, as CEO of Clyburn Consulting, submitted a Verified Statement and data to the STB supporting the KCS waiver in the Canadian Pacific/KCS control transaction . The STB final decision approving the waiver was consistent with Mr . Clyburn’s Verified Statement . Mr . Clyburn also has direct experience facilitating constructive dialogue and remediation efforts between Norfolk Southern and community stakeholders . The January 2005 collision and derailment of a Norfolk Southern freight train carrying hazardous materials near Mr . Clyburn’s hometown of Aiken, South Carolina resulted in the immediate deaths of nine people and significant health, property and business damages in the following months . Mr . Clyburn’s railroad and policy experience, alongside his community relationships, helped rebuild trust between the railroad and their stakeholders through a series of engagements and dialogue . Mr . Clyburn has experience in all three branches of government and understands the myriad legislative, regulatory and executive branch dynamics that impact businesses and their missions . During his over 30 - year career in Washington, DC, he has developed an extensive bipartisan network among members and senior staff at both the Federal and State level . Mr . Clyburn was the transportation counsel to the U . S . Senate Commerce Subcommittee on Surface Transportation, which had jurisdiction over the statutory framework creating the STB . He also served as commerce counsel to former U . S . Senator Chuck Robb from Virginia, overseeing all transportation matters for the Senator when both Norfolk Southern and CSX railroads were headquartered in Virginia . Mr . Clyburn held the position of law clerk for the Honorable Rodney A . Peeples, Circuit Court Judge for the Second and Ninth Circuits of South Carolina . He holds a Bachelor of Science in Ceramic Engineering from the Georgia Institute of Technology and a Juris Doctor from the University of South Carolina . Mr . Clyburn would be a valuable addition to the Board given his extensive legislative and regulatory experience (with a focus on the railroad industry) stemming from his 30 - year career in Washington, D . C . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 175

Sameh Fahmy Sameh Fahmy, age 72 , is a former executive vice president of precision scheduled railroading at KCS, where he led the implementation of KCS’s precision scheduled railroading methodology, which resulted in significant improvement in network fluidity, better service, fewer assets and lower cost . Prior to that, Mr . Fahmy served as a consultant at CSX Transportation (“CSX Transportation”), where he worked to optimize CSX Transportation’s mechanical and engineering departments . Mr . Fahmy previously spent three years at GE Transportation in strategy, product architecture and pricing . Before that, Mr . Fahmy spent 23 years at Canadian National Railway Company (“CN”), most recently as senior vice president engineering, mechanical and supply management, where he oversaw the mechanical and engineering functions, improving their safety record, reducing expense and train delays and increasing freight car and locomotive availability, as well at leading a 4 - year fuel efficiency drive . Prior to CN, Mr . Fahmy worked at the Association of American Railroads and Amtrak . As a director at Rumo Railway, Mr . Fahmy chaired the subcommittee on Operations, where he brought his expertise in safety, precision scheduled railroading methodology, engineering and energy optimization to the board of directors for modernization of Rumo Railway’s operations . Mr . Fahmy holds a Bachelor’s degree in Engineering from McGill University as well as an MBA from McGill University . Mr . Fahmy is also a Chartered Professional Accountant . Mr . Fahmy’s qualifications include, among other things, his significant experience in the railroad industry . As of the date hereof, Mr . Fahmy owns 3 , 000 shares of Common Stock . Mr . Fahmy would be a valuable addition to the board given his extensive safety, supply management, engineering, mechanical and precision scheduling experience in the rail industry . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 176

John Kasich John Kasich, age 71 , served as the 69 th Governor of Ohio from 2011 to 2019 . Governor Kasich currently manages the Kasich Company, a consulting firm focusing on issues at the intersection of the public and private sectors, an analyst for MSNBC and NBC News, and serves as a fellow at the Bipartisan Policy Center and the Committee for a Responsible Federal Budget . Governing the seventh largest state, his administration significantly improved the business climate of the state by cutting a record $ 5 billion in taxes, reducing needless red tape and regulations, streamlining operations, and creating a private economic development entity called JobsOhio . Kasich served as a member of Congress for 18 years . He was elected to the U . S . House at just 30 years old, after having become the youngest state senator in Ohio history . He went on to become the chairman of the House Budget Committee and was a chief architect of achieving a balanced federal budget for four years . After leaving Congress in 2000 , Gov . Kasich worked as a managing director in the Investment Banking Division of Lehman Brothers, where he helped companies secure the resources they needed to succeed and create jobs . In addition, Kasich served on multiple boards, including Worthington Industries, Invacare and Instinet . He currently serves as an advisor to Vora Ventures and the Invotek Group . He also was a Republican candidate for the presidential nomination in 2000 and 2016 . He is a graduate of The Ohio State University, where he also served as a Presidential Fellow . Mr . Kasich would be a valuable addition to the Board given his time serving as the 69 th Governor of Ohio and as a member of Congress from central Ohio for 18 years where he was also Chairman of the House Budget Committee . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 177

Gilbert Lamphere Gilbert Lamphere, age 71 , is the original financier of Precision Scheduled Railroading, the strategy that revolutionized how freight railroads are run in the U . S . and Canada . Mr . Lamphere is the former Chairman of the Illinois Central Railway, was the Co - Founder of MidSouth Rail Corporation and is a former board member of CN, where he was the Chair of the Finance Committee . Mr . Lamphere has also served as a board member of CSX, where he was on the Operations Committee, Florida East Coast Railway and Patriot Rail, where he was the Chairman . Mr . Lamphere led teams and boards of directors that bought and managed operations at Illinois Central, MidSouth, CN and Florida East Coast, with alumni leading Canadian Pacific Railway, CSX and Southern Pacific Railroad . Most recently, Mr . Lamphere was Chairman of MidRail Corporation . Prior to his career in railroading, Mr . Lamphere headed four successive, operationally - focused private equity firms following five years in the Mergers & Acquisitions group at Morgan Stanley where he was Vice President . In addition to the railroads described above, Mr . Lamphere has been a board member of several public companies including Recognition Equipment, where he was Chairman ; Cleveland Cliffs ; R . P . Scherer ; Global Natural Resources ; Sylvan Inc .; and Lincoln Snacks . Mr . Lamphere was also a board member of the Fremont Group (Bechtel Family), an investment and operating company with over $ 9 billion in assets, where he co - headed the raising and management of Fremont Group’s first $ 605 million private equity fund . Mr . Lamphere has been an Overseer of the Harvard School of Business Administration, a Trustee of the New York City Parks Foundation and Chairman of three educational institutions : Deerfield Academy in Massachusetts, Nightingale - Bamford in New York and the Hamlin School in San Francisco . He was Chairman of Princeton University’s 1000 - person Development Leadership Council spanning two capital campaigns . He is currently on the Advisory Board of the Department of Psychiatry and Behavioral Sciences of Johns Hopkins Medicine . Mr . Lamphere graduated from Princeton University in 1974 and from Harvard Business School in 1976 where he was a Baker Scholar and awarded the Loeb Roades Fellow Finance prize . As of the date hereof, Mr . Lamphere owns 1 , 200 shares of Common Stock . Mr . Lamphere would be a valuable addition to the Board given his extensive experience serving as a founder, public company board member with operations, financial, strategic and safety experience across influential companies in the railroad and transportation industries . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 178

Allison Landry Allison Landry, age 44 , currently serves on the Board of Directors of XPO, Inc . where she is Chair of the Nominating, Corporate Governance and Sustainability Committee and a member of the Compensation Committee and Operational Excellence Committee . Additionally, she serves as a Strategic Advisor and member of the Windrose Technology Advisory Board . Prior to that, Ms . Landry spent 16 years at Credit Suisse, where she was the lead equity research analyst for the U . S . Transportation sector, covering Class I railroads, trucking, parcel/airfreight and logistics . Ms . Landry holds a B . A . from College of the Holy Cross in Psychology and an M . B . A . from Boston University’s Questrom School of Business . Ms . Landry’s qualifications include, among other things, her significant experience in the transportation sector, equity markets and research and analysis from more than 15 years working in investments, financial analysis and valuation . Ms . Landry would be a valuable addition to the Board given her extensive corporate governance, compensation and finance experience in the transportation and logistics industries . The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 179

Appendix: Volume Underperformance, TSR Methodology and Biographical Details

Norfolk Southern’s Sinking Carload Volumes Are Worse Than CSX’s in Nearly Every Freight Category Coal Carload Volumes 1 ,200 , 0 0 0 1,000 , 000 9 6 5, 2 27 832,801 800,0 0 0 696,109 647,018 600,0 0 0 400,0 0 0 200,0 0 0 0 2018 2023 CSX NSC Carloads in 2018 vs. 2023: NSC – (33.0%) CSX – (16.6%) Intermodal Carload Volumes 5,000 , 000 4,500 , 000 4, 3 6 6,77 3 4,000 , 000 3,818,586 3,500 , 000 3,000 , 000 2,878,584 2,759,691 2,500 , 000 2,000 , 000 1,500 , 000 1,000 , 000 500,0 0 0 0 2018 2023 CSX NSC Company filings and AAR weekly carloading reports. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 181 Carloads in 2018 vs. 2023: NSC – (12.6%) CSX – (4.1%)

Norfolk Southern’s Sinking Carload Volumes Are Worse Than CSX’s in Nearly Every Freight Category (Cont.) Carloads in 2018 vs. 2023: NSC – (10.4%) CSX – (16.6%) Merchandise Carload Volumes by Category Automotive Carload Volumes Grain Carload Volumes 500,000 450,000 400,000 350,000 464,589 402,899 387,689 361,014 350,000 300,000 250,000 307,783 251,910 286,877 262,442 300,0 0 0 200,0 0 0 250,0 0 0 200,0 0 0 150,0 0 0 150,0 0 0 100,0 0 0 100,0 0 0 50,000 50,000 0 0 2018 2023 2018 2023 CSX NSC CSX NSC Company filings and AAR weekly carloading reports. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 182 Carloads in 2018 vs. 2023: NSC – (6.8%) CSX – 4.2%

Norfolk Southern’s Sinking Carload Volumes Are Worse Than CSX’s in Nearly Every Freight Category (Cont.) Carloads in 2018 vs. 2023: NSC – (10.2%) CSX – 1.5% Carloads in 2018 vs. 2023: NSC – (32.9%) CSX – (23.0%) Merchandise Carload Volumes by Category Chemicals Carload Volumes Petroleum Products Carload Volumes 600,0 0 0 2 0 0 ,0 0 0 509,181 516,823 180,0 0 0 1 7 6, 6 50 500,0 0 0 4 3 9, 2 36 160,0 0 0 157,757 400,0 0 0 394,527 140,000 120,000 121,517 118,472 300,0 0 0 100,0 0 0 80,000 200,0 0 0 60,000 100,0 0 0 40,000 2 0 , 0 0 0 0 0 2018 2023 2018 2023 CSX NSC CSX NSC Company filings and AAR weekly carloading reports. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 183

Norfolk Southern’s Sinking Carload Volumes Are Worse Than CSX’s in Nearly Every Freight Category (Cont.) Carloads in 2018 vs. 2023: NSC – (20.1%) CSX – (1.0%) Carloads in 2018 vs. 2023: NSC – (10.0%) CSX – 8.6% Merchandise Carload Volumes by Category Paper & Lumber Carload Volumes Metals Carload Volumes 300,0 0 0 400,0 0 0 365,2 2 7 250,0 0 0 243,663 241,269 350,0 0 0 328,531 2 1 2, 9 19 300,0 0 0 200,0 0 0 170,043 250,0 0 0 212,027 230,254 150,0 0 0 200,0 0 0 100,0 0 0 1 5 0 ,0 0 0 100,0 0 0 50,000 50,000 0 2018 2023 0 2018 2023 CSX NSC CSX NSC Company filings and AAR weekly carloading reports. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 184

Norfolk Southern’s Sinking Carload Volumes Are Worse Than CSX’s in Nearly Every Freight Category (Cont.) Carloads in 2018 vs. 2023: NSC – (8.1%) CSX – 0.6% Carloads in 2018 vs. 2023: NSC – (10.5%) CSX – (0.2%) Merchandise Carload Volumes by Category Minerals & Stone Carload Volumes Other Carload Volumes 6 0 0 ,0 0 0 4 5 0 ,0 0 0 412,898 411,944 500,0 0 0 515,951 519,270 400,000 350,000 4 0 0, 4 37 400,0 0 0 367,947 300,0 0 0 2 6 9, 3 69 250,0 0 0 241,024 300,0 0 0 200,0 0 0 200,0 0 0 150,0 0 0 100,0 0 0 100,000 50,000 0 0 2018 2023 2018 2023 CSX NSC CSX NSC Company filings and AAR weekly carloading reports. The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 185

Relative TSR Methodology – Analytical Period • Norfolk Southern's total shareholder return was evaluated over the customary 1 - year and 3 - year periods, as well as since Alan Shaw’s appointment as CEO on Dec . 2 , 2021 , and the 2022 Investor Day on Dec . 6 , 2022 . – Peer Selection • The recommended peer for evaluation of Norfolk Southern's relative total shareholder return is CSX Corp, which is nearly identical to Norfolk Southern in terms of geographic footprint, track miles, and freight mix . Norfolk Southern’s FY 2023 annual report states, “Our primary rail competitor is CSX Corporation (CSX) ; both we and CSX operate throughout much of the same territory . ” – Benchmark Index Selection • The recommended benchmark index for Norfolk Southern is the median of all publicly traded Class I railroads . These railroads are Canadian National Railway , Canadian Pacific Kansas City , CSX Corp , and Union Pacific . The Company’s proxy statement from March 20 , 2024 , states that, “the [Compensation] Committee continues to believe that it is important to focus on a peer group of the other North American Class I railroads or their holding companies … ” Ticker NYSE: CSX NYSE: CNI NYSE: CP NYSE: UNP The Case for Operationally Proficient Leaders and a PSR - Powered Scheduled Network 186

Shareholder Nominee Experience / Expertise Details



Betsy Atkins

Skill	Ranking	Commentary
Executive Leadership	●	• Venture Capital CEO (1994-present), Software CEO (2007-2009)
Operational Improvement Processes	●	• Advises auto, industrial, IT, and transportation companies on streamlining processes
Corporate Governance	●	• Service on over 35 public company boards
Transportation / Logistics	●	• Director, Volvo Car Group (2011-2018) • Additional domain expertise in supply chain, including service on the board of E2Open, and as Chair of the Global Executive Advisory Board, SAP. SAP is an enterprise software system of record
Sales / Marketing	●	• Communication equipment global sales executive (1989 – 1999)
M&A	●	• Oversaw the sale of Clear Standards, Inc. to SAP
Information Technology	●	• Google Cloud Advisory Board Chair, advisor to Hitachi, GlobalLogic Board Chair, SAP Advisory Board Chair
Strategic Planning	●	• Former software executive with extensive board experience.
Safety	◑	• Chair, Safety and Environmental Committee, Atlas Air Cargo. Atlas is the largest global air cargo company in the world and is privately held by Apollo.
Capital Allocation	●	• Current CEO responsibilities - frequently evaluating investment opportunities and risk
Audit / Financial Reporting	◑	• Audit Committee experience at SL Green Realty Corp (NYSE: SLG) since 2015
Federal Regulation	◑	• Has been a board member of multiple companies in heavily-regulated industries, including air cargo, automotive, and gaming companies.

MOVE NSC FORWARD
The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network | 187

Shareholder Nominee Experience / Expertise Details



Jim Barber, Jr.

Skill	Ranking	Commentary
Executive Leadership	●	• UPS COO *(2018 – 2019)*
Operational Improvement Processes	●	• Led operations at one of Class I railroads' largest customers
Corporate Governance	●	• Currently serves on two public company boards
Transportation / Logistics	●	• 35 years of continually increasing responsibility at leading shipper UPS
Sales / Marketing	●	• Sales and Marketing subject matter expert from experience as UPS COO
M&A	●	• Executed UPS M&A plan for integrating Lynx into UPS UL & Ireland
Information Technology	◑	• Technology reported to Barber when he served as President, UPS International and Head, UPS Supply Chain
Strategic Planning	●	• Led strategic planning processes in his tenure at UPS
Capital Allocation	●	• Capital Allocation subject matter expert from experience as UPS COO
Audit / Financial Reporting	●	• Qualified Financial Expert
Federal Regulation	◑	• Experience with UPS air fleet and import/export requirements

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Shareholder Nominee Experience / Expertise Details



William Clyburn

Skill	Ranking	Commentary
Executive Leadership	◑	• Government relations CEO *(2004 – present);* Clyburn Consulting for 18 years
Operational Improvement Processes	◔	• Engineer by training and profession. Had oversight into matters relating to chemical engineering and ceramics while serving on House Transportation Committee
Corporate Governance	◑	• Chair of the nominating and governance committee of the National Black Caucus on Aging
Transportation / Logistics	●	• Commissioner and Vice Chair of the Surface Transportation Board
M&A	◑	• Provided expert witness testimony to STB regarding CP acquisition of KCS
Information Technology	◔	• Served as the lead researcher on technology-related matters during hearings or potential legislation while with the House Transportation Committee
Strategic Planning	◔	• Has guided and led strategic planning processes and operational improvement discussions based on his engineering experience
Safety	●	• Advises Fortune 500 companies on public health and safety
Federal regulation	●	• STB Commissioner *(1998 - 2001);* CEO, Clyburn Consulting *(2004 – present)*
Derailment aftermath	●	• Facilitated constructive dialogue between Norfolk Southern and community stakeholders following a January 2005 derailment near Graniteville, SC
Legislation / Lobbying	●	• Eight years of various U.S. Senate member and committee counsel roles

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Shareholder Nominee Experience / Expertise Details



Sameh Fahmy

Skill	Ranking	Commentary
Executive Leadership	●	• EVP, Kansas City Southern *(2019- 2021)*
Operational Improvement Processes	●	• 2 years consulting at CSX, 23+ years of various engineering roles at Canadian National
Corporate Governance	●	• Director of Rumo Rail (BRL: RAIL3) *(2017 – 2020)*
Transportation / Logistics	●	• SVP, Engineering, Mechanical, & Supply Management at CN *(2002 – 2013)*
Sales / Marketing	●	• 3 years at GE Transportation in strategy, product architecture and pricing
Information Technology	●	• Director of I/T Infrastructure at CN *(1994 – 1996)*, Director of Telecommunications at Desjardins *(1990 – 1994)*
Strategic Planning	●	• Advised GE Transportation on locomotive pricing strategy
Safety	●	• Architected and filed 2 patents for a new safety offering while at GE Transportation; FRA accidents decreased by 33% from 2007 to 2013 while SVP, Engineering, at CN
Capital Allocation	●	• As EVP of PSR, was responsible for capital expenditure purchase decisions
Audit / Financial Reporting	●	• CPA

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Shareholder Nominee Experience / Expertise Details



John Kasich

Skill	Ranking	Commentary
Executive Leadership	●	• 69th Governor of Ohio *(2011 - 2019)*; Chairman, House Budget Committee • *(1995 –2000)*
Corporate Governance	●	• Has served on multiple public company boards
Transportation / Logistics	◑	• Executed financing initiatives to pay for Ohio's highways with bonds tied to turnpike revenue
Sales / Marketing	●	• Managing Director, Investment Banking at Lehman Brothers *(2000 – 2008)*
M&A	◔	• Managing Director, Investment Banking at Lehman Brothers *(2000 – 2008)*. Played a role in the Google IPO
Information Technology	◑	• Led upgrades to Ohio's computer systems while he was Governor • Currently leads an advisory firm focuses on advising and implementing customer relationship management, data collection, and social media
Strategic Planning	◑	• Strategic planning was an integral part of Kasich's first gubernatorial campaign, he spent two years developing a strategic plan for Ohio
Safety	◔	• Established safety and emissions rules when shale fracking began in OH, increased state's use of natural gas instead of coal, as Governor, oversaw Ohio EPA
Capital Allocation	◔	• Experience with state and federal budgets required setting budgeting priorities and making capital allocation decisions
Federal Regulation	●	• Possesses deep knowledge and perspective on federal agencies' mandates and priorities.
Legislation / Lobbying	●	• Member of Congress for 18 years, youngest state senator in Ohio history

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Shareholder Nominee Experience / Expertise Details



Gilbert Lamphere

Skill	Ranking	Commentary
Executive Leadership	●	• Headed four successive, operationally-focused private equity firms *(1981 – 2016)*
Operational Improvement Processes	◑	• Served on the Operations Committee while on the Board of CSX *(2008 – 2015)*
Corporate Governance	●	• Has been a Director at CSX and CN, among other railroads
Transportation / Logistics	●	• 30+ years of experience overseeing railroad management
M&A	●	• Led teams that bought and managed operations at Illinois Central, MidSouth, CN and Florida East Coast; VP, M&A at Morgan Stanley *(1976 – 1981)*
Strategic Planning	●	• Has participated in over ten publicly-traded companies' strategic planning processes in either an executive or director role
Capital Allocation	●	• Chaired the Finance Committee while on the Board of Canadian National • *(1998-2005)*
Audit / Financial Reporting	●	• Former Chair, Finance Committee, Canadian National

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Shareholder Nominee Experience / Expertise Details



Allison Landry

Skill	Ranking	Commentary
Operational Improvement Processes	◐	• Serves on the Operational Excellence committee at XPO
Corporate Governance	●	• Currently a Director of XPO (Nom/Gov Chair)
Transportation / Logistics	●	• Lead equity research analyst for the U.S. Transportation sector Credit Suisse *(2005 – 2021);* Member, Windrose Technology Advisory Board (EV heavy-duty trucks)
M&A	◐	• In 2022, XPO spun off its tech-enabled brokered transportation platform as RXO in 2022, creating two independent publicly traded companies.
Strategic Planning	●	• Serves as Vice-Chair of the Board of XPO logistics
Audit / Financial Reporting	◐	• Member, Audit Committee, XPO Logistics, Senior Accountant at OneBeacon Insurance Company from 2001 to 2005

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